PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 7, 1997)

                                     [LOGO]

                       $743,198,000 CLASS  A CERTIFICATES
                         $32,313,000 CLASS M CERTIFICATES
                        $32,313,000 CLASS  B CERTIFICATES
             BENEFICIAL HOME EQUITY LOAN ASSET BACKED CERTIFICATES,
                                 SERIES 1997-1

                BENEFICIAL MORTGAGE CORPORATION, MASTER SERVICER
                 BENEFICIAL MORTGAGE SERVICES, INC., DEPOSITOR

                            ------------------------

     The Beneficial Home Equity Loan Asset Backed Certificates, Series 1997-1 (the 'Certificates') will consist of one class of senior Certificates (the 'Class A Certificates') and three classes of subordinate Certificates (the
'Class M Certificates,' the 'Class B Certificates' and the 'Class R Certificates'). Only the Class A, Class M and Class B Certificates (the 'Offered Certificates') are offered hereby. The Certificates represent undivided interests in a trust fund (the 'Trust Fund') consisting primarily of certain balances of a pool (the 'Pool') of home equity revolving credit line accounts (the 'Home Equity Loans') secured by deeds of trust or mortgages (of which approximately 81.21% by principal balance are first deeds of trust or mortgages and the remainder are second deeds of trust or mortgages) on residential properties that are primarily one- to four-family properties (the 'Mortgaged Properties'). The Home Equity Loans were originated or acquired by affiliates of the Depositor in the ordinary

                                             (Cover continued on following page)

     PROSPECTIVE INVESTORS SHOULD CONSIDER THE DISCUSSION OF CERTAIN FACTORS SET FORTH UNDER 'RISK FACTORS' BEGINNING ON PAGE S-17 HEREOF AND ON PAGE 13 OF THE PROSPECTUS.
                            ------------------------

     THE CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST FUND ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, BENEFICIAL CORPORATION OR ANY AFFILIATE THEREOF. NEITHER THE CERTIFICATES NOR THE HOME EQUITY LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY. COLLECTIONS IN RESPECT OF THE HOME EQUITY LOANS IN THE TRUST FUND ARE THE SOLE SOURCE OF DISTRIBUTION ON THE CERTIFICATES.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
   EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES COMMISSION  NOR  HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED  UPON  THE  ACCURACY   OR  ADEQUACY  OF  THIS   PROSPECTUS.
        ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

==================================================================================================
                               PRICE TO PUBLIC       UNDERWRITING DISCOUNT     PROCEEDS TO COMPANY
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Per Class A Certificate              100%                     0.25%                   99.75%
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Per Class M Certificate              100%                     0.26%                   99.74%
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Per Class B Certificate              100%                     0.27%                   99.73%
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Total                            $807,824,000              $2,029,254              $805,794,746
==================================================================================================

     The Offered Certificates are offered subject to prior sale, when, as and if issued by the Trust Fund and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates to the Underwriters will be made in book-entry form only through the Same-Day Funds Settlement System of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System on or about May 20, 1997.
                            ------------------------

MERRILL LYNCH & CO.
                     J.P. MORGAN & CO.
                                         SALOMON BROTHERS INC
                                                                  UBS SECURITIES
                            ------------------------

            The date of this Prospectus Supplement is May 13, 1997.

course of their business. The Originators (as defined in 'The Originators' herein) are all wholly-owned direct or indirect subsidiaries of Beneficial Corporation. The Depositor will acquire the Home Equity Loans from the Originators, and transfer them to the Trust Fund pursuant to a Pooling and Servicing Agreement (the 'Agreement') dated as of May 1, 1997 between the Depositor and Beneficial Mortgage Corporation, as master servicer (in such capacity, the 'Master Servicer') and The Chase Manhattan Bank, as Trustee. The obligations of the Master Servicer, as such, are limited to its contractual servicing obligations. All defined terms are indexed in the Index of Principal Terms commencing on page S-60 hereof or in the Index of Principal Terms included in the Prospectus.

     Distributions of interest on the Certificates will be made on the 28th day of each month or, if such day is not a business day, the next succeeding business day (each, a 'Distribution Date'), beginning on May 28, 1997. On each Distribution Date, holders of the Offered Certificates (the 'Certificateholders') will be entitled to receive, from and to the extent of funds available in the Certificate Account (as defined in 'Description of Certificates -- Payments on Home Equity Loans; Establishment of Home Equity Loan Payment Record; Deposits to Certificate Account' herein), interest on the aggregate outstanding principal balance of the Offered Certificates (the 'Certificate Principal Balance') at the floating interest rates described herein. Distributions of principal in reduction of the Certificate Principal Balance will be made on each Distribution Date in the manner and in the amounts described herein. The rights of holders of the Class M Certificates to receive distributions with respect to the Home Equity Loans are subordinated to the extent described herein to the rights of holders of the Class A Certificates, and the rights of holders of the Class B Certificates to receive distributions with respect to the Home Equity Loans are subordinated to the extent described herein to the rights of holders of the Class A and Class M Certificates. The rights of holders of the Class R Certificates to receive distributions are subordinated to the rights of holders of the Class A, Class M and Class B Certificates.

     An election will be made to treat the Trust Fund as a real estate mortgage investment conduit ('REMIC') for federal income tax purposes. As described more fully herein, the Class A, Class M and Class B Certificates will constitute 'regular interests' in the REMIC and the Class R Certificates will constitute the single class of 'residual interests' in the REMIC. See 'Federal Income Tax Consequences' herein and in the Prospectus.

     Prior to their issuance, there has been no market for the Offered Certificates nor can there be any assurance that one will develop or, if it does develop, that it will provide the Certificateholders with liquidity or will continue for the life of the Offered Certificates. The Underwriters (as defined in 'Underwriting' herein) intend, but are not obligated, to make a market in the Offered Certificates. See 'Risk Factors' herein.
                            ------------------------
     THE OFFERED CERTIFICATES CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFI-CATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO THIS PROSPECTUS SUPPLEMENT AND THE DEPOSITOR'S PROSPECTUS DATED MAY 7, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS
SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     TO THE EXTENT THAT ANY STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SUPPLEMENT STATEMENTS CONTAINED IN THE PROSPECTUS, THE SUPPLEMENTAL STATEMENTS IN THIS PROSPECTUS SUPPLEMENT SHALL CONTROL.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriters or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.
                            ------------------------
     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF CERTIFICATES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE 'UNDERWRITING'.
                            ------------------------
     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                         PROSPECTUS SUPPLEMENT SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Reference is made to the Index of Principal Terms for the location in this Prospectus Supplement of the definitions of certain capitalized terms.

Offered Certificates.............  The  Trust Fund  will issue  its Home  Equity Loan  Asset Backed Certificates,
                                     Series 1997-1, in four classes pursuant to a Pooling and Servicing Agreement dated as of May 1, 1997 (the 'Agreement') by and between the Depositor,  the
                                     Master  Servicer and  the Trustee.  The Class  A Certificates  (the 'Class A
                                     Certificates') will be senior certificates and the Class M Certificates (the
                                     'Class  M  Certificates'),   the  Class   B  Certificates   (the  'Class   B
                                     Certificates')  and the  Class R  Certificates (the  'Class R Certificates')
                                     will be subordinate  certificates (the 'Subordinate  Certificates'), all  as described  herein.  Only  the Class  A,  Class  M and  Class  B Certificates
                                     (collectively, the  'Offered Certificates')  are being  offered hereby.  The
                                     Class A, Class M and Class B Certificates will initially represent undivided ownership  interests in approximately 92.00%, 4.00% and 4.00%, respectively, of the Trust Balances (as defined below in 'Trust Balance') of certain  home equity  revolving credit line accounts (the 'Home Equity Loans') sold to the
                                     Trust Fund  and  secured  by  either  first or  second  deeds  of  trust  or mortgages.  Each  Class  of  Offered Certificates  represents  the  right to receive specified  portions of  the Trust  Percentage (as  defined below  in
                                     'Trust  Balance') of payments  received in respect of  the Home Equity Loans after March 31, 1997 (the 'Cut-Off Date'), as set forth in the Agreement. No
                                     Class represents any interest in  any additional amounts advanced under  the
                                     Home  Equity Loans after  the Cut-Off Date  (the 'Additional Balances'). All the ownership  interests in  (and the  obligations to  fund) the  Additional
                                     Balances will be retained by the related Originators.
Depositor........................  Beneficial   Mortgage   Services,   Inc.  (the   'Depositor'),   an  indirect,
                                     wholly-owned subsidiary of Beneficial Corporation.
Cut-off Date Pool Balance........  $807,824,279.10
Original Class A Certificate
  Balance........................  $743,198,000
Original Class M Certificate
  Balance........................  $32,313,000
Original Class B Certificate
  Balance........................  $32,313,000
Trust Balance....................  The 'Trust Balance' for any Home Equity Loan for any day (i.e., the portion of the outstanding principal  balance of  such Home  Equity Loan  owned by  the
                                     Trust Fund on such day) is equal to the unpaid principal balance of the Home
                                     Equity  Loan as of the Cut-Off Date  (the 'Cut-Off Date Trust Balance') less
                                     (i) (x) as to any payment applied to reduce the outstanding balance of  such
                                     Home  Equity Loan that is received  during the Collection Period (as defined below) in which such payment is  due, the Trust Percentage of such  payment, and  (y) as to any such payment received during a Collection Period that was due and not received in a prior Collection

                                     Period, the Overdue Trust Percentage (as defined below) of such payment (the sum of (x) and (y) being referred to as the 'Trust Principal Payments')  and
                                     (ii) the Trust Percentage of certain insurance proceeds applied in reduction of  the Loan Balance  (as defined below)  for such Home  Equity Loan ('Trust
                                     Insurance Proceeds').
                                   The 'Loan Balance' for any Home Equity  Loan and for any day is the  principal balance  of such Home Equity  Loan on such day. As  of the Cut-Off Date, the
                                     Trust Balance and the Loan Balance will be equal and the corresponding Trust
                                     Percentage will therefore equal 100%. The Loan Balance will exceed the Trust
                                     Balance to the  extent of any  Additional Balances drawn  under the  related
                                     Home Equity Loan. All collections on the Home Equity Loans generally will be allocated  pro rata  to the  Trust Fund  and the  Originator that  owns such
                                     Additional Balance based on the portions of the Loan Balance represented  by the Trust Balance and such Additional Balance, respectively. At such time as the  Trust Balance for  any Home Equity  Loan is reduced  to zero, such Home
                                     Equity Loan will be released from the Trust Fund.
                                   The 'Trust Percentage' for any Collection Period is the percentage obtained by dividing the average daily Trust Balance for the second preceding Collection
                                     Period  by  the  average  daily  Loan  Balance  for  such  second  preceding
                                     Collection  Period; provided that as to  any Foreclosed Home Equity Loan (as defined in  'Description of  Certificates --  Foreclosure Upon  Home  Equity
                                     Loans'  herein), the Trust  Percentage will be the  percentage in effect for the Collection Period  in which such  Home Equity Loan  became a  Foreclosed
                                     Home Equity Loan.
                                   The  'Overdue  Trust Percentage'  for any  Collection  Period and  any payment received in  respect of  a  Home Equity  Loan that  was  due in  a  previous
                                     Collection  Period is the percentage obtained  by dividing the average daily
                                     Trust  Balance  for  all  consecutive  prior  Collection  Periods  from  and including  the  Collection  Period in  which  such  payment was  due  to and including the Collection Period in which  such payment was received in  full by  the average  daily Loan  Balance for  such consecutive  prior Collection
                                     Periods. The  Overdue Trust  Percentage shall  be applied  only to  payments received  in a given Collection  Period that were due  in a prior Collection
                                     Period.
                                   A 'Collection Period' for  any Home Equity Loan  for any Distribution Date  is
                                     the one-month period ending on the last day of the monthly billing cycle for such Home Equity Loan (the 'Cycle Date') in the calendar month preceding the calendar  month in  which such Distribution  Date occurs;  provided that the first Collection  Period will  begin on  the  Cut-Off Date  and end  on  the applicable Cycle Date in April, 1997. When used with respect to all the Home
                                     Equity Loans and a Distribution Date, the term 'Collection Period' means the respective  Collection Periods applicable  to each of  the Home Equity Loans that commenced in the  second preceding calendar month  (or, in the case  of the  first Collection  Period, the Cut-Off  Date) and ended  in the calendar month immediately preceding the month of such Distribution Date.

Originators of the Home Equity
  Loans..........................  Each of the originators of the Home  Equity Loans is a wholly-owned direct  or
                                     indirect   subsidiary   of   Beneficial   Corporation   (collectively,   the
                                     'Originators'). The  Originators conduct  their  business primarily  in  the states  listed in the  table titled 'Geographical  Distribution of Mortgaged
                                     Properties' on page S-29. The Originators will sell their Cut-Off Date  Loan
                                     Balances to the Depositor.
Master Servicer..................  Beneficial  Mortgage  Corporation,  one  of the  Originators  and  an indirect wholly-owned subsidiary  of  Beneficial  Corporation,  will  act  as  Master
                                     Servicer  of  the Home  Equity Loans.  Each Home  Equity Loan  originated by another of the Originators will be subserviced by such Originator on  behalf of  the Master Servicer. However, the Agreement will provide that the Master
                                     Servicer will remain primarily liable for  the servicing of the Home  Equity
                                     Loans   and  have  the   ultimate  responsibility  for   ensuring  that  the
                                     subservicers perform  their duties  as  such. The  Master Servicer  will  be entitled  to retain on behalf of itself  and the subservicers as a servicing fee (the 'Servicing Fee') a portion  of the interest payments received  with respect to the Home Equity Loans.
Trustee..........................  The Chase Manhattan Bank.
Distributions on the
  Certificates...................  Distributions  of interest and principal, if  required to be paid with respect to a Class, to each Certificateholder will  be made on the 28th day of  each month  or, if such day  is not a business  day, the next succeeding business day (each, a 'Distribution Date'), commencing on May 28, 1997, in an  amount equal to the product of such Certificateholder's Percentage Interest and the amount  distributed  in  respect  of the  related  Class.  Distributions are required to  be made  on  each Distribution  Date to  Certificateholders  of record as reflected in the certificate register maintained by the Trustee on the  day prior to such Distribution Date, or, if Definitive Certificates (as defined in  'Description of  Certificates --  Registration of  Certificates'
                                     herein)  are issued and beneficial ownership  of the regular interests shall no longer be held through book-entry certificates, the last day of the month preceding the  month of  such  Distribution Date  (the 'Record  Date').  The
                                     'Percentage  Interest'  of  any Offered  Certificate  will be  equal  to the percentage obtained  by  dividing the  original  principal balance  of  such
                                     Offered  Certificate by  the aggregate  of the  original balance  of all the
                                     Offered Certificates  of  the  same  Class.  Distributions  on  the  Offered
                                     Certificates  will be applied first to  accrued and unpaid interest and then to principal. The 'Accrual Period' for  each Class on any Distribution  Date shall  be the period from and  including the preceding Distribution Date (or
                                     May 20, 1997 in the  case of the first  Distribution Date) to and  including the  day prior  to the  current Distribution  Date. Interest  on the Offered
                                     Certificates will be calculated on the basis of the actual number of days in the related Accrual Period and a year assumed to consist of 360 days.
                                   The funds available in the Certificate Account for distribution in respect  of the Certificates on a Distribution Date (the 'Available Funds', as described in  detail under 'Description  of Certificates --  Amount of Distributions')
                                     will be applied in the amounts and the

                                     order of  priority  set  forth under  subheadings  A,  B and  C  below.  See
                                     'Description  of the Certificates  -- Amount of  Distributions' herein for a detailed description of the  amounts on deposit  in the Certificate  Account that  will constitute  the Available  Funds on  each Distribution  Date. The aggregate  amounts  distributed  to  the  Class  A,  Class  M  and  Class  B
                                     Certificateholders are described under 'Description of the
                                     Certificates   --  Amount  of  Distributions'   herein.  The  amount  to  be
                                     distributed to a Class of Certificates  is generally equal to the lesser  of
                                     (a)  the portion of Available Funds allocated  to such Class and (b) the sum of the amount of  interest accrued on the  outstanding principal balance  of such  Class (together with any unpaid interest from prior Distribution Dates plus interest  thereon, to  the extent  legally permitted)  and the  related
                                     Principal Distribution Amount (as defined below) for such Class.

     A. Class A Interest.........  Interest  for  the  related  Accrual  Period  will  be  paid  on  the  Class A
                                     Certificates on each Distribution Date, to the extent of the Available Funds for the Class A Certificates for such date, at the Class A Pass-Through Rate
                                     on  the  then  outstanding  Class  A  Certificate  Balance.  The  'Class   A
                                     Pass-Through Rate' for any Accrual Period will be equal to the lesser of (a)
                                     the  London  interbank  offered  rate  for  one-month  United  States dollar deposits ('LIBOR') (determined  as described  herein) on  the related  LIBOR
                                     Determination  Date plus 0.12% and (b) the  weighted average of the Net Loan
                                     Rates. The 'Net Loan Rate'  means, with respect to  a Home Equity Loan,  the rate  of interest applicable to  the Trust Balance of  such Home Equity Loan less the Servicing  Fee Rate. The  'Class A Certificate  Balance' as of  any
                                     Distribution  Date  is  the  original  principal  balance  of  the  Class  A
                                     Certificates less all amounts distributed on account of principal to holders of the Class A Certificates on prior Distribution Dates.

                                   In the event that, on a particular Distribution Date, Available Funds are  not sufficient  to make a  full distribution of  interest to the  holders of the
                                     Class A Certificates, the amount of  any interest shortfall will be  carried forward and added to the amount of interest such holders will be entitled to receive  on the next  Distribution Date. Any such  amount so carried forward will itself bear  interest at the  Class A Pass-Through  Rate to the  extent legally  permitted.  See  'Description  of  the  Certificates  --  Amount of
                                     Distributions' herein.

     B. Class M and Class B
       Interest..................  Interest for the related Accrual Period will be paid on the Class M and  Class
                                     B  Certificates  on  each Distribution  Date  to  the extent  of  the amount available therefor  for such  Distribution Date  after the  distribution  of interest  on the Class A  Certificates, at the Class  M Pass-Through Rate on
                                     the then  outstanding  Class  M  Certificate Balance  and  at  the  Class  B
                                     Pass-Through  Rate on the then outstanding  Class B Certificate Balance. The
                                     'Class M Pass-Through  Rate' for  any Accrual Period  will be  equal to  the lesser  of (a) LIBOR on the related  LIBOR Determination Date plus 0.25% and
                                     (b)  the  weighted   average  of   the  Net   Loan  Rates.   The  'Class   B

                                     Pass-Through Rate' for any Accrual Period will be equal to the lesser of (a)
                                     LIBOR  on  the  related LIBOR  Determination  Date  plus 0.36%  and  (b) the weighted average of the  Net Loan Rates. The  'Class M Certificate  Balance'
                                     and  the 'Class B Certificate  Balance' as of any  Distribution Date are the
                                     original principal  balances  of  the  Class  M  Certificates  and  Class  B
                                     Certificates less all amounts distributed on account of principal to holders of  the  Class  M  Certificates  and  the  Class  B  Certificates  on  prior
                                     Distribution Dates,  respectively. The  rights  of holders  of the  Class  B
                                     Certificates  to receive distributions  of interest will  be subordinated to the  rights  of  holders  of  the  Class  M  Certificates  to  receive  such distributions.  See 'Description of the Certificates -- Subordination of the
                                     Class M and Class B Certificates' herein.
                                   In the event that, on a particular Distribution Date, the amount available for
                                     Class M Interest or the amount available for Class B Interest (as  described herein  under 'Description of the  Certificates -- Amount of Distributions')
                                     is not sufficient to make a full distribution of interest to the holders  of the related Class of Certificates, the amount of any interest shortfall will be  carried forward and added to the amount of interest such holders will be entitled to  receive on  the  next Distribution  Date.  Any such  amount  so carried  forward will itself bear interest  at the related Pass-Through Rate
                                     to   the    extent   legally    permitted.   See    'Description   of    the
                                     Certificates -- Amount of Distributions' herein.
     C.Class A, Class M and
       Class B Principal.........  On  each Distribution Date (a) before the Stepdown Date or (b) with respect to which a Trigger Event is in effect, holders of the Class A Certificates will be entitled to receive, to the extent of the Available Funds remaining after the distribution of interest on the Offered Certificates, payment of 100% of the Principal Distribution Amount for such Distribution Date until the Class
                                     A Certificate Balance is reduced to zero.
                                   On each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the holders of all Classes of the  Offered
                                     Certificates  will be  entitled to receive,  to the extent  of the Available
                                     Funds  remaining  after  the  distribution   of  interest  on  the   Offered
                                     Certificates,  payments of  principal, in the  order of priority  and in the amounts set forth  below and  to the  extent of  the Principal  Distribution
                                     Amount as follows:
                                   First, the lesser of (x) the Principal Distribution Amount and (y) the Class A
                                     Principal  Distribution Amount  shall be distributed  to the  holders of the
                                     Class A Certificates until the Class A Certificate Balance has been  reduced to zero;
                                   Second,  the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the holders of the Class A  Certificates in  clause First  above and  (y) the  Class M  Principal Distribution Amount shall be distributed to the holders  of the Class M Certificates, until  the
                                     Class M Certificate Balance has been reduced to zero;
                                   Third,  the lesser of (x) the excess  of (i) the Principal Distribution Amount
                                     over  (ii)   the   sum   of   the  amount   distributed   to   the   holders

                                     of the Class A Certificates in clause First above and the amount distributed to  the holders of the  Class M Certificates in  clause Second above and (y)
                                     the Class  B  Principal Distribution  Amount  shall be  distributed  to  the holders  of the Class B Certificates,  until the Class B Certificate Balance has been reduced to zero; and
                                   Fourth, any amount of the Principal Distribution Amount remaining after making all of the distributions in clauses  First, Second and Third above shall  be distributed  as  part of  the Monthly  Excess Cashflow  Amount and  shall be applied as described below under 'Description of Certificates -- Application of Monthly Excess Cashflow Amounts'.
                                   'Principal Collected Amount' means,  as of any Distribution  Date, the sum  of
                                     (i) the Trust Percentage or Overdue Trust Percentage, as applicable, of each principal  payment, received during the related Collection Period in respect of the Home Equity Loans, (ii) the aggregate of any Trust Insurance Proceeds received during the related  Collection Period, (iii)  the Trust Balance  of each  Home Equity Loan at  the end of the  related Collection Period that is repurchased by the Depositor on account of (x) a breach of a  representation or  warranty  made by  the Depositor  in the  Agreement that  materially and adversely affects the  interests of the  Certificateholders, (y) a  material defect  in  the related  loan documentation  or (z)  the failure  to satisfy certain conditions with respect to such  Home Equity Loan as of the  Closing
                                     Date  (any such Home  Equity Loan described  in (x), (y)  or (z) above being referred to herein as a 'Defective Home Equity Loan'), (iv) the Substitution
                                     Adjustment Amount for each Defective Home  Equity Loan that was replaced  by one  or  more Eligible  Substitute  Home Equity  Loans  on the  business day preceding such  Distribution  Date, and  (v)  the Net  Liquidation  Proceeds
                                     allocable  to  the Trust  Balance of  each  Home Equity  Loan (other  than a
                                     Defective Home Equity Loan to be purchased not later than such  Distribution
                                     Date)  that became a  Liquidated Home Equity Loan  during the calendar month next preceding the month of such Distribution Date.
                                   'Principal Distribution Amount' means, as of any Distribution Date, the sum of
                                     (i) the Principal Collected Amount  minus, for Distribution Dates  occurring on and after the Stepdown Date, the Overcollateralization Release Amount, if
                                     any, and (ii) the Extra Principal Distribution Amount, if any.
                                   'Stepdown Date' means the later to occur of (x) the May 2000 Distribution Date and  (y)  the  first  Distribution  Date  on  which  the  Senior Enhancement
                                     Percentage is greater than or equal to 25.25%.
                                   A 'Trigger Event'  has occurred  with respect to  a Distribution  Date if  the percentage  obtained  by  dividing (x)  the  Trust  Balance of  60  plus day delinquent Home Equity Loans by (y)  the Pool Balance (as defined below)  as of  the last day  of the immediately preceding  Collection Period, equals or exceeds one-half of the Senior Enhancement Percentage.
                                   'Class A Principal Distribution Amount' means  as of any Distribution Date  on or  after the related Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the Class A Certificate

                                     Balance immediately prior to such Distribution  Date over (y) the lesser  of
                                     (A)  the product of (i) 74.75% and (ii)  the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus $4,039,121.
                                   'Class M Principal Distribution Amount' means  as of any Distribution Date  on or  after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of  (x) the sum  of (i)  the Class A  Certificate Balance  (after taking  into  account  any payments  in  respect  of the  Class  A Principal
                                     Distribution Amount  on  such  Distribution  Date)  and  (ii)  the  Class  M
                                     Certificate Balance immediately prior to such Distribution Date over (y) the lesser  of (A) the product of (i) 84.75% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus $4,039,121.
                                   'Class B Principal Distribution Amount' means  as of any Distribution Date  on or  after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of  (x) the sum  of (i)  the Class A  Certificate Balance  (after taking  into  account  any payments  in  respect  of the  Class  A Principal
                                     Distribution Amount on such Distribution Date), (ii) the Class M Certificate
                                     Balance (after taking into  account any payments in  respect of the Class  M
                                     Principal  Distribution  Amount on  such Distribution  Date), and  (iii) the
                                     Class B Certificate Balance immediately prior to such Distribution Date over
                                     (y) the lesser of (A) the product of (i) 94.75% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus $4,039,121.
                                   'Pool Balance' for any  day is equal  to the aggregate  Trust Balances of  the
                                     Home Equity Loans as of such day.
                                   'Overcollateralization   Amount'  means  as  of   any  Distribution  Date  the
                                     difference between  (x)  the  Pool  Balance  as  of  the  last  day  of  the immediately  preceding Collection  Period and (y)  the Certificate Principal
                                     Balance (after taking into  account all distributions  of principal on  such
                                     Distribution Date).
                                   'Overcollateralization Release Amount' means, as of any Distribution Date, the lesser  of (x) the Principal Collected Amount for such Distribution Date and
                                     (y) the excess,  if any, of  (i) the Overcollateralization  Amount for  such
                                     Distribution  Date, assuming that 100% of  the Principal Collected Amount is applied on such Distribution Date to the payment of principal on the Offered
                                     Certificates over (ii)  the Targeted Overcollateralization  Amount for  such
                                     Distribution Date.
                                   'Extra  Principal Distribution Amount' means, as of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution  Date and (y) the Overcollateralization Deficiency for such Distribution Date.
                                   'Overcollateralization  Deficiency' means,  as of  any Distribution  Date, the excess, if any, of  (x) the Targeted  Overcollateralization Amount for  such
                                     Distribution  Date  over  (y)  the  Overcollateralization  Amount  for  such
                                     Distribution Date, calculated for this purpose after

                                     taking  into  account  the  reduction  on  such  Distribution  Date  of  the
                                     Certificate  Principal  Balance  resulting  from  the  distribution  of  the
                                     Principal Distribution  Amount (but  not  the Extra  Principal  Distribution
                                     Amount) on such Distribution Date.
                                   'Targeted  Overcollateralization Amount'  means, as of  any Distribution Date,
                                     (x) prior to the Stepdown Date, 2.10% of the Pool Balance as of the  Cut-Off
                                     Date  (the 'Cut-Off Date  Pool Balance') and  (y) on and  after the Stepdown
                                     Date, the greater of (i) 5.25% of the Pool Balance as of the last day of the related Collection Period and (ii) an amount equal to $4,039,121.
                                   'Senior Enhancement Percentage'  for any Distribution  Date is the  percentage obtained  by dividing (x) the sum of (i) the aggregate Certificate Principal
                                     Balance of the Subordinate  Certificates and (ii) the  Overcollateralization
                                     Amount,  in each case prior  to taking into account  the distribution of the
                                     Principal Distribution  Amount on  such Distribution  Date by  (y) the  Pool
                                     Balance as of the last day of the related Collection Period.
Credit Enhancement...............  The  Credit Enhancement provided for the benefit of the holders of the Class A
                                     Certificates consists of the subordination of the Subordinate  Certificates, the  priority  of  application  of  Liquidated  Loan  Loss  Amounts  and the application of  Monthly Excess  Cashflow Amounts.  A 'Liquidated  Loan  Loss
                                     Amount'  is, with respect to  any Distribution Date, the  excess, if any, of
                                     (x) the sum of (A) the Trust Balance  of any Home Equity Loan that became  a
                                     Liquidated Home Equity Loan during the month immediately preceding the month of such Distribution Date and (B) accrued and unpaid interest thereon at the rate  of interest applicable to  the Trust Balance of  such Home Equity Loan
                                     (the 'Loan Rate') less the Servicing Fee Rate (the 'Net Loan Rate') over (y)
                                     the Net Liquidation Proceeds thereon.
     A. Subordination of
        Subordinate
        Certificates.............  The rights of  holders of  the Class  M and  Class B  Certificates to  receive distributions  of  amounts  collected  on  the  Home  Equity  Loans  will be subordinated, to the extent  described herein, to the  rights of holders  of the  Class A  Certificates to receive  such distributions and  the rights of holders of the Class B Certificates to receive distributions of such amounts will be further subordinated, to the extent described herein, to the  rights of  the holders of  the Class M Certificates  to receive such distributions.
                                     The subordination of the  Class M and  Class B Certificates  to the Class  A
                                     Certificates is intended to enhance the likelihood of regular receipt by the holders  of the Class A  Certificates of the full  amount of their scheduled monthly payment  of  interest  and  principal and  to  afford  such  holders protection against losses.
                                   The rights of the holders of the Class M Certificates to receive distributions will  be subordinated, to the extent described herein, to such rights of the holders of  the Class  A  Certificates. This  subordination is  intended  to enhance  the likelihood  of regular  receipt by the  holders of  the Class A
                                     Certificates of the amount of interest due them and principal available  for distribution  and to afford such owners  with protection against losses. See
                                     'Maturity and

                                     Prepayment  Considerations'  and   'Description  of   the  Certificates   --
                                     Subordination of the Subordinate Certificates' herein.
                                   The rights of the holders of the Class B Certificates to receive distributions will be subordinated in the same manner to such rights of the holders of the
                                     Class  A Certificates and Class M Certificates and the rights of the holders of the Class R Certificates to receive distributions will be subordinated in the same manner to such rights of the holders of the Offered Certificates.
     B. Application of Liquidated
        Loan Loss Amounts........  The Agreement provides that if a Home Equity Loan becomes a liquidated loan (a
                                     'Liquidated  Home  Equity  Loan')  during  a  Collection  Period,  the   Net
                                     Liquidation Proceeds relating thereto and allocated to the Trust Balance may be  less than the  Trust Balance of  such Home Equity  Loan. Liquidated Loan
                                     Loss Amounts will, in effect be absorbed first, by the holders of the  Class
                                     R  Certificates (both through the application of the Monthly Excess Interest
                                     Amount  to   fund  such   deficiency  and   through  a   reduction  in   the
                                     Overcollateralization Amount).
                                   To  the extent that the Pool of  Home Equity Loans experiences Liquidated Loan
                                     Loss Amounts, such Liquidated Loan Loss Amount will reduce the Pool  Balance
                                     (i.e.,   a  reduction   in  the   Pool  Balance   will  occur).   Since  the
                                     Overcollateralization Amount is the excess, if any, of the Pool Balance over the Certificate  Principal Balance,  Liquidated Loan  Loss Amounts,  to  the
                                     extent    experienced,   will    in   the   first    instance   reduce   the
                                     Overcollateralization Amount.
                                   The Agreement  requires that  the  Overcollateralization Amount  be  initially
                                     increased    to,    and    thereafter    maintained    at,    the   Targeted
                                     Overcollateralization Amount. This  increase and  subsequent maintenance  is intended  to be accomplished  by the application  of Monthly Excess Interest
                                     Amounts to  the funding  of the  Extra Principal  Distribution Amount.  Such
                                     Extra  Principal Distribution Amounts,  since they are  funded from interest collections on the Trust  Balances but are distributed  as principal on  the
                                     Offered  Certificates,  will increase  the Overcollateralization  Amount. No prediction can  be made  as to  the amount  of the  Monthly Excess  Interest
                                     Amounts that will be received, and no assurance can be given that there will be  sufficient Monthly  Excess Interest Amounts  to achieve  or maintain the
                                     Overcollateralization Amount at the applicable Targeted
                                     Overcollateralization Amount.
                                   If on any Distribution Date the  aggregate Liquidated Loan Loss Amounts as  of the  end of the calendar month next preceding the month of such Distribution
                                     Date causes the amount  of Available Funds  to be less than  the sum of  the amounts  required to be distributed  to the holders of  the Class A, Class M and Class B Certificates  (exclusive of the  Monthly Excess Interest  Amount component  thereof),  the resulting  shortfall  will be  carried  forward to future Distribution Dates.
     C. Application of Monthly
        Excess Cashflow
        Amounts..................  The  weighted  average   Net  Loan  Rate   for  the  Home   Equity  Loans   is

                                     generally  expected  to be  higher  than the  weighted  average of  the Pass
                                     Through Rates on  the Offered Certificates,  thus generating certain  excess interest  collections which, in the absence of losses and delinquencies will not be necessary to fund interest distributions on the Offered Certificates.
                                     The Agreement provides that this excess interest, if any, be applied to make accelerated payments of  principal (i.e., the  Extra Principal  Distribution
                                     Amount)  to the Class  or Classes then entitled  to receive distributions of principal; such application will cause the Certificate Principal Balance  to amortize  more  rapidly than  the pool  of Home  Equity Loans,  resulting in overcollateralization. This excess interest, if any, for a Collection Period on the related Distribution Date is the 'Monthly Excess Interest Amount' for
                                     such Distribution Date.
                                   The required level of overcollateralization  for any Distribution Date is  the
                                     Targeted  Overcollateralization  Amount  for  such  Distribution  Date.  The
                                     Targeted Overcollateralization  Amount  is  initially (i.e.,  prior  to  the
                                     Stepdown    Date)   $16,964,310.    Since   the   actual    level   of   the
                                     Overcollateralization Amount is $279.10 as of the Closing Date, in the early months of the  transaction, subject  to the availability  of Monthly  Excess
                                     Interest  Amounts, Extra Principal  Distribution Amounts will  be paid, with the result that the Overcollateralization Amount will increase to the  level of the Targeted Overcollateralization Amount.
                                   If,   once  the  Targeted  Overcollateralization   Amount  has  been  reached,
                                     Liquidated Loan Loss Amounts are incurred, such Liquidated Loan Loss Amounts will result in  an Overcollateralization Deficiency  (since such  Liquidated
                                     Loan  Loss  Amounts  reduce  the  Pool  Balance  without  giving  rise  to a corresponding reduction of the Certificate Principal Balance). The  cashflow priorities  of the Trust require that, in this situation, an Extra Principal
                                     Distribution Amount  be paid  (subject to  the availability  of any  Monthly
                                     Excess   Interest   Amount)   for  the   purpose   of   re-establishing  the
                                     Overcollateralization Amount at the then-required Targeted
                                     Overcollateralization Amount.
                                   On and after the Stepdown  Date, the Targeted Overcollateralization Amount  is
                                     permitted  to decrease or 'step down' below the $16,964,310 level to a level equal to  5.25% of  the Pool  Balance  as of  the last  day of  the  related
                                     Collection  Period  (subject  to a  floor  of $4,039,121).  If  the Targeted
                                     Overcollateralization Amount is permitted to  'step down' on a  Distribution
                                     Date, a portion of the Principal Collected Amount for such Distribution Date will  not  be distributed  to  the holders  of  the Offered  Certificates as
                                     principal  on  such  Distribution  Date.  This  will  have  the  effect   of
                                     decelerating  the amortization of  the Offered Certificates  relative to the
                                     Pool Balance, thereby reducing the Overcollateralization Amount to the  new, lower  Targeted Overcollateralization Amount. This  portion of the Principal
                                     Collected Amount not  distributed as principal  on the Offered  Certificates therefore releases overcollateralization from the Trust. The amounts of such releases are referred to as the 'Overcollateralization Release Amounts'.
                                   On  any Distribution Date, the  sum of the Monthly  Excess Interest Amount and
                                     the Overcollateralization Release Amount is the

                                     'Monthly Excess Cashflow  Amount', which is  required to be  applied in  the following order of priority on such Distribution Date:
                                     (1)  to  fund the  Extra  Principal Distribution  Amount,  if any,  for such
                                     Distribution Date;
                                     (2) to  pay  any  accrued  and unpaid  interest  shortfall  and  any  unpaid principal  shortfall  on  the  Offered Certificates  in  the  same  order of priority in which interest and  principal shortfalls are distributed as  set forth under 'Distributions on the Certificates' above; and
                                     (3) to pay the holders of the Class R Certificates.
Servicing Fee....................  The  Servicing Fee will be  retained by the Master  Servicer each month out of interest collections  on  each  Home  Equity Loan  in  an  amount  equal  to one-twelfth  of  the product  of  1.0% (the  'Servicing  Fee Rate')  and the related Trust  Balance  as of  the  beginning of  the  preceding  Collection
                                     Period.  The Originators will be entitled to  a portion of such fee in their capacity as subservicers.
The Home Equity Loans............  The Home Equity Loans are home  equity revolving credit line loans  originated or  acquired by the  Originators in their home  equity revolving credit line loan programs  and are  secured by  deeds of  trust or  mortgages (of  which approximately  81.21% by principal balance as  of the Cut-Off Date are first deeds of trust or mortgages and the  remainder are second deeds of trust  or mortgages)  on properties that are primarily one- to four-family residential properties located throughout the United States.
     A. Payments.................  As described  herein, the  minimum monthly  payment required  under each  Home
                                     Equity Loan is automatically changed each time the Reference Rate adjusts or whenever  an Additional  Balance is advanced.  The advance  of an Additional
                                     Balance will  involve the  extension of  the period  (ranging from  5 to  30 years,  as provided in the Loan  Agreement) over which the full amortization of the Loan Balance would occur if equal monthly payments were made in  such minimum  amount and  the Loan Rate  remained constant  throughout. Thus, the maturity dates  of  the  Home  Equity Loans,  and,  therefore,  the  Offered
                                     Certificates,  may be  continuously extended.  Interest on  each Home Equity
                                     Loan is computed and payable monthly  on the average daily outstanding  Loan
                                     Balance  at a floating rate per annum (the 'Loan Rate') equal at any time to the sum of the prime rate charged by Bank of America, N.T. & S.A.  ('Prime')
                                     on  the first day of the months  of March, June, September and December (or, for 18.51% of the Home Equity Loans by Cut-Off Date Loan Balance, the London
                                     interbank offered  rate for  three-month United  States dollar  deposits  as published in the Wall Street Journal) ('Three-Month LIBOR') (each such rate, the 'Reference Rate') and a specified margin (ranging from -1.50% to 10.00%, with  a weighted average as of the Cut-Off  Date of 3.32% or, in the case of
                                     Home Equity Loans where the Loan Rate is based on Three-Month LIBOR, ranging from 3.25% to  12.50%, with a  weighted average  as of the  Cut-Off Date  of
                                     6.95%). The maximum Loan Rates on the Home Equity Loans generally range from
                                     15.00% to 21.00% per annum and the weighted average maximum Loan Rate of the
                                     Home Equity Loans as of the Cut-Off Date was 18.97% per annum. In certain of the states where the Mortgaged Properties are located,

                                     adjustments  in any year (commencing on the anniversary date of the account)
                                     will not increase or decrease by  more than a specified percentage  (ranging from  2%  to 3%)  for Home  Equity Loans.  See 'The  Home Equity  Loan Pool'
                                     herein. Principal  amounts  may  be  drawn  (up  to  the  maximum  permitted principal  amount or 'Credit  Limit') or repaid under  each Home Equity Loan from time to time. The Home  Equity Loans have monthly billing cycles  which end  on  Cycle Dates  which fall  on various  days throughout  each calendar month. The Cycle Date for each Home Equity Loan generally corresponds to the day of  the month  on which  such Home  Equity Loan  was originally  closed.
                                     Billing statements are produced as of each Cycle Date reflecting all payment activity  and any additional borrowings by the borrower during the one-month period since  the previous  Cycle Date.  All payments  of principal  of  and interest  on  a  Home  Equity  Loan  in  respect  of  any  Collection Period
                                     (including payments  made  after  any increased  borrowings  by  a  borrower subsequent  to the  Cut-Off Date),  in general,  will be  allocated pro rata between the  Trust Fund  and the  related  Originator on  the basis  of  the average  daily Trust  Balance and the  Additional Balance  during the second preceding Collection Period.
     B. The Pool.................  The Cut-Off Date Trust Balances of the Home Equity Loans generally ranged from
                                     $15,000 to $350,000 and  averaged $56,294. Credit Limits  as of the  Cut-Off
                                     Date  ranged from $15,000 to $405,000 and averaged $58,760. Each Home Equity
                                     Loan was originated between June  6, 1990 and February  28, 1997, and as  of the  Cut-Off Date  the weighted average  loan utilization  rate (computed by dividing the Loan Balance  for each Home Equity  Loan by the related  Credit
                                     Limit)  was 95.80% weighted by Credit Limit. With respect to the Home Equity
                                     Loans  originated  after  July  7,  1996,  the  weighted  average   Combined
                                     Loan-to-Value  Ratio (as defined  in 'Home Equity Loan  Pool' herein) of the
                                     Home Equity  Loans in  the Pool  is  70.35%. See  'The Home  Equity  Lending
                                     Program' herein.
                                   All  of the Home  Equity Loans are  required to be  covered by standard hazard insurance policies insuring  against losses  due to fire  and various  other causes. See 'Description of the Certificates' herein.
Optional Purchase................  On  any Distribution  Date on  which the Pool  Balance is  10% or  less of the
                                     Cut-Off Date  Pool Balance,  the Master  Servicer will  have the  option  to purchase from the Trust Fund each Home Equity Loan and all property acquired in respect of any Home Equity Loan remaining in the Trust Fund. The purchase price  will be equal to the greatest of  (i) the sum of (x) the Pool Balance as of the first  day of the  related Collection Period  and (y) one  month's interest  at the applicable Net Loan Rate on the Pool Balance as of such day
                                     (including any Foreclosed Home Equity Loans), (ii) the aggregate fair market value as determined by the Master Servicer of all of the assets of the Trust
                                     Fund and (iii)  the sum  of the  Class A, Class  M and  Class B  Certificate
                                     Balances,  plus  accrued  and unpaid  interest  thereon and  on  any overdue interest at the respective Pass-Through Rates. The portion of such  purchase price equal to the Class A, Class M and Class B Certificate Balances and any
                                     unpaid  interest shortfall  thereon, together  with interest  at the related
                                     Pass-Through Rates on the Class A, Class M and Class B Certificate  Balances
                                     and

                                     interest  at such  rates on  any related  unpaid interest  shortfall (to the extent legally permitted), will  be distributed to holders  of the Class  A,
                                     Class  M  and Class  B Certificates,  respectively, thereby  effecting early retirement of the Certificates.
Termination......................  If not previously terminated  in accordance with the  terms of the  Agreement, the Trustee will sell the assets remaining in the Trust Fund on the May 2037
                                     Distribution Date and the Trust Fund will terminate.
ERISA Considerations.............  A  fiduciary of a pension or other employee benefit plan (a 'Plan') subject to the Employee Retirement Income Security  Act of 1974, as amended  ('ERISA'), contemplating  the  purchase  of  Class A  Certificates  should  consult its counsel before making a purchase and  the fiduciary and such legal  advisors should  consider whether the conditions of the administrative exemption (the
                                     'Exemption') granted  to  one  of  the  Underwriters  from  certain  of  the prohibited  transaction  rules  of  ERISA  are  satisfied  or  the  possible application of certain other exemptions described herein. The Exemption will be applicable  to  the  acquisition,  holding and  resale  of  the  Class  A
                                     Certificates  (but  not the  Class M  and  Class B  Certificates) by  a Plan
                                     subject to  ERISA  provided  that  certain conditions  (some  of  which  are described  herein under 'ERISA Considerations  -- Class A Certificates') are met. The Class M and Class  B Certificates are not eligible for  acquisition by  any Plan subject to ERISA. See  'ERISA Considerations' herein and in the
                                     Prospectus.
Legal Investment
  Considerations.................  Although the Class A Certificates will  initially receive ratings of AAA  from
                                     Standard & Poor's Debt Ratings Group ('Standard & Poor's'), Aaa from Moody's
                                     Investors  Service, Inc. ('Moody's')  and AAA from  Fitch Investors Service,
                                     L.P. ('Fitch') and the Class  M Certificates will initially receive  ratings of  AA from Standard &  Poor's, Aa2 from Moody's and  AA from Fitch, none of the Offered Certificates will  constitute 'mortgage related securities'  for purposes  of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA')
                                     because  the  Pool  includes  mortgage   loans  secured  by  second   liens.
                                     Accordingly,  many institutions with legal authority to invest in comparably rated securities secured  by first liens  may not be  legally authorized  to
                                     invest   in  the  Certificates  because   they  are  not  'mortgage  related
                                     securities' under SMMEA.
Registration of Certificates.....  Beneficial owners  may  elect  to hold  their  Offered  Certificate  interests through the Depository Trust Company ('DTC'), in the United States, or Cedel
                                     Bank,  societe anonyme ('Cedel')  or the Euroclear  System ('Euroclear'), in
                                     Europe. The Offered Certificates will initially be registered in the name of
                                     Cede, the  nominee  of  DTC.  Offered  Certificates  will  be  available  in definitive  form  only  under the  limited  circumstances  described herein.
                                     Consequently, for purposes of  the Agreement, Cede will  be the sole  record holder of the Offered Certificates unless and until Offered Certificates are issued  in definitive form. The  interests of beneficial owners ('Beneficial
                                     Owners') of Offered Certificates will be represented by book-entries on  the records  of DTC  and participating  members thereof.  Beneficial Owners will only be able to exercise the rights of

                                     Certificateholders through DTC and its participants. All references in  this
                                     Prospectus  to 'holders' or 'Certificateholders' shall be deemed, unless the context clearly requires otherwise, to refer to Cede, as the sole holder  of the  Offered  Certificates.  See  'Risk  Factors'  and  'Description  of the
                                     Certificates -- Registration of Certificates' herein.
Certain Federal Tax
  Aspects........................  An election will be made  to treat the Trust Fund  as a 'real estate  mortgage investment  conduit' ('REMIC') for federal income tax purposes. The Class A,
                                     Class M and Class B Certificates  will be designated as 'regular  interests'
                                     in  the REMIC and will be treated as  debt instruments of the Trust Fund for federal income tax purposes. The Class R Certificates will be designated  as
                                     'residual  interests' in the REMIC.  Beneficial Owners, including Beneficial
                                     Owners that generally report income on  the cash method of accounting,  will be  required to include  interest on the  Class A Certificates,  the Class M
                                     Certificates or the Class  B Certificates in income  in accordance with  the accrual  method of accounting. In general,  as a result of the qualification of the Trust Fund as a REMIC, the Certificates will be treated as (i) assets described in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as
                                     amended (the 'Code') and (ii) 'real  estate assets' under Section 856(c)  of the  Code in  the same proportion  that the  assets in the  REMIC consist of qualifying assets under such sections. For further information regarding the federal income  tax  consequences  of investing  in  the  Certificates.  See
                                     'Federal Income Tax Consequences' herein and in the Prospectus.
Use of Proceeds..................  The net proceeds to be received from the sale of the Offered Certificates will be used by the Depositor to pay the purchase price for the Home Equity Loans purchased from the Originators.
Rating...........................  The  Class  A Certificates  will be  rated AAA  by Standard  & Poor's,  Aaa by
                                     Moody's and AAA by Fitch. The Class M Certificates will be rated at least AA by Standard  &  Poor's,  Aa2  by  Moody's and  AA  by  Fitch.  The  Class  B
                                     Certificates  will be rated at  least A by Standard  & Poor's, A2 by Moody's and A+ by Fitch. A rating is not a recommendation to purchase, hold or  sell the Offered Certificates. There can be no assurance that the initial ratings assigned to the Offered Certificates will not be lowered or withdrawn by any of the Rating Agencies in the future. A rating by any Rating Agency is not a
                                     recommendation   to  purchase,  hold  or   sell  Offered  Certificates.  See
                                     'Certificate Ratings' herein and 'Rating' in the Prospectus.

                                  RISK FACTORS

     Prospective investors should consider, in addition to the special considerations discussed under 'Risk Factors' in the Prospectus and the other matters discussed in this Prospectus Supplement and the Prospectus, the following factors.

NO MARKET FOR THE OFFERED CERTIFICATES

     Prior to their issuance there has been no market for the Offered Certificates nor can there be any assurance that one will develop or, if it does develop, that it will provide holders of the Offered Certificates with liquidity or will continue for the life of the Offered Certificates. The Underwriters intend, but are not obligated, to make a market in the Offered Certificates.

VALUES OF THE MORTGAGED PROPERTIES SUBJECT TO RESIDENTIAL REAL ESTATE MARKET CONDITIONS

     An overall decline in the residential real estate market in one or more of the applicable regions could adversely affect the values of the Mortgaged Properties securing the related Home Equity Loans such that the Loan Balances of such Home Equity Loans, together with any primary financing on such Mortgaged Properties, equal or exceed the value of such Mortgaged Properties. Since a significant portion of the Home Equity Loans are secured by second deeds of trust or mortgages subordinate to the rights of the beneficiaries under the related first deeds of trust or mortgages, a decline in real estate values would adversely affect the position of the Trust Fund as the holder of a second lien before having such an effect on that of the holder of the related first lien. In addition, a rise in interest rates over a period of time, the general condition of a Mortgaged Property and other factors may also have the effect of reducing the value of such Mortgaged Property from the appraised value at the time the Home Equity Loan was originated. If, following origination, there is a subsequent reduction in the value of the Mortgaged Property, the ratio of the amount of the Home Equity Loan to the value of the Mortgaged Property may exceed the ratio in effect at the time the Home Equity Loan was originated. Such an increase may reduce the likelihood that, in the event of a default by the borrower, liquidation or other proceeds will be sufficient to satisfy the Home Equity Loan after satisfaction of any senior liens.

EFFECT OF INCREASE IN INTEREST RATES ON ABILITY TO REPAY

     An increase in interest rates over the Loan Rate in effect at the time a Home Equity Loan was originated may have an adverse effect on the borrower's ability to pay the required monthly payment. If the borrower also has a first lien loan which is an adjustable rate loan and interest rates have increased above the initial rate on such first lien loan, the borrower's ability to pay the required monthly payment may be further adversely affected by the increase in monthly payments on such first lien loan. Moreover, such an increase in interest rates may reduce the borrower's ability to obtain refinancing.

DELAYS IN LIQUIDATION

     Even assuming that the Mortgaged Properties provide adequate security for the Home Equity Loans, substantial delays could be encountered in connection with the liquidation of defaulted Home Equity Loans and corresponding delays in the receipt of related proceeds by the Certificateholders could occur. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the proceeds payable to Certificateholders and thereby reduce the security for the Home Equity Loans. In the event the Mortgaged Properties fail to provide adequate security for the Home Equity Loans, holders of the Offered Certificates could experience a loss.

MORTGAGED PROPERTIES SUBJECT TO UNINSURED RISKS

     Although the Master Servicer is required to cause hazard insurance for each Mortgaged Property to be maintained, the standard form of fire and extended coverage policy typically does not cover any physical damage resulting from the following: war, revolution, governmental actions, floods or other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. Accordingly, holders of the Offered Certificates will bear all risk of loss resulting from such uninsured risks. See 'Description of the Certificates -- Hazard Insurance' herein.

RECOMPUTATION OF MINIMUM MONTHLY PAYMENT AND PREPAYMENT CONSIDERATIONS

     As described herein under 'The Home Equity Lending Program -- Home Equity Loan Terms,' minimum monthly payments due under a Home Equity Loan are recomputed whenever an Additional Balance is advanced. Such recomputation is based upon a level installment payment schedule providing for the monthly payment of interest at the then-current Loan Rate and the amortization of the Loan Balance over a period corresponding to the period over which the Home Equity Loan was originally scheduled to amortize. The effect of any such reamortization will be to extend the final date on which the Home Equity Loan will be paid in full to a date which corresponds to the term at origination (i.e., a Home Equity Loan which amortized over 30 years at origination will be reamortized so as to be paid in full 30 years subsequent to the date of its most recent advance) and to minimize any current requirement to pay principal. As a result, in the absence of voluntary prepayments by borrowers, the Home Equity Loans could extend continuously with negligible reductions in their Loan Balances and, accordingly, the Certificates could remain outstanding for an extended period but not to exceed the life of the Trust Fund. The pro rata basis upon which payments of principal of a Home Equity Loan are allocated between the Trust Balance and any Additional Balance may also increase the weighted average lives of the Offered Certificates over those which otherwise would be experienced were payments to be allocated first to the Trust Fund (until the Trust Balance has been reduced to zero) and then to the Additional Balances held by the Originators. See 'Allocations of Payments on the Home Equity Loans Between the Trust Fund and the Originators' herein. Although, for the reasons described above, it is possible that the Offered Certificates will remain outstanding (albeit at greatly reduced Certificate Principal Balances) substantially beyond the time at which generally contemporaneous certificates evidencing interests in substantially comparable trust funds have been paid in full, the Master Servicer will have the option to purchase the Trust Balance of each Home Equity Loan from the Trust Fund on any Distribution Date upon which the Pool Balance is 10% or less of the Cut-Off Date Pool Balance. The Originators are unable to project when sufficient Home Equity Loans will have been paid to reduce the Pool Balance to the level at which the Master Servicer has the option to purchase the remaining Home Equity Loans. If exercised, this option would result in a final distribution to holders of the Offered Certificates. Notwithstanding the foregoing, the Trustee will sell the assets remaining in the Trust Fund on the May 2037 Distribution Date and the Trust Fund will terminate.

     The rate of prepayment of the Home Equity Loans is unpredictable and will likely depend upon a number of factors. Since Home Equity Loans are not generally viewed by borrowers as permanent financing, the Home Equity Loans may experience a higher rate of prepayments than traditional mortgage loans. In addition, enforcement of the 'due-on-sale' provisions of the Home Equity Loans may also increase prepayments as may the obligation of the Depositor to repurchase the Trust  Balance of any  Home Equity  Loan as to  which the  Credit
Limit has been increased following the Cut-Off Date or as to which certain representations and warranties have been breached as of the Cut-Off Date. See
'Description of the Certificates -- Amendments to Loan Agreements' and ' -- Collection and Other Servicing Procedures' herein and 'Certain Legal Aspects of Mortgage Loans -- Due-on-Sale Clauses' in the Prospectus. On the other hand, the possibility that prepayment charges described herein under 'The Home Equity Lending Program -- Home Equity Loan Terms' may be imposed in connection with the prepayment of certain Home Equity Loans could slow prepayments during the early years of the Trust Fund during which such charges may be assessed. Additional factors that may also be expected to affect the prepayment experience of the Trust Fund include general economic conditions, interest rates, the availability of alternative financing, homeowner mobility and any changes limiting or eliminating the deductibility for federal income tax purposes of interest payments on Home Equity Loans. Furthermore, the prepayment experience of the Trust Fund will be affected by the extent to which (i) in the case of Defective Home Equity Loans, the Trust Balances of such Home Equity Loans are repurchased by the Depositor, (ii) in the case of Liquidated Home Equity Loans, the Trust Balance is distributed to holders of the Offered Certificates and (iii) casualty losses are incurred in respect of Home Equity Loans resulting in the receipt of Insurance Proceeds by the Trust Fund. See 'Description of the Certificates -- Amount of Distributions.'

SUBORDINATION OF PAYMENTS

     In order to enhance the likelihood of receipt by the Class A Certificateholders of principal and interest payments on the Class A Certificate Balance on each Distribution Date, the rights of Class M and Class B Certificateholders to receive distributions with respect to the Home Equity Loans will be subordinated to certain rights of Class A Certificateholders to receive such distributions. The rights of holders of the Class B Certificates will be further subordinated to certain rights of holders of the Class M Certificates to receive such distributions. See 'Description of the Certificates -- Subordination of the Subordinate Certificates' herein.

BANKRUPTCY AND INSOLVENCY CONSIDERATIONS

     Retention of Documentation. Under the terms of the Agreement, during the period that the Offered Certificates are outstanding and so long as Beneficial Corporation's long-term unsecured debt is rated at least A - by Standard & Poor's, A3 by Moody's and A - by Fitch, the Originators will be entitled to maintain possession of the documentation relating to each Home Equity Loan sold by them, including the Loan Agreement or other evidence of indebtedness signed by the borrower, and assignments of the Home Equity Loans in favor of the Trustee will not be required to be recorded. Failure to deliver such documents to the Trustee, when required as described below, and to record the assignments of the Home Equity Loans in favor of the Trustee will have the result of making the sale thereof potentially ineffective against (i) any creditors of the Originators who may have been fraudulently or inadvertently induced to rely on the Home Equity Loans as assets of the Originators or (ii) in the event the Originators fraudulently or inadvertently resell a Home Equity Loan to a purchaser who had no notice of the prior sale thereof and takes possession of the related Loan Agreement or other evidence of indebtedness, against such a purchaser. The Agreement will provide that if any loss is suffered in respect of a Home Equity Loan as a result of an Originator's retention of the documentation relating to such Home Equity Loan or the failure to record the assignment of the Home Equity Loan, the Depositor will purchase the Trust Balance of such Home Equity Loan from the Trust Fund. In the event Beneficial Corporation's long-term unsecured debt rating does not satisfy the above referenced standards while the Offered Certificates are outstanding, the documentation relating to each Home Equity Loan will be delivered to and maintained by the Trustee, and assignments of the Home Equity Loans in favor of the Trustee will be required to be recorded (unless an opinion of counsel is obtained to the effect that such recording is not required to protect the Trustee's right, title and interest in and to the related Home Equity Loan).

     True Sale. The Originators intend that the transfer of the Trust Balance of each of the Home Equity Loans to the Depositor will constitute a sale by each of the Originators to the Depositor, and the Depositor intends that its transfer of the Trust Balance of each of the Home Equity Loans to the Trust Fund will constitute a sale by it to the Trust Fund. Accordingly, it is intended that such Trust Balance will not be part of the bankruptcy estate of either any Originator or the Depositor and will not be available to the creditors of any Originator or the Depositor. However, in the event of an insolvency of an Originator or the Depositor, it is possible that the bankruptcy trustee or a creditor of such Originator or the Depositor or such Originator as debtor-in-possession may argue that the transaction between such Originator and the Depositor or the Depositor and the Trust Fund, as applicable, was a pledge of the Trust Percentage of each such Home Equity Loan rather than a true sale. This position, if accepted by a court, could prevent timely payments of amounts due on the Offered Certificates. In the event that the documentation relating to the Home Equity Loans is not delivered to the Trustee and the Originators have not recorded assignments of the Home Equity Loans in favor of the Trustee as described herein under 'Description of the Certificates -- Assignment of Home Equity Loans' prior to the insolvency of an Originator or the Depositor, the Trust Fund will not have a perfected security interest in the related Home Equity Loans and the collections thereon, which may result in delays in payment and failure to pay amounts due on the Offered Certificates. In addition, unless the Trust Fund's pro rata share of the collections on the Home Equity Loans is required to be deposited in the Certificate Account within two business days following receipt in accordance with the Agreement, cash collections may be commingled with the Master Servicer's own funds and used for the Master Servicer's own benefit prior to each Distribution Date. In the event of the insolvency of the Master Servicer, the

Trust Fund likely will not have a perfected interest in such collections and the inclusion thereof in the bankruptcy estate of the Master Servicer may result in delays in payment and failure to pay amounts due on the Offered Certificates.

     If a filing of a petition for relief by or against the Originators or the Depositor under applicable federal bankruptcy laws were made and a claim were made that the transfer of the Trust Percentage of each Home Equity Loan to the Trust Fund should be characterized not as a sale but rather as a transaction intended to create a security interest to secure obligations of the Originators or the Depositor, delays in payments on the Offered Certificates and possible reductions in the amount of distributions of principal and interest could occur. In addition, so long as the Originators retain the documentation relating to the Home Equity Loans in their possession, if such a recharacterization were to occur, holders of the Offered Certificates may be treated as unsecured creditors of the Originators.

GENERAL FEDERAL AND STATE REGULATIONS

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of the originator and holder of loans such as the Home Equity Loans. In addition, many states have other laws, public policies and general principles of equity relating to the protection of consumers, unfair and deceptive trade practices and debt
collection   practices  which  may  apply  to  the  origination,  servicing  and collection of the Home Equity Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Originators, as subservicers, and, thus, the Master Servicer, to collect all or part of the principal of or interest on the Home Equity Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the
Originators, as subservicers, and the Master Servicer to damages and administrative enforcement remedies. See 'Certain Legal Aspects of Mortgage Loans' in the Prospectus.

     The Home Equity Loans are also subject to federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Home Equity Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience;

          (iv) the Fair Debt Collection Practices Act and the Federal Trade Commission rule on Credit Practices, which regulate practices used to effect collection on consumer loans;

          (v) for Home Equity Loans that were closed after November 7, 1989, the Home Equity Loan Consumer Protection Act of 1988, which requires additional application disclosures, limits changes that may be made to loan agreements without the borrower's consent and restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events;

          (vi) the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require certain disclosures to borrowers regarding settlement costs; and

          (vii) the Flood Disaster Protection Act of 1973, as amended by the National Flood Insurance Reform Act of 1994, which prohibits certain lending or servicing institutions from making or modifying loans secured by real estate in certain flood hazard areas unless the underlying property is covered by appropriate flood insurance.

     Numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Soldiers' and Sailors' Civil Relief Act of 1940 and state debtor relief laws, may adversely affect the Master Servicer's ability to collect the principal of or interest on the Home Equity Loans and could also affect the interests of the Certificateholders in the Home Equity Loans if such laws result in Home Equity Loans being written off as uncollectible. See 'Description of the Certificates -- Amount of

Distributions'    herein    and    'Certain    Legal    Aspects    of   Mortgage
Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders' in the Prospectus.

YIELD SENSITIVITY OF CLASS M AND CLASS B CERTIFICATEHOLDERS

     The  yields  to  maturity on  the  Class  M Certificates  and  the  Class B
Certificates will be sensitive, in varying degrees, to defaults on the Home Equity Loans (and the timing thereof). Investors should fully consider the risks associated with an investment in the Class M Certificates and the Class B Certificates, including the possibility that such investors may not fully recover their initial investment as a result of losses on the Home Equity Loans. See 'Description of the Certificates -- Overcollateralization and Application of Liquidated Loan Loss Amounts.'

                ALLOCATIONS OF PAYMENTS ON THE HOME EQUITY LOANS
                   BETWEEN THE TRUST FUND AND THE ORIGINATORS

     The aggregate outstanding Loan Balance of the Home Equity Loans in the Pool on the Cut-Off Date, including the right to receive all payments of interest on such Loan Balance (net of the Servicing Fee), have been sold and assigned to the Trust Fund. Although each Loan Agreement could in the future evidence more than the Trust Balance, the balance assigned to the Trust Fund will be the balance outstanding as of the Cut-Off Date. If Additional Balances are drawn by the borrowers, future payments and other recoveries (including proceeds of any insurance policy or liquidation proceeding) of both principal and interest on the related Home Equity Loans will be allocated for any Distribution Date on a pro rata basis between the Trust Fund and the Originators in amounts reflecting the portions of the Loan Balance represented by the average daily Trust Balance and any average daily Additional Balance.

                                 THE DEPOSITOR

     Beneficial Mortgage Services, Inc., the Depositor, is an indirect wholly-owned subsidiary of Beneficial Corporation and was formed on February 6, 1997 under the laws of the State of Delaware. The Depositor was formed for the limited purpose of purchasing and selling mortgage loans, mortgage participations, mortgage pass-through certificates, certain other mortgage-backed securities, home improvement installment sale contracts and certain direct obligations of the United States, and issuing, or causing trusts or partnerships to issue, securities collateralized by, or evidencing an ownership interest in, such assets.

                              THE MASTER SERVICER

     Beneficial Mortgage Corporation, the Master Servicer, is an indirect wholly-owned subsidiary of Beneficial Corporation. Each Home Equity Loan will be serviced directly by the Master Servicer if such Home Equity Loan was originated by Beneficial Mortgage Corporation, or, if originated by another Originator, subserviced by such Originator as subservicer on behalf of the Master Servicer. The servicing and collection policies of the Originators and the Master Servicer are substantially similar except for differences attributable to differences in local law and regional economic conditions. In no event are such differences materially adverse to the interest of Certificateholders. The Agreement will provide that the Master Servicer will remain primarily liable for the servicing of the Accounts and have the ultimate responsibility for ensuring that the subservicers perform their duties as such. The Master Servicer will be entitled to retain the Servicing Fee on behalf of itself and the subservicers. The Originators will be entitled to a portion of the Servicing Fee in their capacity as subservicers.

                                THE ORIGINATORS

     The originators of the Home Equity Loans, wholly-owned direct and indirect subsidiaries of Beneficial Corporation (the 'Originators'), are each licensed as required to make home equity revolving credit line loans in the states where the Mortgaged Properties securing Home Equity Loans originated by them are located. The Originators will sell and assign the Trust Balance of each Home Equity Loan to the Depositor immediately prior to the issuance of the Certificates.

                                USE OF PROCEEDS

     The Depositor will transfer the Home Equity Loans and other assets of the Trust Fund to the Trustee in exchange for the Certificates. The net proceeds to be received from the sale of the Certificates will be used by the Depositor to pay for the Home Equity Loans purchased from the Originators.

                        THE HOME EQUITY LENDING PROGRAM

GENERAL

     The Originators have originated closed-end, fixed-rate mortgages for over twenty-five years, and have offered Home Equity Loans since 1982. As of March 31, 1997, the subsidiaries of the Originators' parent corporation, Beneficial Corporation, had approximately $7.7 billion of Home Equity Loans in their owned and managed portfolios.

UNDERWRITING PROCEDURES RELATING TO HOME EQUITY LOANS

     All Home Equity Loan applications received by the Originators are subjected to an initial credit approval process. The first step in the credit approval process is to develop a customer analysis profile ('CAP') based upon information disclosed in the credit application, such as salary, current employment, and length of period of employment. Each region of the United States has its own empirically derived numerical credit scoring system, which is used as an indicator of probability of prompt repayment. If the initial CAP subtotal is acceptable, an independent credit bureau report is obtained and reviewed, along with credit references where appropriate. Credit ratings obtained through the review of the credit bureau report are used to determine the total CAP score. A loan will not be approved if the total CAP score is lower than the minimum acceptable total for that region. In addition, a total CAP score which meets or exceeds the acceptable score for that region is not sufficient reason in itself for approval of an application.

     All Home Equity Loan applications achieving an acceptable CAP score are next subjected to a direct credit investigation. This investigation includes, in addition to the above-referenced independent credit bureau report, obtaining (i) a verification of the first deed of trust or mortgage balance, if any, and payment history, (ii) verification of employment, income and residence, (iii) a title search to ensure that all liens, except for any existing first trust deed or mortgage, are paid prior to, or at the time of, the funding of the loan, and
(iv) for Home Equity Loans with a Credit Limit of $10,000 or more, an independent appraisal of the property, using a certified appraiser and standard FNMA/FHLMC appraisal forms.

     After  this investigation  is completed,  a decision  is made  to accept or reject the loan application. The Originators base their lending decisions primarily on their analysis of the borrower's ability to repay the loan. If the application is accepted, a maximum credit limit ('Credit Limit') is assigned based on the borrower's ability to repay and an acceptable combined loan-to-value ratio. Generally, all prospective borrowers must have a debt-to-income ratio of no greater than 50% where debt is defined as the sum of the first deed of trust or mortgage payment, including escrow payments for hazard insurance premiums, real estate taxes, mortgage insurance premiums and any owner's association dues, plus payments on any installment debt (including payments on the Home Equity Loan, computed on the basis of the Credit Limit applied for at the then-current interest rate on the Home Equity Loan) that extends beyond ten months, and alimony, child support or maintenance payments, and where income is defined as stable monthly gross income from the borrower's primary source of employment, plus acceptable secondary income. In addition, an assessment is made of the adequacy of the borrower's remaining income to pay other monthly obligations, taking into consideration such factors as the number of dependents. The borrowers are not required to requalify or update their applications for their Home Equity Loans following the initial credit application process. The determination of an acceptable combined loan-to-value ratio (which takes into account any senior lien loan) is based on the real estate's quality, condition, appreciation history and prospective market conditions. The Home Equity Loans generally will have a combined loan-to-value ratio not in excess of 75% if secured by a second deed of trust or mortgage, or 80% if secured by a first deed of trust or mortgage. All Home

Equity Loans with a Credit Limit of $10,000 or more are required to be covered by title insurance policies or, in Georgia, Indiana, Maryland, Ohio, Pennsylvania and Washington, foreclosure impairment insurance which is underwritten by affiliates of the Originators.

HOME EQUITY LOAN TERMS

     The borrower may access the Home Equity Loan by writing a check. The borrower must, however, on the opening of an account, draw an initial advance. The minimum initial advance ranges from $2,500 to $5,500. Each Home Equity Loan is assigned an amortization basis when the account is opened. The 'amortization basis' is the length of time in which the initial advance plus interest is scheduled to be repaid in full. The amortization bases of the Home Equity Loans range from 60 months (5 years) to 360 months (30 years) depending on the Credit Limit assigned. Generally, the amortization basis is longer the higher the Credit Limit. The minimum monthly payment on a Home Equity Loan is equal to the sum of the following: (i) a Monthly Payment Amount (which is the amount necessary to completely repay the balance and the applicable finance charge in equal installments over the assigned amortization basis); (ii) any monthly insurance charges; (iii) any delinquency or other similar charges; and (iv) any past due amounts, including past due finance charges. The Monthly Payment Amount will be recomputed each time the Reference Rate adjusts and whenever an additional amount is advanced under the Home Equity Loan (such amount, an 'advance'); such recomputation in the case of an advance also resets the amortization schedule. The effect of each such advance on the related Home Equity Loan is to reset the commencement date of the original amortization basis to the date of the most recent advance. For example, a Home Equity Loan made originally with a 15-year amortization basis measured from the date of origination changes at the time of the next advance to a Home Equity Loan with an amortization basis of 15 years measured from the date of such advance. The Home Equity Loans are amortized on the basis of 30 day months. However, interest on Home Equity Loans is calculated on the basis of actual days elapsed over a year of 365 days. Accordingly, there may be no repayment of principal for billing cycles in which there are more than 30 days. Generally, a borrower's minimum monthly payment is due one month after the billing date. A billing cycle for a Home Equtiy Loan is a one-month period which generally commences on the day following the end of the preceding billing cycle (or the date such Home Equity Loan was originated, in the case of the first billing cycle) and ends on the corresponding day of the following month. Billing statements are produced as of the end of each billing cycle which reflect all payment activity and any additional borrowings during such billing cycle.

     Each Home Equity Loan bears interest at a variable rate which may change each calendar quarter based on changes in the Reference Rate. The initial interest rate generally will be the Reference Rate plus from -1.50 to 10.00 percentage points, rounded up to the nearest one-quarter percent (or, for Home Equity Loans where the Reference Rate is based on Three Month LIBOR, generally from 3.25 to 12.50 percentage points, rounded up to the nearest 1/100%) (the 'Margin'). The applicable Margin on any Home Equity Loan is determined by an overall evaluation of the borrower and market conditions. Subsequently, the interest rate charged on the Home Equity Loan will be reviewed on March 1, June 1, September 1 and December 1 (each, a 'Review Date'). If the Reference Rate in effect on any Review Date is different from the Reference Rate which had been in effect on the immediately preceding Review Date, the interest rate charged will be adjusted on January 1, April 1, July 1 and October 1 (each, an 'Adjustment Date') to the Reference Rate in effect on the Review Date immediately preceding each Adjustment Date plus the Margin, rounded up to the nearest one-quarter percent (or, for Home Equity Loans where the Reference Rate is based on Three Month LIBOR, rounded up to the nearest 1/100%). Any such adjustment in the interest rate on a Home Equity Loan will take effect on the first day of the borrower's billing cycle in January, April, July and October, respectively. Depending on the date on which a Home Equity Loan account is opened, the first adjustment may take place earlier than three calendar months after the opening of the account. In certain jurisdictions in which Home Equity Loans are originated, adjustments in any year (commencing on the anniversary date of the account) will not increase or decrease by more than a specified percentage (ranging from 2% to 3%) for Home Equity Loans. The Home Equity Loans have maximum Loan Rates generally ranging from 15.00% to 21.00% per annum. The weighted average maximum Loan Rate of the Home Equity Loans as of the Cut-Off Date was 18.97%. The interest rates on the Home Equity Loans are generally not subject to a floor annual percentage rate.

     For Home Equity Loans secured by real property located in certain states, the Originators may have a right to assess a penalty in connection with the prepayment of a Home Equity Loan. The amount of the prepayment charge will generally be based on the interest rate on the Home Equity Loan in effect on the date of prepayment. A prepayment charge also may be assessed against the borrower if a Home Equity Loan account is closed by the related Originator due to a default by the borrower under the loan agreement evidencing the Home Equity Loan (the 'loan agreement'). It has been the Originators' general policy to collect prepayment charges on all Home Equity Loans evidenced by loan agreements which provide for a prepayment charge, although in some limited cases such prepayment charges may be waived. The prepayment charges collected on the Home Equity Loans will not be distributed to the Certificateholders, but will be retained by the Master Servicer and paid to the Originators as compensation for the origination costs of the Home Equity Loans incurred by the Originators. See 'Maturity and Prepayment Considerations' herein.

     Each loan agreement provides that the related Originator has the right to require the borrower to pay the entire balance plus all other accrued but unpaid charges immediately, and to cancel the borrower's credit privileges under the loan agreement if, among other things, the borrower fails to make any minimum monthly payment when due under the loan agreement, if there is a material change in the borrower's ability to repay the Home Equity Loan, if the borrower sells any interest in the property securing the loan agreement, thereby causing the 'due-on-sale' clause in the trust deed or mortgage to become effective, or if, as a result of unfavorable economic conditions or legislation, the Originators determine not to continue to offer Home Equity Loans to new borrowers.

     In the event of a default on a first deed of trust or mortgage that is senior to any Home Equity Loan, the related Originator has the right to satisfy the defaulted senior lien loan in full or to cure such default and bring the defaulted senior lien loan current, in either event adding any amounts expended in connection with such satisfaction or cure to the then-current principal balance of such Home Equity Loan. In such event, the Originators will either take the action described above or may refrain from taking any action based upon reasonable commercial practice in the home equity revolving credit line loan industry generally. See 'Certain Legal Aspects of Mortgage Loans -- Foreclosure' and ' -- Junior Mortgages' in the Prospectus.

     None of the Home Equity Loans are insured by the Federal Housing Administration, guaranteed by the Veterans Administration or otherwise insured or guaranteed in any manner (except for title, foreclosure impairment and hazard insurance).

SERVICING OF HOME EQUITY LOANS

     Each Home Equity Loan will be serviced directly by the Master Servicer or, if originated by another Originator, by such Originator as subservicer on behalf of the Master Servicer. The servicing and collection policies of the Originators and the Master Servicer are substantially similar except for differences attributable to differences in local law and local economic conditions which in no event are materially adverse to the interests of Certificateholders. The Master Servicer and the Originators, through local loan offices, keep abreast of, and in making servicing decisions take account of, local economies and other regional considerations. The Master Servicer and the Originators believe that this type of regionalized, consumer-oriented attention enables them to service their portfolios of Home Equity Loans in the most efficient manner.

     The current policy of the Master Servicer and the Originators is generally to consider initiating the foreclosure process on the mortgaged property after a Home Equity Loan is more than 60 days contractually delinquent and, in the case of non-judicial foreclosure, after all notices required by law have been sent to the borrower. Upon obtaining title to the property, the loan is written down to its net realizable value and any losses are recognized. After six months, such loan is written down an additional 25% of its net realizable value. Any real estate which is owned and not resold is ordinarily charged off after 12 months. However, losses on Liquidated Home Equity Loans will be realized by the Trust Fund as described herein under 'Description of the Certificates -- Amount of Distributions.'

     Servicing and charge-off policies and collection practices may change over time in accordance with the Master Servicer's business judgment, changes in the Master Servicer's Home Equity Loan portfolio and applicable laws and regulations, as well as other items.

     The information in the tables below represents (i) the loan loss experience for the total real estate portfolio (both Home Equity Loans and traditional closed-end second mortgages, since separate loan loss data on the Home Equity Loans is not maintained) for the entire United States servicing portfolio of the consumer finance subsidiaries of Beneficial Corporation (such portfolio, the 'Total U.S. Real Estate Portfolio') and (ii) the delinquency experience for Home Equity Loans for the entire United States servicing portfolio of such subsidiaries (such portfolio, the 'U.S. Servicing Portfolio').

     The delinquency information presented in the tables is based upon calendar month information, whereas the Home Equity Loan delinquencies will be reported to the Certificateholders on a billing cycle basis. See 'Description of the Certificates -- Reports to Certificateholders' herein.

             TOTAL U.S. REAL ESTATE PORTFOLIO LOAN LOSS EXPERIENCE

                                                                                                    THREE MONTHS
                                                          YEAR ENDED DECEMBER 31,                      ENDED
                                            ----------------------------------------------------     MARCH 31,
                                               1993          1994          1995          1996           1997
                                            ----------    ----------    ----------    ----------    ------------
                                                                   (DOLLARS IN THOUSANDS)
Number of Real Estate Loans Serviced.....      167,281       164,909       161,222       162,810        164,640
Average Aggregate Loan Balance of Real
  Estate Serviced........................   $6,190,008    $6,660,836    $6,970,321    $7,284,460     $7,606,709
Gross Credit Losses(1)
     Dollars.............................   $   37,780    $   41,220    $   42,812    $   47,298     $   35,832(2)
     Percentage..........................         0.61%         0.63%         0.61%         0.65%          0.47%(2)

------------

(1) Not including accrued interest.

(2) Annualized.

                    HOME EQUITY REVOLVING CREDIT LINE (HELS)
                U.S. SERVICING PORTFOLIO DELINQUENCY EXPERIENCE

                                                                                                     THREE MONTHS
                                                           YEAR ENDED DECEMBER 31,                      ENDED
                                             ----------------------------------------------------     MARCH 31,
                                                1993          1994          1995          1996           1997
                                             ----------    ----------    ----------    ----------    ------------
                                                                    (DOLLARS IN THOUSANDS)
Number of HELs Serviced...................       77,842        89,504        84,590        90,637         93,809
Loan Balance of HELs Serviced.............   $3,548,936    $4,196,966    $3,899,508    $4,199,990     $4,376,264
Loan Balance of HELs 2 Months
  Delinquent(1)...........................   $   11,786    $   21,988    $   20,146    $   26,688     $   33,728
Loan Balance of HELs 3 Months or more
  Delinquent(1)...........................   $   39,182    $   56,839    $   69,332    $   67,587     $   76,452
Total of 2 Months or more Delinquent as a
  Percentage of the Loan Balance of HELs
  Serviced(1).............................         1.44%         1.88%         2.29%         2.24%          2.52%

------------

(1) On a contractual basis.

                           THE HOME EQUITY LOAN POOL

     The Home Equity Loans are evidenced by loan agreements (each, a 'Loan Agreement') secured by deeds of trust or mortgages on the Mortgaged Properties.

     Each Home Equity Loan was selected by the related Originator for inclusion in the Pool from among those that met the following criteria: (i) as of the Cut-Off Date, a current Loan Balance of not less than $15,000, (ii) as of the Cut-Off Date, the most recent payment in respect of each Home Equity Loan was received on or subsequent to the March 1997 billing date, (iii) secured by a first or second lien position, (iv) originated by loan offices of the Originators, (v) did not have a remaining term or original term greater than 360 months and (vi) did not provide for negative amortization. Each Home Equity Loan was originated between June 6, 1990 and February 28, 1997 in the ordinary course of the Originators' Home Equity Loan programs. As of the Cut-Off Date, the average principal balance of the Home Equity Loans was $56,294. As of the Cut-Off Date, the weighted average Margin of the Home Equity Loans where the Reference Rate is based on Prime was 3.32% (or, for Home Equity Loans where the Reference Rate is based on Three Month LIBOR, 6.95%), the weighted average loan utilization rate (computed by dividing the Loan Balance for each Home Equity Loan by the related Credit Limit) of the Home Equity Loans was 95.80% weighted by Credit Limit and the weighted average Net Loan Rate was 10.71%. As of the Cut-Off Date, 81.21% of the Home Equity Loans (by Trust Balance) were secured by first deeds of trust or mortgages and the remainder were secured by second deeds of trust or mortgages.

     Prior to July 7, 1996, the Originators did not maintain in their electronic records the following data: (i) the valuation of the related mortgaged properties and the balance of each mortgage loan that is senior to a Home Equity Loan, which information is needed in order to compute the Combined Loan-to-Value Ratio of such Home Equity Loan, (ii) the existence of liens senior to the related Home Equity Loan, (iii) the type of Mortgaged Property (e.g., single-family), (iv) the use of the Mortgaged Property (e.g., owner-occupied), or (v) the actual location of the Mortgaged Property. Although such information is contained in the original physical files for each Home Equity Loan prior to such date, the Originators did not enter such information into their electronic records. For all Home Equity Loans originated prior to July 7, 1996, the Originators have on their electronic records information with respect to the billing address of the borrower and the location of the Originator's loan office, but do not have information with respect to the actual location of the Mortgaged Property. For all such Home Equity Loans set forth in the table titled 'Geographical Distribution of Mortgaged Properties' on page S-29, the Depositor used the billing address of the borrower in lieu of the actual location of the Mortgaged Property. The data set forth in the tables titled 'Types of Mortgaged Properties' and 'Use of Mortgaged Properties' on page S-28 and in the table titled 'Combined Loan-to-Value Ratios' on page S-29 is based on 10,006 Home Equity Loans originated after July 7, 1996. As to the 4,344 Home Equity Loans originated prior to July 7, 1996, no such information is available in the Originators' electronic records. The Depositor believes that the Home Equity Loans originated after July 7, 1996 are representative of the entire Pool in all material respects. With respect to the 10,006 Home Equity Loans originated after July 7, 1996, the weighted average Combined Loan-to-Value Ratio is approximately 70.35%, and the Combined Loan-to-Value Ratios do not exceed 75%, in the case of approximately 58.75% by Pool Balance, and does not exceed 80%, in the case of 81.71% by Pool Balance. In addition, approximately 86.76% of the Home Equity Loans by Pool Balance are secured by deeds of trust or mortgages on single-family residences and 87.39% of the Pool Balance are secured by properties represented by the borrowers to be their primary residences. 'Combined Loan-to-Value Ratio' for any Home Equity Loan means the ratio of (i) the credit limit as of the date of origination of such Home Equity Loan plus the then current balance of any first mortgage to (ii) the appraised value of the related Mortgaged Property, as determined in connection with origination of such Home Equity Loan.

     The sum of the individual balances and percentages set forth on the following schedules may not equal the total due to rounding. The following schedules are indicative of certain additional characteristics of the Home Equity Loans as of the Cut-Off Date:

                         CUT-OFF DATE TRUST BALANCES(1)
--------------------------------------------------------------------------------
                                                                   PERCENTAGE OF
         RANGE OF               NUMBER OF                             POOL BY
       CUT-OFF DATE            HOME EQUITY      CUT-OFF DATE       CUT-OFF DATE
      TRUST BALANCES              LOANS         TRUST BALANCE      TRUST BALANCE
--------------------------------------------------------------------------------
$ 15,000.00 - $ 19,999.99...       1,466       $ 25,993,997.02           3.22%
  20,000.00 -   24,999.99...       1,375         31,415,068.08           3.89
  25,000.00 -   29,999.99...       1,325         36,751,841.74           4.55
  30,000.00 -   34,999.99...       1,172         38,391,997.52           4.75
  35,000.00 -   39,999.99...       1,138         43,077,477.61           5.33
  40,000.00 -   44,999.99...         981         41,788,870.01           5.17
  45,000.00 -   49,999.99...         992         47,530,744.08           5.88
  50,000.00 -   59,999.99...       1,390         76,502,849.48           9.47
  60,000.00 -   69,999.99...       1,044         67,772,590.02           8.39
  70,000.00 -   79,999.99...         757         56,960,907.57           7.05
  80,000.00 -   89,999.99...         571         48,693,889.49           6.03
  90,000.00 -   99,999.99...         446         42,493,429.80           5.26
 100,000.00 -  109,999.99...         306         32,124,389.12           3.98
 110,000.00 -  119,999.99...         281         32,462,092.65           4.02
 120,000.00 -  129,999.99...         220         27,526,908.79           3.41
 130,000.00 -  139,999.99...         184         24,842,407.68           3.08
 140,000.00 -  149,999.99...         128         18,643,788.71           2.31
             > 149,999.99...         574        114,851,029.73          14.22
                                   -----       ---------------          -----
   Total...................       14,350       $807,824,279.10         100.00%
                                   -----       ---------------          -----
                                   -----       ---------------          -----

------------------------

(1) The average Cut-Off Date Trust Balance is $56,294.37.

                      CUT-OFF DATE LOAN RATES(1)
----------------------------------------------------------------------
                                                         PERCENTAGE OF
                      NUMBER OF                             POOL BY
    RANGE OF         HOME EQUITY      CUT-OFF DATE       CUT-OFF DATE
   LOAN RATES           LOANS         TRUST BALANCE      TRUST BALANCE
----------------------------------------------------------------------
 6.50% -  6.99%..           29       $  1,830,316.34           0.23%
 7.00  -  7.49...          180         12,173,627.91           1.51
 7.50  -  7.99...          481         28,118,736.33           3.48
 8.00  -  8.49...          208         13,021,715.67           1.61
 8.50  -  8.99...          140          9,057,150.78           1.12
 9.00  -  9.49...          185         11,439,849.84           1.42
 9.50  -  9.99...          183         10,801,427.71           1.34
10.00  - 10.49...          533         46,035,607.04           5.70
10.50  - 10.99...          509         42,761,885.62           5.29
11.00  - 11.49...        1,426        107,981,576.28          13.37
11.50  - 11.99...        1,203         88,823,012.19          11.00
12.00  - 12.49...        2,831        159,494,097.35          19.74
12.50  - 12.99...        3,037        144,186,305.99          17.85
13.00  - 13.49...        1,666         68,613,662.91           8.49
13.50  - 13.99...          850         32,477,444.13           4.02
14.00  - 14.49...          510         18,438,576.80           2.28
14.50  - 14.99...          182          6,091,406.95           0.75
15.00  - 15.49...          113          4,002,655.07           0.50
15.50  - 15.99...           29            944,104.46           0.12
16.00  - 16.49...           30            965,484.41           0.12
16.50  - 16.99...            8            194,765.75           0.02
17.00  - 17.49...            5            105,300.88           0.01
17.50  - 17.99...            2             44,132.90           0.01
18.00  - 18.49...           10            221,435.79           0.03
                         -----       ---------------          -----
   Total.........       14,350       $807,824,279.10         100.00%
                         -----       ---------------          -----
                         -----       ---------------          -----

------------------------

(1) The Weighted Average Cut-Off Date Loan Rate is 11.71% per annum.


                  MARGIN RANGES -- LIBOR(1)(2)
----------------------------------------------------------------
                   NUMBER OF                     PERCENTAGE OF
  CUT-OFF DATE    HOME EQUITY   CUT-OFF DATE       AGGREGATE
  MARGIN RANGES      LOANS      TRUST BALANCE       BALANCE
----------------------------------------------------------------
 3.00% -  3.49%..         1    $     57,523.24         0.04%
 4.00  -  4.49...        23       1,799,388.30         1.20
 4.50  -  4.99...        36       3,696,356.38         2.47
 5.00  -  5.49...        83       9,982,213.02         6.67
 5.50  -  5.99...       161      13,326,300.01         8.91
 6.00  -  6.49...       187      11,883,234.18         7.95
 6.50  -  6.99...       490      25,613,898.77        17.13
 7.00  -  7.49...     1,002      45,466,717.33        30.40
 7.50  -  7.99...       513      19,567,865.84        13.08
 8.00  -  8.49...       312      10,929,410.06         7.31
 8.50  -  8.99...       125       4,033,793.88         2.70
 9.00  -  9.49...        51       1,599,094.03         1.07
 9.50  -  9.99...        22         850,254.70         0.57
10.00  - 10.49...        11         372,599.28         0.25
10.50  - 10.99...         6         183,178.75         0.12
11.00  - 11.49...         1          20,934.29         0.01
11.50  - 12.49...         6         150,028.91         0.10
12.50  - 12.99...         1          17,595.19         0.01
                      -----    ---------------        -----
   Total.........     3,031    $149,550,386.16       100.00%
                      -----    ---------------        -----
                      -----    ---------------        -----

------------------------

(1) The Weighted Average Cut-Off Date Margin where the Reference Rate is based on Three-Month LIBOR is 6.95%.

(2) This schedule includes those Home Equity Loans where the Reference Rate is based on Three-Month LIBOR.

                   MARGIN RANGES-PRIME (1)(2)
----------------------------------------------------------------
                     NUMBER OF                     PERCENTAGE OF
  CUT-OFF DATE      HOME EQUITY    CUT-OFF DATE       AGGREGATE
  MARGIN RANGES        LOANS       TRUST BALANCE       BALANCE
----------------------------------------------------------------
 -1.50% --  -1.01%...       35   $  2,277,092.15         0.35%
 -1.00  --  -0.51...       187     12,771,486.01         1.94
 -0.50  --  -0.01...       490     28,575,743.28         4.34
  0.00  --   0.49...       218     14,315,073.91         2.17
  0.50  --   0.99...       174     10,633,214.40         1.62
  1.00  --   1.49...       164     10,430,962.58         1.58
  1.50  --   1.99...       164      8,672,718.84         1.32
  2.00  --   2.49...       603     50,172,285.56         7.62
  2.50  --   2.99...       424     33,532,940.98         5.09
  3.00  --   3.49...     1,480    108,919,302.01        16.55
  3.50  --   3.99...     1,022     72,346,511.12        10.99
  4.00  --   4.49...     2,663    143,715,773.13        21.83
  4.50  --   4.99...     1,868     86,123,235.14        13.08
  5.00  --   5.49...       955     38,053,215.04         5.78
  5.50  --   5.99...       468     20,804,448.23         3.16
  6.00  --   6.49...       198      7,392,837.54         1.12
  6.50  --   6.99...       125      6,311,583.30         0.96
  7.00  --   7.49...        35      1,641,662.52         0.25
  7.50  --   7.99...        20        952,413.18         0.14
  8.00  --   8.49...        14        376,311.77         0.06
  8.50  --   8.99...         4        100,242.87         0.02
  9.00  --   9.49...         4         76,385.97         0.01
  9.50  --   9.99...         3         58,499.30         0.01
 10.00  --  10.49...         1         19,954.11         0.00
                         -----   ---------------        -----
   Total............    11,319   $658,273,892.94       100.00%
                         -----   ---------------       ------
                         -----   ---------------       ------

------------------------

(1) The Weighted Average Cut-Off Date Margin where the Reference Rate is based on Prime is 3.32%.

(2) This schedule includes those Home Equity Loans where the Reference Rate is based on Prime.

                    MAXIMUM INTEREST RATE(1)
-----------------------------------------------------------------
                                                   PERCENTAGE OF
  CUT-OFF DATE      NUMBER OF                         POOL BY
MAXIMUM INTEREST   HOME EQUITY    CUT-OFF DATE      CUT-OFF DATE
      RATE            LOANS       TRUST BALANCE    TRUST BALANCE
-----------------------------------------------------------------
15.0%............      1,523     $ 90,115,282.78        11.16%
16.0.............      1,421       78,945,267.32         9.77
18.0.............      3,815      232,108,858.29        28.73
19.0.............         81        2,775,118.37         0.34
19.5.............          4           83,947.20         0.01
20.0.............        113        3,273,620.27         0.41
21.0.............      7,393      400,522,184.87        49.58
                       -----     ---------------        -----
   Total.........     14,350     $807,824,279.10       100.00%
                       -----     ---------------        -----
                       -----     ---------------        -----

------------------------

(1) The Weighted Average Maximum Interest Rate is 18.97% per annum.

                    LOAN AMORTIZATION TERM(1)
-----------------------------------------------------------------
                                                   PERCENTAGE OF
                    NUMBER OF                         POOL BY
LOAN AMORTIZATION  HOME EQUITY    CUT-OFF DATE      CUT-OFF DATE
TERM (IN MONTHS)      LOANS       TRUST BALANCE    TRUST BALANCE
-----------------------------------------------------------------
60...............         33     $    734,899.42         0.09%
120..............        774       19,168,567.30         2.37
180..............      6,907      256,823,478.55        31.79
240..............         29        1,940,690.51         0.24
300..............          1           32,018.56         0.00
360..............      6,606      529,124,624.76        65.50
                       -----     ---------------        -----
   Total.........     14,350     $807,824,279.10       100.00%
                       -----     ---------------        -----
                       -----     ---------------        -----

------------------------

(1) The Weighted Average Loan Amortization Term is approximately 297 months. The effect of an Additional Balance in connection with a Home Equity Loan is to reset the commencement date of the original amortization basis to the date such Additional Balance is drawn.

             TYPES OF MORTGAGED PROPERTIES(1)(2)(3)
-----------------------------------------------------------------
                     NUMBER OF                      PERCENTAGE OF
                    HOME EQUITY    CUT-OFF DATE       AGGREGATE
  PROPERTY TYPE        LOANS       TRUST BALANCE       BALANCE
-----------------------------------------------------------------
Single Family.....      8,888     $506,549,809.82        86.76%
2-4 Family........        481       33,330,517.58         5.71
Condominiums......         73        3,212,616.21         0.55
Other.............        564       40,748,747.89         6.98
                        -----     ---------------        -----
   Total..........     10,006     $583,841,691.50       100.00%
                        -----     ---------------        -----
                        -----     ---------------        -----

------------------------

(1) The data herein is based on 10,006 Home Equity Loans originated after July 7, 1996. As to the 4,344 Home Equity Loans originated prior to July 7, 1996, no such information is available in the Originators' electronic records.

(2) Based on information supplied by the borrower in loan application.

(3) Includes Home Equity Loans secured by multiple Mortgaged Properties. Each of these Home Equity Loans has been categorized according to the property type of the Mortgaged Property that has the highest appraised value securing such Home Equity Loan.

              USE OF MORTGAGED PROPERTIES(1)(2)(3)
-----------------------------------------------------------------
                     NUMBER OF                      PERCENTAGE OF
                    HOME EQUITY    CUT-OFF DATE       AGGREGATE
   PROPERTY USE        LOANS       TRUST BALANCE       BALANCE
-----------------------------------------------------------------
Owner Occupied....      8,970     $510,222,625.61        87.39%
Non-owner
 Occupied.........        922       67,618,685.32        11.58
Second Home.......        114        6,000,380.57         1.03
                        -----     ---------------        -----
   Total..........     10,006     $583,841,691.50       100.00%
                        -----     ---------------        -----
                        -----     ---------------        -----

------------------------

(1) The data herein is based on 10,006 Home Equity Loans originated after July 7, 1996. As to the 4,344 Home Equity Loans originated prior to July 7, 1996, no such information is available in the Originators' electronic records.

(2) Based on information supplied by the borrower in loan application.

(3) Includes Home Equity Loans secured by multiple Mortgaged Properties. Each of these Home Equity Loans has been categorized according to the use of the Mortgaged Property that has the highest appraised value securing such Home Equity Loan.

                       YEAR OF ORIGINATION
-----------------------------------------------------------------
                                                    PERCENTAGE OF
                     NUMBER OF                         POOL BY
     YEAR OF        HOME EQUITY    CUT-OFF DATE     CUT-OFF DATE
   ORIGINATION         LOANS       TRUST BALANCE    TRUST BALANCE
-----------------------------------------------------------------
1990..............         21     $    725,459.77         0.09%
1991..............         57        2,344,104.72         0.29
1992..............        143        6,160,997.76         0.76
1993..............        315       14,400,945.86         1.78
1994..............        714       35,207,776.79         4.36
1995..............        908       46,807,530.95         5.79
1996..............      9,020      519,686,438.24        64.33
1997..............      3,172      182,491,025.01        22.59
                        -----     ---------------        -----
   Total..........     14,350     $807,824,279.10       100.00%
                        -----     ---------------        -----
                        -----     ---------------        -----

               COMBINED LOAN-TO-VALUE RATIOS(1)(2)
-----------------------------------------------------------------
RANGE OF COMBINED    NUMBER OF                      PERCENTAGE OF
  LOAN-TO-VALUE     HOME EQUITY    CUT-OFF DATE       AGGREGATE
      RATIOS           LOANS       TRUST BALANCE       BALANCE
-----------------------------------------------------------------
  0.01%- 10.00%....        11     $    385,123.74         0.07%
 10.01 - 20.00.....        84        2,514,399.63         0.43
 20.01 - 30.00.....       207        8,119,823.15         1.39
 30.01 - 40.00.....       410       17,604,266.27         3.02
 40.01 - 50.00.....       675       33,118,329.33         5.67
 50.01 - 55.00.....       409       22,052,312.76         3.78
 55.01 - 60.00.....       609       34,340,418.27         5.88
 60.01 - 65.00.....       876       47,345,763.82         8.11
 65.01 - 70.00.....     1,157       66,877,128.05        11.45
 70.01 - 75.00.....     2,094      110,624,691.29        18.95
 75.01 - 80.00.....     2,056      134,092,231.15        22.97
 80.01 - 85.00.....       967       69,102,764.72        11.84
 85.01 - 90.00.....       226       20,630,202.18         3.53
 90.01 - 95.00.....       119        8,794,330.00         1.51
 95.01 -100.00.....       105        8,203,907.14         1.41
100.01 -105.00.....         1           36,000.00         0.01
                       ------     ---------------        -----
   Total..........     10,006     $583,841,691.50       100.00%
                       ------     ---------------        -----
                       ------     ---------------        -----

------------------------

(1) The data herein is based on 10,006 Home Equity Loans originated after July 7, 1996. As to the 4,344 Home Equity Loans originated prior to July 7, 1996, no such information is available in the Originators' electronic records.

(2) The weighted average of the Pool Combined Loan-to-Value Ratio is 70.35%.

     GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES(1)(2)
-----------------------------------------------------------------
                                                    PERCENTAGE OF
                     NUMBER OF                         POOL BY
                    HOME EQUITY    CUT-OFF DATE     CUT-OFF DATE
      STATE            LOANS       TRUST BALANCE    TRUST BALANCE
-----------------------------------------------------------------
AL................          1     $     23,968.48         0.00%
AZ................        107        5,862,938.22         0.73
CA................      1,951      155,658,704.27        19.27
CO................        294       15,330,223.30         1.90
CT................         20        1,085,783.40         0.13
DE................         31        1,697,949.70         0.21
FL................        437       19,268,844.03         2.39
GA................        167        6,891,226.44         0.85
HI................          2           60,348.79         0.01
IA................          2           74,557.91         0.01
ID................        262       14,644,224.65         1.81
IL................        457       22,731,918.35         2.81
IN................        386       17,392,475.99         2.15
KS................        205        8,380,287.77         1.04
KY................        186        8,193,742.02         1.01
LA................         52        2,446,550.31         0.30
MA................        311       18,620,196.73         2.30
MD................        185       10,061,909.92         1.25
ME................          1           43,514.41         0.01
MI................          8          314,799.07         0.04
MN................        298       14,918,438.24         1.85
MO................        345       12,790,420.40         1.58
MS................         36        1,350,356.95         0.17
MT................        172        8,730,425.18         1.08
NC................        364       16,449,693.41         2.04
NE................         97        3,435,429.65         0.43
NH................        135        7,637,835.45         0.95
NJ................        439       27,212,915.10         3.37
NM................        107        5,279,427.73         0.65
NV................         93        7,322,051.04         0.91
NY................      2,450      143,645,034.02        17.78
OH................      1,537       73,179,789.67         9.06
OK................        240        8,202,512.18         1.02
OR................        466       32,086,296.32         3.97
PA................      1,031       43,838,654.34         5.43
RI................         23        1,818,123.09         0.23
SC................         59        2,575,765.59         0.32
TN................         14          711,612.24         0.09
TX................          3          174,701.37         0.02
UT................        174       14,671,861.64         1.82
VA................        219       11,395,666.16         1.41
VT................         11          344,831.30         0.04
WA................        790       54,235,550.75         6.71
WI................         61        2,677,168.66         0.33
WV................        121        4,355,554.86         0.54
                        -----     ---------------        -----
   Total..........     14,350     $807,824,279.10       100.00%
                        -----     ---------------        -----
                        -----     ---------------        -----

------------------------

(1) The data herein is based on the actual location of the Mortgaged Properties with respect to the 10,006 Home Equity Loans originated after July 7, 1996. As to the 4,344 Home Equity Loans originated prior to July 7, 1996, the data herein is based on the billing address of the borrower.

(2) Includes Home Equity Loans secured by multiple Mortgaged Properties. Each of these Home Equity Loans has been geographically categorized according to the location of the Mortgaged Property that has the highest appraised value securing such Home Equity Loan.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     As described herein, the actual maturity of the Offered Certificates will depend on the timing of the receipt of principal (including prepayments) on the Home Equity Loans, the amount of Monthly Excess Interest Amounts distributed on each Distribution Date and, among other things, the extent to which the Home Equity Loans become Liquidated Home Equity Loans. All of the Home Equity Loans may be prepaid in full or in part at any time. In certain of the jurisdictions in which the Home Equity Loans are originated, however, the Originators may have a right to assess a penalty in connection with prepayments of any such Home Equity Loans. The prepayment charges collected on the Home Equity Loans will not be distributed to Certificateholders, but will be retained by the Master Servicer and paid to the related Originator as compensation for the origination costs of the Home Equity Loans incurred by the Originator. See 'The Home Equity Lending Program -- Home Equity Loan Terms' herein.

     The Originators do not generally maintain records of the historical prepayment experience on their portfolios of Home Equity Loans, and the Depositor is not aware of any publicly available studies or statistics on the rate of prepayment of Home Equity Loans such as the Home Equity Loans.
Generally, Home Equity Loans are not viewed by mortgagors as permanent financing. Accordingly, the Home Equity Loans may experience a higher rate of prepayment than traditional mortgage loans. On the other hand, because the amortization schedules relating to the Home Equity Loans are reset upon additional draws by the related borrowers, in the absence of voluntary borrower prepayments, slower rates of principal payments could be experienced relative to traditional fully amortizing first mortgages. The prepayment experience of the Home Equity Loans may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. Notwithstanding the foregoing, the Trustee will sell the assets remaining in the Trust Fund on the Distribution Date occurring in May 2037 and the Trust Fund will terminate.

     Borrower payments of principal (including prepayments) with respect to a Home Equity Loan will be applied on a pro rata basis to the related Trust Balance and any related Additional Balance. As described under 'Description of the Certificates -- Amount of Distribution -- Class A, Class M and Class B Principal,' until the Step-Down Date, the Class A Certificateholders will be entitled to receive 100% of the Principal Distribution Amount for each Distribution Date. Thereafter, unless a Trigger Event is in effect, distributions of principal on the Class A, Class M, and Class B Certificates will be made in a manner intended to maintain the prescribed subordination levels.

     Substantially all of the Home Equity Loans contain due-on-sale provisions, and the Master Servicer intends to enforce such provisions unless such enforcement is not permitted by applicable law. The enforcement of a due-on-sale provision will have the same effect as a prepayment of the related Home Equity Loan. See 'Description of the Certificates -- Collection and Other Servicing Procedures' herein and 'Certain Legal Aspects of Mortgage Loans -- Due-on-Sale Clauses' in the Prospectus for a description of certain provisions of the Agreement that may affect the prepayment experience on the Home Equity Loans. The yield to an investor in any Class of Offered Certificates who purchases such Offered Certificates at a price that is different from par will be different if the rate of prepayment on the Home Equity Loans is actually different than the rate anticipated by such investor at the time such Certificates were purchased. Holders of the Offered Certificates will bear the risk of being able to reinvest their distributions of principal at a yield at least equal to the yield on their Offered Certificates.

     Collections on the Home Equity Loans may vary because, among other things, borrowers may make payments during any month as low as the interest payment for such month plus an amount of principal or as high as the entire outstanding balance plus accrued interest thereon. Collections on the Home Equity Loans may also vary due to seasonal purchasing and payment habits of borrowers.

     No assurance can be given as to the level of prepayments that the Home Equity Loans will experience, and it can be expected that a portion of borrowers will not prepay their Home Equity Loans to any significant degree.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment assumption model used in this Prospectus Supplement is based on a Constant Prepayment Rate ('CPR'). CPR represents a constant rate of prepayment on the Home Equity Loans each month relative to the aggregate outstanding principal balance of the Home Equity Loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of home equity loans or a prediction of the anticipated rate of prepayment of any pool of Home Equity Loans, including the Home Equity Loans, and no representation is made to the effect that the Home Equity Loans will prepay at the specified CPR. Furthermore, the Depositor does not make any representation about the appropriateness of the CPR model.

     The following tables set forth the percentages of the initial Class A and Class M Certificate Balances that would be outstanding after each of the dates shown, based on CPRs of 0%, 10%, 20%, 25%, 30% and 40% per annum. It is very unlikely that the Home Equity Loans will prepay at a constant rate of CPR until maturity or that all of the Home Equity Loans will prepay at the same rate.

     The following tables assume that the Home Equity Loans have been aggregated into the following two pools. Pool 1 has a principal balance of $149,550,386, a weighted average Loan Rate of 12.499% for the first 3 months and 12.7684% thereafter, and a weighted average Net Loan Rate of 11.499% for the first 3 months and 11.7684% thereafter. Pool 2 has a principal balance of $658,273,893, a weighted average Loan Rate of 11.533% for the first 3 months and 11.820% thereafter, and a weighted average Net Loan Rate of 10.533% for the first 3 months, and 10.820% thereafter. In addition, such tables assume that (i) the distributions are made in accordance with the description set forth under 'Description of the Certificates -- Amount of Distributions' herein, (ii) distributions of principal and interest on the Offered Certificates will be made on the 28th day of each calendar month regardless of the day on which the Distribution Date actually occurs, (iii) no delinquencies or losses occur on the Home Equity Loans, (iv) scheduled monthly payments on the Home Equity Loans are comprised of interest only and the only principal payments on the Home Equity Loans are those represented by prepayments calculated under each of the prepayment assumptions as set forth in the previous paragraph, (v) all prepayments are prepayments in full, (vi) the scheduled due date for each of the Home Equity Loans is the first day of each month and each Home Equity Loan accrues interest on the basis of a 360-day year of twelve 30-day months, (vii) the Closing Date is May 20, 1997, (viii) other than as indicated in the tables, the Home Equity Loans are not purchased as described under 'Description of the Certificates -- Termination; Retirement of the Certificates' herein, (ix) the difference between the weighted average Loan Rate and the weighted average Net Loan Rate is sufficient to pay servicing fees, (x) the initial Class A Certificate Balance is $743,198,000, the initial Class M Certificate Balance is $32,313,000 and the initial Class B Certificate Balance is $32,313,000 and (xi) the Class A, Class M and Class B Pass-Through Rates remain constant at 5.7975%, 5.9575% and 6.0575% per annum, respectively.

     Since the tables were prepared on the basis of the assumptions in the preceding paragraph, there will be discrepancies between the characteristics of the actual Home Equity Loans and the characteristics assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Class A, Class M and Class B Certificate Balances outstanding and the weighted average lives of the Offered Certificates set forth in the tables. In particular, all the rates on the Home Equity Loans are adjustable and will most likely vary from the assumed interest rate, which variation may have a significant effect on the percentages of the Class A, Class M and Class B Certificate Balances outstanding and the weighted average lives. As a result of the foregoing, the distributions of principal on the Offered Certificates may be made earlier or later than indicated in the tables. In addition, the tables show the weighted average lives of each Class of the Offered Certificates assuming that the Master Servicer exercises its option to purchase the Home Equity Loans when the Pool Balance is 10% or less of the Cut-Off Date Pool Balance, as described herein under 'Description of the Certificates -- Termination; Retirement of the Certificates.' There can be no assurance that such purchase will occur.

     The Master Servicer has the option of purchasing all of the assets of the Trust Fund at such time as the Pool Balance is less than 10% of the Cut-Off Date Pool Balance. In the event the Master Servicer exercises its option of purchasing all of the assets of the Trust Fund, distributions allocable to principal will be made to holders of the Offered Certificates in advance (and possibly significantly in advance) of the time that the aggregate amount of such distributions would otherwise have been made to Certificateholders. See 'Description of the Certificates -- Termination; Retirement of the Certificates' herein.

             PERCENTAGE OF INITIAL CERTIFICATE BALANCE OUTSTANDING
                              CLASS A CERTIFICATES

DISTRIBUTION DATES                                  0%         10%         20%         25%         30%         40%
-------------------------------------------   --------    --------    --------    --------    --------    --------
Initial....................................        100%        100%        100%        100%        100%        100%
April 28, 1998.............................         98          87          76          71          65          54
April 28, 1999.............................         98          77          59          50          42          28
April 28, 2000.............................         98          68          45          35          26          12
April 28, 2001.............................         98          60          34          26          20          11
April 28, 2002.............................         98          53          27          19          14           6
April 28, 2003.............................         98          47          21          14          10           4
April 28, 2004.............................         98          41          17          11           7           2
April 28, 2005.............................         98          36          14           8           5           1
April 28, 2006.............................         98          31          11           6           3           1
April 28, 2007.............................         98          28           9           5           2           0
April 28, 2008.............................         98          25           7           3           2           0
April 28, 2009.............................         98          23           6           3           1           0
April 28, 2010.............................         98          21           4           2           1           0
April 28, 2011.............................         98          19           4           1           0           0
April 28, 2012.............................         98          17           3           1           0           0
April 28, 2013.............................         98          15           2           1           0           0
April 28, 2014.............................         98          14           2           0           0           0
April 28, 2015.............................         98          12           1           0           0           0
April 28, 2016.............................         98          11           1           0           0           0
April 28, 2017.............................         98          10           1           0           0           0
April 28, 2018.............................         98           9           0           0           0           0
April 28, 2019.............................         78           7           0           0           0           0
April 28, 2020.............................         78           6           0           0           0           0
April 28, 2021.............................         78           5           0           0           0           0
April 28, 2022.............................          0           0           0           0           0           0
Weighted Average Life(1)...................      23.62        7.70        3.88        3.01        2.42        1.64
Expected Maturity Date.....................   02/28/22    02/28/22    02/28/20    10/28/15    03/28/12    09/28/07
Weighted Average Life(1)(2)................      23.62        7.53        3.55        2.75        2.21        1.49
Expected Maturity Date(2)..................   02/28/22    03/28/19    08/28/07    05/28/05    10/28/03    11/28/01

------------

(1) The weighted average life of the Class A Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class A Certificate Balance.

(2) Assumes that an optional purchase is exercised by the Master Servicer when the Pool Balance is 10% or less of the Cut-Off Date Pool Balance.

            PERCENTAGE OF INITIAL CERTIFICATE BALANCE OUTSTANDING OF
                              CLASS M CERTIFICATES

DISTRIBUTION DATES                                  0%         10%         20%         25%         30%         40%
-------------------------------------------   --------    --------    --------    --------    --------    --------

Initial....................................        100%        100%        100%        100%        100%        100%
April 28, 1998.............................        100         100         100         100         100         100
April 28, 1999.............................        100         100         100         100         100         100
April 28, 2000.............................        100         100         100         100         100         100
April 28, 2001.............................        100         100         100          79          60          32
April 28, 2002.............................        100         100          82          59          42          19
April 28, 2003.............................        100         100          66          44          29          12
April 28, 2004.............................        100         100          52          33          21           5
April 28, 2005.............................        100         100          42          25          14           0
April 28, 2006.............................        100          97          34          19          10           0
April 28, 2007.............................        100          87          27          14           5           0
April 28, 2008.............................        100          78          21          11           0           0
April 28, 2009.............................        100          71          17           7           0           0
April 28, 2010.............................        100          64          14           2           0           0
April 28, 2011.............................        100          57          11           0           0           0
April 28, 2012.............................        100          51           9           0           0           0
April 28, 2013.............................        100          46           5           0           0           0
April 28, 2014.............................        100          42           2           0           0           0
April 28, 2015.............................        100          38           0           0           0           0
April 28, 2016.............................        100          34           0           0           0           0
April 28, 2017.............................        100          30           0           0           0           0
April 28, 2018.............................        100          27           0           0           0           0
April 28, 2019.............................        100          20           0           0           0           0
April 28, 2020.............................        100          18           0           0           0           0
April 28, 2021.............................        100          16           0           0           0           0
April 28, 2022.............................          0           0           0           0           0           0
Weighted Average Life(1)...................      24.77       16.31        8.29        6.42        5.23        4.17
Expected Maturity Date.....................   02/28/22    02/28/22    11/28/14    12/28/10    04/28/08    01/28/05
Weighted Average Life(1)(2)................      24.77       15.80        7.44        5.78        4.70        3.81
Expected Maturity Date(2)..................   02/28/22    03/28/19    08/28/07    05/28/05    10/28/03    11/28/01

------------

(1) The weighted average life of the Class M Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class M Certificate Balance.

(2) Assumes that an optional purchase is exercised by the Master Servicer when the Pool Balance is 10% or less of the Cut-Off Date Pool Balance.

            PERCENTAGE OF INITIAL CERTIFICATE BALANCE OUTSTANDING OF
                              CLASS B CERTIFICATES

DISTRIBUTION DATES                                  0%         10%         20%         25%         30%         40%
-------------------------------------------   --------    --------    --------    --------    --------    --------

Initial....................................        100%        100%        100%        100%        100%        100%
April 28, 1998.............................        100         100         100         100         100         100
April 28, 1999.............................        100         100         100         100         100         100
April 28, 2000.............................        100         100         100         100         100         100
April 28, 2001.............................        100         100         100          79          60          32
April 28, 2002.............................        100         100          82          59          42          17
April 28, 2003.............................        100         100          66          44          29           5
April 28, 2004.............................        100         100          52          33          19           0
April 28, 2005.............................        100         100          42          25           9           0
April 28, 2006.............................        100          97          34          16           3           0
April 28, 2007.............................        100          87          27           9           0           0
April 28, 2008.............................        100          78          20           4           0           0
April 28, 2009.............................        100          71          14           0           0           0
April 28, 2010.............................        100          64           8           0           0           0
April 28, 2011.............................        100          57           4           0           0           0
April 28, 2012.............................        100          51           1           0           0           0
April 28, 2013.............................        100          46           0           0           0           0
April 28, 2014.............................        100          42           0           0           0           0
April 28, 2015.............................        100          38           0           0           0           0
April 28, 2016.............................        100          34           0           0           0           0
April 28, 2017.............................        100          30           0           0           0           0
April 28, 2018.............................        100          27           0           0           0           0
April 28, 2019.............................        100          18           0           0           0           0
April 28, 2020.............................        100          15           0           0           0           0
April 28, 2021.............................        100          12           0           0           0           0
April 28, 2022.............................          0           0           0           0           0           0
Weighted Average Life(1)...................      24.77       16.21        7.97        6.18        5.02        3.88
Expected Maturity Date.....................   02/28/22    02/28/22    08/28/12    03/28/09    11/28/06    01/28/04
Weighted Average Life(1)(2)................      24.77       15.80        7.44        5.78        4.69        3.66
Expected Maturity Date(2)..................   02/28/22    03/28/19    08/28/07    05/28/05    10/28/03    11/28/01

------------

(1) The weighted average life of the Class B Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial Class B Certificate Balance.

(2) Assumes that an optional purchase is exercised by the Master Servicer when the Pool Balance is 10% or less of the Cut-Off Date Pool Balance.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement, which will be filed with the Securities and Exchange Commission on a Form 8-K current report after the initial issuance of the Certificates. The following summaries describe certain provisions of the Agreement, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference. The description of the Agreement herein contains the material terms of the Agreement and supplements the description of a Pooling and Servicing Agreement in the Prospectus.

GENERAL

     The Offered Certificates will be issued in denominations of $1,000 and integral multiples thereof and will evidence specified beneficial ownership interests in the Trust Fund. (Section 6.01). The Trust Fund consists of, to the extent provided in the Agreement, (i) the Trust Balance of each of the Home
Equity Loans that from time to time are subject to the Agreement, (ii) the assets that from time to time are identified as deposited in respect thereof in the Certificate Account referred to below under 'Payments on Home Equity Loans; Establishment of Home Equity Loan Payment Record; Deposits to Certificate Account' in accordance with the Agreement (except as otherwise provided therein), (iii) the Trust Percentage of property acquired by foreclosure of such Home Equity Loans or deed in lieu of foreclosure and (iv) any Servicer Letter of Credit. (Article I and Section 2.01). Definitive Certificates (as defined in 'Description of Certificates -- Registration of Certificates' herein), if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, acting as Certificate Registrar. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge. (Section 6.02).

ASSIGNMENT OF HOME EQUITY LOANS

     At the time of issuance of the Certificates, the Originators will assign to the Depositor, who in turn will assign to the Trustee, all of the Originators' right, title and interest in and to the Trust Percentage of each Home Equity Loan, including the Trust Percentage of all principal and interest received on or with respect to each such Home Equity Loan subsequent to the Cut-Off Date (other than principal and interest allocable to any Additional Balance and any prepayment charges, fees or amounts received in respect of taxes, insurance premiums, assessments and similar items, as provided in the Agreement), together with all their right, title and interest in and to the Trust Percentage of the proceeds of any related insurance policies received after the Cut-Off Date. (Section 2.01). The Trustee, concurrently with the Depositor's assignment, will deliver the Certificates to the Depositor in exchange for the Home Equity Loans. (Section 2.05).

     Under the terms of the Agreement, during the period that the Certificates are outstanding and so long as Beneficial Corporation's long-term senior debt is rated at least A- by Standard & Poor's, A3 by Moody's and A- by Fitch, the related Originators shall be entitled to maintain possession of certain documents relating to the Home Equity Loans (the 'Mortgage Files') and will not be required to deliver any of them to the Trustee. In addition, during such time the Originators shall not be required to record assignments of the Home Equity Loans in favor of the Trustee. In the event, however, that possession of any Mortgage File is required by the Master Servicer, the Master Servicer will be entitled to request delivery thereof and to retain the same for as long as necessary for servicing purposes. Any such Mortgage Files will be returned to the related Originator (unless returned to the related borrower in connection with the payment in full of the related Home Equity Loan) when possession thereof is no longer required. In the event that Beneficial Corporation's long-term senior debt rating does not satisfy the above-referenced standards while the Certificates are outstanding, the documentation relating to each Home Equity Loan will be delivered to and maintained by the Trustee and the Originators will be required to record assignments of the Home Equity Loans in favor of the Trustee (unless opinions of counsel are delivered to the Trustee to the effect that recordation of assignments is not required to protect the interests of the Trustee in the Home Equity Loans). The Agreement will provide that the Master Servicer will notify each of the Originators and the Trustee upon learning that Beneficial Corporation's long-term senior debt rating does not satisfy the above-referenced standards. Under the Agreement, the Trustee is appointed attorney-in-fact for each Originator with power to prepare, execute and record assignments of the Home Equity Loans in the event that the Originators fail to do so on a timely basis. (Section 2.01).

     In the event the Mortgage Files are delivered to the Trustee, the Trustee will review such Mortgage Files within 60 days of receipt thereof. (Section 2.01). If any such document is found to be missing or defective in any material respect and if the omission or defect is not cured within a 30-day period, the Depositor will be obligated either (i) to repurchase the Trust Balance of the related Home Equity Loan from the Trust Fund at a price equal to the sum of the Trust Balance of such Home Equity Loan as of the end of the Collection Period preceding the date of repurchase and accrued and unpaid interest on such Trust Balance at the Net Loan Rate to the end of the related Collection Period (the 'Purchase Price') or (ii) within two years from the original issuance of the Certificates, to substitute therefor one or more
Eligible Substitute Home Equity Loans and deliver the positive difference between the Trust Balance of the replaced Home Equity Loan (together with any accrued and unpaid interest thereon) and the amount of the conveyed balance of the Eligible Substitute Home Equity Loans (such difference, the 'Substitution Adjustment Amount') to the Master Servicer for deposit in the Certificate Account prior to the following Distribution Date. (Section 2.02).

     The Depositor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Home Equity Loan (e.g., original Combined Loan-to-Value Ratio, Cut-Off Date Trust Balance and Loan Rate). In addition, the Depositor will represent and warrant that, as of the applicable Cycle Date immediately preceding the Cut-Off Date, no payment of principal or interest on or in respect of any Home Equity Loan is more than 30 days past due on a contractual basis. (Section 2.04). Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders in the related Home Equity Loan, the Depositor will have a period of 60 days after discovery or notice of a breach to effect a cure. If the breach is not cured within such 60-day period, the Depositor will be obligated either (i) to repurchase the Trust Balance of the related Home Equity Loan from the Trust Fund at the Purchase Price or (ii) within two years from the original issuance of the Certificates, to substitute for such Trust Balance an Eligible Substitute Home Equity Loan and remit the Substitution Adjustment Amount to the Master Servicer, as described above, in either case for deposit in the Certificate Account prior to the Distribution Date following the end of the related cure period. Upon receipt by the Trustee of written notification of any such repurchase or substitution, the Trustee shall execute and deliver an instrument of transfer or assignment necessary to vest in the Depositor legal and beneficial ownership of the Trust Balance of such Home Equity Loan (including any property acquired in respect thereof or proceeds of any insurance policy with respect thereto). The obligation of the Depositor to repurchase or replace the Trust Balance of any such Home Equity Loan shall be the sole remedy available to Certificateholders or the Trustee for any such breach. (Sections
2.02 and 2.04). In a separate agreement among the Originators and the Depositor the Originators will make corresponding representations, warranties and covenants to the Depositor and will indemnify the Depositor for any losses resulting from breaches in any representations and warranties relating to the Home Equity Loans.

     An Eligible Substitute Home Equity Loan is a Home Equity Loan that conforms to the representations and warranties of the Depositor in the Agreement described above (deemed to have been made as of the date of substitution), has a Loan Rate of not less than the Loan Rate of the Defective Home Equity Loan and not more than 1% in excess thereof, has a final maturity no more than six months earlier or later than the final maturity of the Defective Home Equity Loan, has an original Combined Loan-to-Value Ratio not greater than that of the Defective Home Equity Loan and has a Mortgage of the same or higher level of priority of the Mortgage relating to the Defective Home Equity Loan (an 'Eligible Substitute Home Equity Loan'). (Section 1.01). The remedies in the event of a breach of representation or warranty with respect to an Eligible Substitute Home Equity Loan will be similar to those described above (to the extent permitted by laws applicable at the time to REMICs, except that substitution will not be permitted after two years following the initial issuance of the Certificates). (Section 2.02).

     Notwithstanding the foregoing, in the case of any repurchase or substitution of the Trust Balance of a Home Equity Loan that would result in the realization of a gain by the Trust Fund, the Depositor will not be required to repurchase or replace the Trust Balance of such Home Equity Loan unless it is a Defective Home Equity Loan and the Trustee has received (i) either an opinion of counsel to the effect that such repurchase or substitution will not be subject to tax as a result of being deemed a 'prohibited transaction' under section 860F(a)(2) of the Code or a certificate from the Depositor to the effect that such repurchase or substitution will not give rise to net income taxable under section 860F(a)(1) of the Code and (ii) an opinion of counsel to the effect that such repurchase or substitution will not be deemed a contribution to the REMIC after the 'start-up day' that would give rise to the tax specified under section 860G(d)(1) of the Code. Any such opinion or certificate will be provided solely at the expense of the Master Servicer. In the absence of such opinion or certificate, the Depositor will not be required to repurchase the Trust Balance of such Home Equity Loan unless it is a Defective Home Equity Loan and there is an actual or imminent default with respect thereto or unless such breach adversely affects the enforceability of such Home Equity Loan. (Section 2.02).

     Pursuant to the Agreement, the Master Servicer will, or will cause the related Originator, as subservicer, to, service and administer the Home Equity Loans as more fully set forth below.

AMENDMENTS TO LOAN AGREEMENTS

     The Master Servicer and any Originator in its capacity as subservicer may consent to the modification of the terms of any of the Loan Agreements not expressly prohibited by the Agreement, if (i) the effect of such modification will not be to materially and adversely affect the security afforded by the Mortgaged Property or, except as provided in the following sentence, decrease or slow the timing of receipt of any payments required thereunder, (ii) such modification will not cause the Trust Fund to fail to qualify as a REMIC under the REMIC Provisions, (iii) after such modification of the Loan Agreement or Mortgage, the related Home Equity Loan is a 'qualified mortgage' as defined in the REMIC Provisions, and (iv) the modification does not cause the Trust Fund to owe additional tax to any state or federal governmental agency. (Section 3.01). The Master Servicer and any Subservicer also may in its discretion (i) waive any late payment charge or any prepayment or other fees which may be collected in the ordinary course of servicing the Home Equity Loans and (ii) arrange with a borrower a schedule for the payment of interest due and unpaid, provided such arrangement is consistent with the Master Servicer's or Subservicer's then-current policies with respect to comparable Home Equity Loans held in its own portfolio. (Section 3.02).

     The Master Servicer and each Originator in its capacity as subservicer may also consent to the placing of a lien or liens junior to that of the Mortgage on the related Mortgaged Property so long as the total of the principal amount of any first deed of trust or mortgage, the Credit Limit and the aggregate principal balance secured by any such junior lien or liens does not exceed 75%, if such Mortgage is a second deed of trust or mortgage, or 80%, if such Mortgage is a first deed of trust, of the appraised value of the Mortgaged Property as specified in an appraisal made by or on behalf of the Master Servicer at the time of and in connection with such consent. (Section 3.01).

     In addition, the Master Servicer and each Originator in its capacity as subservicer may consent to an increase in the Credit Limit for any Home Equity Loan, provided (i) the Master Servicer or such Originator in its capacity as subservicer and such borrower enter into a new Loan Agreement providing for such increase and (ii) the Master Servicer deposits in the Certificate Account the amount necessary to prepay in full on behalf of the borrower the Trust Balance of the related Home Equity Loan. (Section 3.01).

     In the event that any tax is imposed on 'prohibited transactions' of the Trust Fund, as defined in section 860F(a)(2) of the Code, such tax will be charged against amounts otherwise distributable to holders of the Class R Certificates. To the extent such amounts are insufficient, such tax will be paid by the Master Servicer from its own funds, in which case the Master Servicer may retain from amounts otherwise distributable to the holders of the Class R Certificates on any subsequent Distribution Date funds sufficient to reimburse the Master Servicer for any such payments. (Section 3.01).

CONSENT TO SENIOR LIENS

     The Master Servicer and each Originator, in its capacity as a subservicer, to the extent consistent with its then-current practice respecting comparable mortgage loans held in its own portfolio, may permit the replacement of an existing senior lien loan with a new senior lien loan on any Mortgaged Property. The Master Servicer and each Originator in its capacity as subservicer may consent to the placement of a lien or liens senior to that of the Mortgage on the related Mortgaged Property; provided that the Combined Loan-to-Value Ratio for such Home Equity Loan after placement of such lien or liens will not exceed the Combined Loan-to-Value Ratio of such Home Equity Loan at origination. (Section 3.01).

PAYMENTS ON HOME EQUITY LOANS; ESTABLISHMENT OF HOME EQUITY LOAN PAYMENT RECORD; DEPOSITS TO CERTIFICATE ACCOUNT

     The Master Servicer and each of the Originators, in its capacity as subservicer, will follow such collection procedures as it follows from time to time with respect to mortgage loans in its servicing portfolio which are comparable to the Home Equity Loans. Collections in respect of the Trust Percentage of the Home Equity Loans that constitute part of the Trust Fund will be recorded in a record (the 'Home Equity Loan Payment Record') to be established and maintained by the Master Servicer. The Master Servicer will credit to the Home Equity Loan Payment Record payments in respect of each Home Equity Loan attributable to Trust Interest, Trust Principal Payments, Trust Liquidation Proceeds (i.e., the Trust Percentage of Liquidation Proceeds), the Purchase Price of any Trust Balance repurchased and Trust Insurance Proceeds (collectively, 'Home Equity Loan Collections'). Payments and collections that do not constitute Home Equity Loan Collections (e.g., annual fees or prepayment charges) will not be credited to the Home Equity Loan Payment Record. (Section 3.02).

     Debits to the Home Equity Loan Payment Record will be permitted to make deposits in the Certificate Account to be established by the Master Servicer with the Trustee as described below. (Section 3.03). Until so debited, all funds recorded on the Home Equity Loan Payment Record will be held in trust for the Certificateholders. (Section 3.02).

     The Master Servicer will establish and maintain a separate account (the 'Certificate Account') with the Trustee for the benefit of the Certificateholders. The Certificate Account must be (i) maintained with a depository institution whose long-term deposits or long-term unsecured debt obligations at the time of any deposit therein are rated by each of the Rating Agencies in its highest rating category, (ii) an account or accounts the deposits in which are fully insured under the Bank Insurance Fund or The Savings Association Insurance Fund, as from time to time constituted, (iii) a segregated trust account maintained with the Trustee in its fiduciary capacity in its corporate trust department or (iv) an account otherwise acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency. The collateral that is eligible to secure amounts in the Certificate Account is limited to Permitted Investments (i.e., United States government securities and other high-quality investments). (Article I and Section 4.02). Funds in the Certificate Account may be invested in Permitted Investments maturing in general not later than the business day preceding the next Distribution Date. All income and gain realized from any such investment will be for the benefit of the Master Servicer. The amount of any loss incurred in connection with any such investment must be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized. (Section 4.02).

     The Master Servicer will deposit in the Certificate Account not later  than
(i) the business day preceding each Distribution Date, provided the Master Servicer is entitled to retain and commingle funds pursuant to Section 3.02 of the Agreement, or (ii) the second business day following receipt of such funds, in the event the Master Servicer is not entitled to retain and commingle funds pursuant to Section 3.02 of the Agreement, an amount equal to the aggregate of the following amounts:

          (i) the total amount of Home Equity Loan Collections received during the related Collection Period; and

          (ii) the Purchase Price for any Defective Home Equity Loans which the Master Servicer is required to repurchase on the business day preceding such Distribution Date.

     Subject to the requirements to deposit such amounts in the Certificate Account as set forth in the preceding paragraph, the Master Servicer may retain and commingle funds to be deposited in the Certificate Account with its own funds so long as (i) no Event of Default (as defined in 'Description of the Certificates -- Events of Default' herein) shall have occurred and be continuing and (ii) either (x) the Master Servicer remains an affiliate of Beneficial Corporation and the short-term debt obligations of Beneficial Corporation are rated at least A-1 by Standard & Poor's and P-1 by Moody's (or such lower rating as each such organization may otherwise agree to in writing) or (y) the Master Servicer arranges for and maintains a Servicer Letter of Credit securing the Master Servicer's obligations acceptable in form and substance to each Rating Agency; provided, however, that amounts permitted to be retained and commingled pursuant to this subclause (y) shall not exceed the maximum amount of coverage under the Servicer Letter of Credit in accordance with the terms thereof (the 'Available Servicer LOC Amount'). As of any Distribution Date on which a Servicer Letter of Credit is maintained, the Available Servicer LOC Amount will be the maximum amount of coverage thereunder in accordance with the terms thereof. (Section 3.02).

SERVICER LETTER OF CREDIT

     Unless the short-term debt obligations of Beneficial Corporation are rated at least A-1 by Standard & Poor's, P-1 by Moody's and F-1 by Fitch, if the Master Servicer wishes to commingle with its own funds the proceeds of the Home Equity Loans prior to the time such proceeds would otherwise be required to be deposited in the Certificate Account the Master Servicer must, as a condition to such commingling, enter into a letter of credit, surety or similar agreement or other arrangement acceptable to the Rating Agencies that would not cause a reduction or withdrawal of the then-current ratings of any Class of Certificates (the 'Servicer Letter of Credit') with a qualified financial institution.

     If a Servicer Letter of Credit is required to be maintained, the terms of this paragraph shall be applicable. In the event that the Master Servicer is at any time commingling with its own funds proceeds of the Home Equity Loans and fails to deposit in the Certificate Account on or before the business day prior to a Distribution Date funds collected in connection with the Home Equity Loans which the Master Servicer is obligated to so deposit, the Trustee will, pursuant to the terms of the Servicer Letter of Credit, make a proper demand under the Servicer Letter of Credit that the institution that is then obligated under the Servicer Letter of Credit (the 'Servicer LOC Issuer') pay as promptly as practicable to the Trustee for deposit in the Certificate Account the lesser of
(i) Home Equity Loan Collections for the related Distribution Date and (ii) the amount by which the total deposited by the Master Servicer in the Certificate Account is less than the amount of such Home Equity Loan Collections (but in no event shall the amount of such demand exceed the Available Servicer LOC Amount). (Section 4.03).

METHOD OF DISTRIBUTION ON THE CERTIFICATES

     The Collection Period for any Home Equity Loan for any Distribution Date will be the one-month period ending on the Cycle Date for such Home Equity Loan in the month preceding the month of the related Distribution Date; provided that the first Collection Period will begin on the Cut-Off Date and end on the applicable Cycle Date in April 1997 (Section 1.01).

     Distributions of principal and interest on the Certificates will be made by the Trustee in accordance with the terms of the Agreement on each Distribution Date (i.e., the 28th day of each month or, if such date is not a business day, the next succeeding business day, commencing May 28, 1997), to the persons in whose names such Certificates are registered as of the Record Date. Distributions will be made by check or money order mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at least $5,000,000, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Certificates, will be DTC or its nominee) as it appears on the certificate register maintained by the Trustee in amounts calculated as described herein on the fifth business day prior to the related Distribution Date (the 'Determination Date'). However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the Trustee specified in the notice to Certificateholders of such final distribution. (Sections 5.01 and 10.1).

AMOUNT OF DISTRIBUTIONS

PASS-THROUGH RATES

     The 'Class A Pass-Through Rate' for any Distribution Date is the lesser  of
(a) LIBOR (determined as described below) on the related LIBOR Determination Date plus 0.12% and (b) the weighted average of the Net Loan Rates. Calculations of interest with respect to the Class A

Certificates will be based on the actual number of days elapsed during the related Accrual Period and a year assumed to consist of 360 days. (Section 1.01).

     In the event that, on a particular Distribution Date, Available Funds are not sufficient to make a full distribution of interest to the holders of the Class A Certificates, the amount of any interest shortfall will be carried forward and added to the amount of interest such holders will be entitled to receive on the next Distribution Date. Any such amount so carried forward will itself bear interest at the related Pass-Through Rate to the extent legally permitted.

     The 'Class M Pass-Through Rate' for any Accrual Period will be the lesser of (a) LIBOR on the related LIBOR Determination Date plus 0.25% and (b) the weighted average of the Net Loan Rates. The 'Class B Pass-Through Rate' for any Accrual Period will be the lesser of (a) LIBOR on the related LIBOR Determination Date plus 0.36% and (b) the weighted average of the Net Loan Rates. Calculations of interest with respect to the Class M and the Class B Certificates will be based on the actual number of days elapsed during the related Accrual Period and a year assumed to consist of 360 days. (Section 1.01).

     In the event that, on a particular Distribution Date, the Available Funds for Class M Interest or for Class B Interest is not sufficient to make a full distribution of interest to the holders of the Class M and Class B Certificates, the amount of any interest shortfall will be carried forward and added to the amount of interest such holders will be entitled to receive on the next Distribution Date. Any such amount so carried forward will itself bear interest at the related Pass-Through Rate to the extent legally permitted.

CALCULATION OF LIBOR

     On the second business day preceding each Distribution Date (or, in the case of the initial Accrual Period, the first business day following the first day of such Accrual Period) (each such date, a 'LIBOR Determination Date'), the Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ('LIBOR') for the next Accrual Period for the Certificates on the basis of the rate for such deposits that appears on the Telerate Page 3750 as of 11:00 a.m., London time, on that LIBOR Determination Date (or in the case of the initial Accrual Period, on the first business day following the Closing
Date). As used in this section, 'business day' means a day on which banks are open for dealing in foreign currency and exchange in London and New York City and 'Telerate Page 3750' means the display designated as page '3750' on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits). (Section 1.01).

     With respect to a LIBOR Determination Date on which no rate appears on Telerate Page 3750, LIBOR will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date by four 'Reference Banks' to prime banks in the London interbank market commencing on the second business day immediately following that LIBOR Determination Date. 'Reference Banks' means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) which have been designated as such by the Trustee and (iii) not controlling, controlled by, or under common control with, the Depositor. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR in respect of that LIBOR Determination Date will be the higher of (x) LIBOR as determined on the previous LIBOR Determination Date and (y) the Reserve Interest Rate. The 'Reserve Interest Rate' shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/100%) of the one-month U.S. dollar lending rates which at least two New York City banks selected by the Trustee are quoting on the relevant LIBOR Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which at least two New York City banks selected by the Trustee are quoting on such LIBOR Determination Date to leading European banks. (Section 1.01).

     The establishment of LIBOR on each LIBOR Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (212) 946-3231.

AVAILABLE FUNDS

     'Available Funds' for a Distribution Date will consist of:

          (i) the total amount of interest (net of the Servicing Fee) received in connection with the Trust Balances of the Home Equity Loans (such amount, the 'Trust Interest') during the related Collection Period; plus

          (ii) Trust Principal Payments received during the related Collection Period; plus

          (iii) Trust Insurance Proceeds received during the related Collection Period; plus

          (iv) Trust Liquidation Proceeds received during the related Collection Period; plus

          (v) the aggregate Purchase Price for the Trust Balances of any Home Equity Loans repurchased by the Depositor on the business day next preceding such Distribution Date pursuant to the Agreement; plus

          (vi) the aggregate Substitution Adjustment Amount for any Defective Home Equity Loans that were replaced by Eligible Substitute Home Equity Loans during the related Collection Period.

PRIORITY OF DISTRIBUTIONS

     On each Distribution Date, Available Funds will be applied in the amounts and the order of priority set forth under subheadings A, B and C below.

  A. CLASS A INTEREST

     Interest for the related Accrual Period will be paid on the Class A Certificates on each Distribution Date, to the extent of the Available Funds for the Class A Certificates for such date, at the Class A Pass-Through Rate on the then outstanding Class A Certificate Balance. The 'Class A Pass-Through Rate' for any Accrual Period will be equal to the lesser of (a) the London interbank offered rate for one-month United States dollar deposits ('LIBOR') (determined as described herein) on the related LIBOR Determination Date plus 0.12% and (b) the weighted average of the Net Loan Rates. The 'Net Loan Rate' means, with respect to a Home Equity Loan, the rate of interest applicable to the Trust Balance of such Home Equity Loan less the Servicing Fee Rate. The 'Class A Certificate Balance' as of any Distribution Date is the original principal balance of the Class A Certificates less all amounts distributed on account of principal to holders of the Class A Certificates on prior Distribution Dates.

     In the event that, on a particular Distribution Date, Available Funds are not sufficient to make a full distribution of interest to the holders of the Class A Certificates, the amount of any interest shortfall will be carried forward and added to the amount of interest such holders will be entitled to receive on the next Distribution Date. Any such amount so carried forward will itself bear interest at the Class A Pass-Through Rate to the extent legally permitted.

  B. CLASS M AND CLASS B INTEREST

     Interest for the related Accrual Period will be paid on the Class M and Class B Certificates on each Distribution Date to the extent of the amount available therefor for such Distribution Date after the distribution of interest on the Class A Certificates, at the Class M Pass-Through Rate on the then outstanding Class M Certificate Balance and at the Class B Pass-Through Rate on the then outstanding Class B Certificate Balance. The 'Class M Pass-Through Rate' for any Accrual Period will be equal to the lesser of (a) LIBOR on the related LIBOR Determination Date plus 0.25% and (b) the weighted average of the Net Loan Rates. The 'Class B Pass-Through Rate' for any Accrual Period will be equal to the lesser of (a) LIBOR on the related LIBOR Determination Date plus 0.36% and (b) the weighted average of the Net Loan Rates. The 'Class M Certificate Balance' and the 'Class B Certificate Balance' as of any Distribution Date are the original principal balances of the Class M Certificates and Class B Certificates less all amounts distributed on account of principal to holders of the Class M Certificates and the Class B Certificates on prior Distribution Dates, respectively. The rights of holders of the Class B Certificates to receive distributions of interest will be subordinated to the rights of holders of the Class M Certificates to receive such distributions.

     In the event that, on a particular Distribution Date, the amount available for Class M Interest or the amount available for Class B Interest (as described herein under 'Description of the Certificates -- Amount of Distributions') is not sufficient to make a full distribution of interest to the holders of the related Class of Certificates, the amount of any related interest shortfall will be carried forward and added to the amount of interest such holders will be entitled to receive on the next Distribution Date. Any such amount so carried forward will itself bear interest at the related Pass-Through Rate to the extent legally permitted.

     Each holder of record of any Certificate within a particular Class of the Offered Certificates will be entitled to receive such holder's Percentage
Interest in the amounts due such Class on such Distribution Date. The 'Percentage Interest' of an Offered Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Certificate as of the Cut-Off Date by the Certificate Principal Balance for the related Class of the Offered Certificates as of the Cut-Off Date.

  C. CLASS A, CLASS M AND CLASS B PRINCIPAL

     On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, holders of the Class A Certificates will be entitled to receive, to the extent of the Available Funds remaining after the distribution of interest on the Offered Certificates, payment of 100% of the Principal Distribution Amount.

     On each Distribution Date (a) on or after the Stepdown Date and (b) as long as a Trigger Event is not in effect, the holders of all Classes of the Offered Certificates will be entitled to receive, to the extent of the Available Funds remaining after the distribution of interest on the Offered Certificates, payments of principal, in the order of priority and in the amounts set forth below and to the extent of the Principal Distribution Amount as follows:

          First, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount shall be distributed to the holders of the Class A Certificates until the Class A Certificate Balance has been reduced to zero;

          Second, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the holders of the Class A
     Certificates   in  clause  First  above  and  (y)  the  Class  M  Principal
     Distribution Amount shall be distributed to the holders of the Class M Certificates, until the Class M Certificate Balance has been reduced to zero;

          Third, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the sum of the amount distributed to the holders of the Class A Certificates pursuant to clause First above, the amount distributed to the holders of the Class M Certificates pursuant to clause Second above and (y) the Class B Principal Distribution Amount shall be distributed to the holders of the Class B Certificates, until the Class B Certificate Balance has been reduced to zero; and

          Fourth, any amount of the Principal Distribution Amount remaining after making all of the distributions in clauses First, Second and Third above shall be distributed as part of the Monthly Excess Cashflow Amount and shall be applied as described below under 'Application of Monthly Excess Cashflow Amounts'.

     Notwithstanding the foregoing in the event that the Certificate Principal Balance of the Class A Certificates has been reduced to zero, all amounts of principal that would have been distributed to such Class A Certificates will be distributed to the Class M Certificates and the Class B Certificates in the order set forth in clauses Second and Third above. Similarly, if the Certificate Principal Balance of the Class M Certificates has been reduced to zero, all amounts of principal that would have been distributed to such Class M Certificates will be distributed to the Class B Certificates.

     'Principal Collected Amount' means, as of any Distribution Date, the sum of
(i) the Trust Percentage or Overdue Trust Percentage, as applicable, of each principal payment, received during the related Collection Period in respect of the Home Equity Loans, (ii) the aggregate of any Trust Insurance Proceeds received during the related Collection Period, (iii) the Trust Balance of each Home Equity Loan at the end of the related Collection Period that is repurchased by the Depositor on account of (x) a breach of a representation or warranty made by the Depositor in the Agreement that materially and adversely affects the interests of the Certificateholders, (y) a material defect in the related loan documentation or (z) the failure to satisfy certain conditions with respect to such Home Equity Loan as of the Closing Date (any such Home Equity Loan described in (x), (y) or (z) above being referred to herein as a 'Defective Home Equity Loan'), (iv) the Substitution Adjustment Amount for each Defective Home Equity Loan that was replaced by one or more Eligible Substitute Home Equity Loans on the business day preceding such Distribution Date, and (v) the Net Liquidation Proceeds allocable to the Trust Balance of each Home Equity Loan (other than a Defective Home Equity Loan to be purchased not later than such Distribution Date) that became a Liquidated Home Equity Loan during the calendar month next preceding the month of such Distribution Date.

     'Principal Distribution Amount' means, as of any Distribution Date, the sum of (i) the Principal Collected Amount minus, for Distribution Dates occurring on and after the Stepdown Date, the Overcollateralization Release Amount, if any, and (ii) the Extra Principal Distribution Amount, if any.

     'Stepdown Date' means the later to occur of (x) the May 2000 Distribution Date and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 25.25%.

     A 'Trigger Event' has occurred with respect to a Distribution Date if the percentage obtained by dividing (x) the Trust Balance of 60 plus day delinquent Home Equity Loans by (y) the Pool Balance (as defined below) as of the last day of the immediately preceding Collection Period, equals or exceeds one-half of the Senior Enhancement Percentage.

     'Class A Principal Distribution Amount' means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the Class A Certificate Balance immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 74.75% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus $4,039,121.

     'Class M Principal Distribution Amount' means as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the Class A Certificate Balance (after taking into account any payments in respect of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Class M Certificate Balance immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 84.75% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus $4,039,121.

     'Class B Principal Distribution Amount' means as of any Distribution Date on or after the related Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the Class A Certificate Balance (after taking into account any payments in respect of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Class M Certificate Balance (after taking into account any payments in respect of the Class M Principal Distribution Amount on such Distribution Date), and (iii) the Class B Certificate Balance immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.75% and (ii) the Pool Balance as of the last day of the related Collection Period and (B) the Pool Balance as of the last day of the related Collection Period minus $4,039,121.

     'Pool Balance' for any day is equal to the aggregate Trust Balances of the Home Equity Loans as of such day.

     'Overcollateralization Amount' means as of any Distribution Date the difference between (x) the Pool Balance as of the last day of the immediately preceding Collection Period and (y) the Certificate Principal Balance (after taking into account all distributions of principal on such Distribution Date).

     'Overcollateralization Release Amount' means, as of any Distribution Date, the lesser of (x) the Principal Collected Amount for such Distribution Date and
(y) the excess, if any, of (i) the

Overcollateralization Amount for such Distribution Date, assuming that 100% of the Principal Collected Amount is applied on such Distribution Date to the payment of principal on the Offered Certificates over (ii) the Targeted Overcollateralization Amount for such Distribution Date.

     'Extra Principal Distribution Amount' means, as of any Distribution Date, the lesser of (x) the Monthly Excess Interest Amount for such Distribution Date and (y) the Overcollateralization Deficiency for such Distribution Date.

     'Overcollateralization Deficiency' means, as of any Distribution Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such Distribution Date over (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balance resulting from the distribution of the Principal Distribution Amount (but not the Extra Principal Distribution Amount) on such Distribution Date.

     'Targeted Overcollateralization Amount' means, as of any Distribution Date,
(x) prior to the Stepdown Date, 2.10% of the Cut-Off Date Pool Balance and (y) on and after the Stepdown Date, the greater of (i) 5.25% of the Pool Balance as of the last day of the related Collection Period and (ii) an amount equal to $4,039,121.

     'Senior Enhancement Percentage' for any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinate Certificates and (ii) the Overcollateralization Amount, in each case prior to taking into account the distribution of the Principal Distribution Amount on such Distribution Date by (y) the Pool Balance as of the last day of the related Collection Period.

SUBORDINATION OF THE SUBORDINATE CERTIFICATES

     The rights of holders of the Class M and Class B Certificates to receive distributions of amounts collected on the Home Equity Loans will be subordinated, to the extent described herein, to the rights of holders of the Class A Certificates to receive such distributions and the rights of holders of the Class B Certificates to receive distributions of such amounts will be further subordinated, to the extent described herein, to the rights of the holders of the Class M Certificates to receive such distributions. The subordination of the Class M and Class B Certificates to the Class A Certificates is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payment of interest and principal to afford such holders protection against losses.

     The rights of the holders of the Class M Certificates to receive distributions will be subordinated, to the extent described herein, to such rights of the holders of the Class A Certificates. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the amount of interest due them and principal available for distribution and to afford such holders with protection against losses.

     The rights of the holders of the Class B Certificates to receive distributions will be subordinated in the same manner to such rights of the holders of the Class A Certificates and Class M Certificates and the rights of the holders of the Class R Certificates to receive distributions will be subordinated in the same manner to such rights of the holders of the Offered Certificates.

OVERCOLLATERALIZATION AND APPLICATION OF LIQUIDATED LOAN LOSS AMOUNTS

     The Agreement will provide that if a Home Equity Loan becomes a Liquidated Home Equity Loan during a Collection Period, the Net Liquidation Proceeds relating thereto and allocated to principal may be less than the Loan Balance of such Home Equity Loan. The amount of such insufficiency is a Liquidated Loan Loss Amount. Such losses will, in effect, be absorbed by the holders of the Class R Certificates (both through the application of the Monthly Excess
Interest Amount to fund such deficiency and through a reduction in the Overcollateralization Amount).

     A 'Liquidated Loan Loss Amount' is, with respect to any Distribution Date, the excess, if any, of (x) the sum of (A) the Trust Balance of any Home Equity Loan that became a Liquidated Home Equity Loan during the month immediately preceding the month of such Distribution Date and (B) accrued and unpaid interest thereon at the rate of interest applicable to the Trust Balance of such Home Equity Loan (the 'Loan Rate') less the Servicing Fee Rate (the 'Net Loan Rate') over (y) the Net Liquidation Proceeds thereon.

     To the extent that the Pool of Home Equity Loans experiences Liquidated Loan Loss Amounts, such Liquidated Loan Loss Amounts will reduce the Pool Balance (i.e., a reduction in the Pool Balance will occur). Since the Overcollateralization Amount is the excess, if any, of the Pool Balance over the Certificate Principal Balance, Liquidated Loan Loss Amounts, to the extent experienced, will in the first instance reduce the Overcollateralization Amount.

     The Agreement requires that the Overcollateralization Amount be initially increased to, and thereafter maintained at, the Targeted Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of Monthly Excess Interest Amounts to the funding of the Extra Principal Distribution Amount. Such Extra Principal Distribution Amounts, since they are funded from interest collections on the Trust Balance but are distributed as principal on the Offered Certificates, will increase the Overcollateralization Amount. No prediction can be made as to the amount of the Monthly Excess Interest Amounts that will be received, and no assurance can be given that there will be sufficient Monthly Excess Interest Amounts to achieve or maintain the Overcollateralization Amount at the applicable Targeted Overcollateralization Amount.

     If on any Distribution Date the aggregate amount of losses of principal realized in respect of Liquidated Home Equity Loans as of the end of the calendar month next preceding the month of such Distribution Date causes the amount of Available Funds to be less than the sum of the amounts required to be distributed to the holders of the Class A, Class M and Class B Certificates
(exclusive of the Monthly Excess Interest Amount component thereof), the resulting shortfall will be carried forward to future Distribution Dates.

APPLICATION OF MONTHLY EXCESS CASHFLOW AMOUNTS

     The weighted average Net Loan Rate for the Home Equity Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates, thus generating certain excess interest collections which, in the absence of losses will not be necessary to fund interest distributions on the Offered Certificates. The Agreement provides that this excess interest be applied to the extent available, to make accelerated payments of principal (i.e., the Extra Principal Distribution Amount) to the Class or Classes then entitled to receive distributions of principal; such application will cause the Certificate Principal Balance to amortize more rapidly than the pool of Home Equity Loans, resulting in overcollateralization. This excess interest for a Collection Period on the related Distribution Date is the 'Monthly Excess Interest Amount' for such Distribution Date.

     The required level of overcollateralization for any Distribution Date is the Targeted Overcollateralization Amount for such Distribution Date. The Targeted Overcollateralization Amount is initially (i.e., prior to the Stepdown
Date) $16,964,310. Since the actual level of the Overcollateralization Amount is $279.10 as of the Closing Date, in the early months of the transaction, subject to the availability of Monthly Excess Interest Amounts, Extra Principal Distribution Amounts will be paid, with the result that the Overcollateralization Amount will increase to the level of the Targeted Overcollateralization Amount.

     If, once the Targeted Overcollateralization Amount has been reached, Liquidated Loan Loss Amounts are incurred, such Liquidated Loan Loss Amounts will result in an Overcollateralization Deficiency (since such Liquidated Loan Loss Amounts reduce the Trust Balance of the Home Equity Loans without giving rise to a corresponding reduction of the Certificate Principal Balance). The cash flow priorities of the Trust require that, in this situation, an Extra Principal Distribution Amount be paid (subject to the availability of any Monthly Excess Interest Amounts) for the purpose of re-establishing the Overcollateralization Amount at the then-required level of the Targeted Overcollateralization Amount.

     On and after the Stepdown Date, the Targeted Overcollateralization Amount is permitted to decrease or 'step down,' below the $16,964,310 level to a level equal to 5.25% of the Pool Balance as of the last day of the related Collection Period (subject to a floor of $4,039,121). If the Targeted Overcollateralization Amount is permitted to 'step down' on a Distribution Date, a portion of the

Principal Collected Amount for such Distribution Date will not be distributed to holders of the Offered Certificates as a distribution of principal on such Distribution Date. This will have the effect of decelerating the amortization of the Offered Certificates relative to the Pool Balance, thereby reducing the actual level of the Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Collected Amount not distributed as principal on the Certificates therefore releases overcollateralization from the Trust. The amount of any such release is an 'Overcollateralization Release Amount.'

     On any Distribution Date, the sum of the Monthly Excess Interest Amount and the Overcollateralization Release Amount is the 'Monthly Excess Cashflow Amount', which is required to be applied in the following order of priority on such Distribution Date:

          (1) to fund the Extra Principal Distribution Amount, if any, for such Distribution Date;

          (2) to pay any accrued and unpaid interest shortfall and unpaid principal shortfall on the Offered Certificates in the same order of priority in which interest and principal shortfalls are distributed as set forth under 'Priority of Distributions' above; and

          (3) to pay the holders of the Class R Certificates.

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each monthly remittance  to the Certificate Account,  the
Master   Servicer   will   forward  to   the   Trustee  for   mailing   to  each
Certificateholder a statement setting forth:

          (i) the amount of such distribution to holders of the Class A Certificates allocable to principal, any principal shortfall included in such distribution;

          (ii) the amount of such distribution to holders of the Class A Certificates allocable to interest, any interest shortfall due in respect of a prior Distribution Date included in such distribution and any such remaining interest shortfall after giving effect to such distribution;

          (iii) the Class A Certificate Balance and the Principal Factors in respect of the Class A Certificates, each after giving effect to the distribution of principal on such Distribution Date;

          (iv) the amount of such distribution to holders of the Class M and Class B Certificates allocable to principal;

          (v) the amount of such distribution to holders of the Class M and Class B Certificates allocable to interest, any interest shortfall due in respect of a prior Distribution Date included in such distribution and any such remaining interest shortfall after giving effect to such distribution;

          (vi) the Class M and Class B Certificate Balances and the Principal Factors in respect of the Class M and Class B Certificates, each after giving effect to the distribution of principal on such Distribution Date;

          (vii) the Pool Balance for the following Distribution Date and the number of outstanding Home Equity Loans for the following Distribution Date;

          (viii) the number and aggregate Trust Balances of Home Equity Loans as to which no payment of interest or principal has been received for a period of at least (a) one billing cycle and (b) two or more billing cycles, respectively, as of the end of the month in which the related Collection Period ends;

          (ix) any Liquidated Loan Loss Amount for such Distribution Date;

          (x) the book value (within the meaning of 12 C.F.R. SS571.13 or comparable provision) of the Trust Percentage of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and held by the Trust Fund as of the last day of the related Collection Period;

          (xi) whether a Trigger Event has occurred;

          (xii) the Senior Enhancement Percentage;

          (xiii)   the   Overcollateralization    Amount   and   the    Targeted
     Overcollateralization Amount; and

          (xiv) the Class A Pass-Through Rate, the Class M Pass-Through Rate and the Class B Pass-Through Rate applicable to the distribution on the following Distribution Date.

     In the case of information furnished pursuant to clauses (i), (ii), (v) and
(vi) above, the amounts will be expressed as a dollar amount per Certificate with a $1,000 denomination. (Section 5.02).

     The Agreement will define 'Principal Factor' with respect to each Class as the percentage, carried to seven places (rounded down), obtained by dividing either the Class A Certificate Balance, Class M Certificate Balance or Class B Certificate Balance, as of any Distribution Date (after giving effect to all payments of principal made on such Distribution Date) by the original Class A Certificate Balance, Class M Certificate Balance or Class B Certificate Balance. (Section 1.01).

     Within 90 days after the end of each calendar year, the Master Servicer will forward to the Trustee for mailing to each Person who at any time during the calendar year was a Certificateholder a statement containing the information set forth in clauses (i) and (ii) (for Class A Certificateholders) or (v) and
(vi) (for Class M and Class B Certificateholders) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. (Section 5.02). Unless and until replacement Certificates are issued as described herein, Cede will be the sole Certificateholder as such term is used in the Agreement and will not forward to Beneficial Owners the reports referred to above. However, such reports may be made available to Beneficial Owners upon request to their Participants. See 'Registration of Certificates' herein.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer and each Originator, in its capacity as subservicer, will follow such collection procedures as it follows from time to time with respect to mortgage loans held in its own portfolio which are comparable to the Home Equity Loans. Consistent with the above, the Master Servicer and each Originator may in its discretion (i) waive any late payment charge or any prepayment or other fee that may be collected in the ordinary course of servicing the Home Equity Loans and (ii) arrange with a borrower a schedule for the payment of interest due and unpaid; provided such arrangement is consistent with the Master Servicer's or such Originator's policies with respect to comparable home equity loans held in its own portfolio. (Section 3.02).

     In any case in which a Mortgaged Property is being conveyed by the borrower, the Master Servicer and each Originator will be obligated to exercise, to the extent permitted under applicable law, its right to accelerate the maturity of the related Home Equity Loan under any due-on-sale clause applicable thereto. See 'Certain Legal Aspects of Mortgage Loans -- Due-on-Sale Clauses' in the Prospectus. (Section 3.05).

HAZARD INSURANCE

     The Agreement requires the Master Servicer to (i) cause to be maintained for each Home Equity Loan hazard insurance with an appropriate endorsement in favor of the Master Servicer or the related subservicer and extended coverage in an amount equal to the lesser of (x) the maximum insurable value of the improvements securing the related Home Equity Loan from time to time and (y) the combined principal balance owing on such Home Equity Loan and any mortgage loan senior to such Home Equity Loan from time to time, and (ii) maintain for any property acquired upon foreclosure of a Home Equity Loan, or by deed in lieu of such foreclosure, hazard insurance with an appropriate endorsement in favor of the Master Servicer or the related Originator, in its capacity as subservicer, and extended coverage in an amount equal to the lesser of (x) the maximum insurable value from time to time of the improvements which are a part of such property or (y) the combined principal balance of such Home Equity Loan and any mortgage loan senior to such Home Equity Loan at the time of such foreclosure, or deed in lieu of foreclosure, plus accrued interest and the good faith estimate of the Master Servicer of related liquidation expenses to be incurred in connection therewith. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the Master Servicer by a borrower. As set forth above, all amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged

Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), to the extent they constitute Trust Liquidation Proceeds or Trust Insurance Proceeds, will ultimately be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the Rating Agencies insuring against losses on the Home Equity Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the Certificate Account the Trust Percentage of all sums which would have been deposited therein but for such clause. (Section 3.04).

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Home Equity Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof dictated by applicable state laws typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods or other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When a Mortgaged Property is located in a federally designated flood area at the time of origination of the related Home Equity Loan, the Agreement will require the related Originator to cause flood insurance (to the extent available) to be maintained for each such Home Equity Loan in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program. (Section 3.04).

     The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     If the amount of hazard insurance maintained on the improvements securing the Home Equity Loans were to decline as the principal balances owing thereon decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

FORECLOSURE UPON HOME EQUITY LOANS

     The Master Servicer, or the applicable Originator, as subservicer, will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Home Equity Loans serviced by it as come into and continue in default when, in the opinion of the Master Servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In determining whether to foreclose upon or otherwise comparably convert the ownership of a Mortgaged Property, the Master Servicer and each Originator shall take into account (and shall not be required to foreclose or otherwise convert the ownership of such Mortgaged Property in the case of) the existence of any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other federal, state or local environmental legislation, on such Mortgaged Property. In connection with such foreclosure or other conversion, the Master Servicer and each Originator will follow such practices and procedures as it deems necessary or advisable and as are in keeping with its general first or second mortgage servicing activities; provided that neither the Master Servicer nor any Originator will expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior deed of trust or mortgage or restoration of any property unless it determines that such foreclosure, correction or restoration will increase Trust Liquidation Proceeds. Any Mortgaged

Property so acquired by the Trust Fund will be disposed of in accordance with applicable federal income tax regulations and consistent with the status of the Trust Fund as a REMIC. (Section 3.06).

     Upon the receipt of any liquidation proceeds net of related expenses (the 'Net Liquidation Proceeds') relating to a Foreclosed Home Equity Loan, the Trust Percentage of such Net Liquidation Proceeds (the 'Trust Liquidation Proceeds') will be deposited in the Certificate Account for distribution to Certificateholders on the following Distribution Date. A 'Foreclosed Home Equity Loan' is any Home Equity Loan which is not a Liquidated Home Equity Loan and as to which the related Mortgaged Property is held in the Trust Fund upon the foreclosure or comparable conversion thereof.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the Master Servicer in respect of its servicing activities relating to the Certificates will be retained by it from collections of interest on the Trust Balance of each Home Equity Loan in the Trust Fund at the time such collections are received at a rate equal to 1% per annum on such Trust Balance as of the beginning of the related Collection Period. A portion of such servicing compensation will be paid to each of the Originators in its capacity as subservicer of the Home Equity Loans. In addition, the Master Servicer will retain any benefit from the investment of funds in the Certificate Account. All assumption fees, prepayment charges and late payment charges, to the extent collected from borrowers, will be retained by the Master Servicer. (Section 3.08).

     The Master Servicer will pay from its own funds certain ongoing expenses associated with the Trust Fund and incurred by it in connection with its responsibilities under the Agreement, including, without limitation, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any payment agent. In addition, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with Liquidated Home Equity Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Trust Insurance Proceeds or Trust Liquidation Proceeds. (Section 3.08).

EVIDENCE AS TO COMPLIANCE

     The Agreement provides for delivery on or before April 30 in each year, beginning April 30, 1998, to the Trustee of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Agreement throughout the preceding calendar year. (Section 3.09).

     The Agreement provides that on or before April 30 in each year, beginning April 30, 1998, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined, for the preceding calendar year, certain documents and records related to the servicing of mortgage loans under agreements (including the Agreement) substantially similar to the Agreement and such examination, which shall have been conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, has disclosed no items of non-compliance with the provisions of the Agreement which, in the opinion of such firm, are material, except for such items of non-compliance as will be referred to in the report. (Section 3.10).

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     The Agreement will provide that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it. No such resignation will become effective until the Trustee or a successor Master Servicer shall have assumed the Master Servicer's obligations and duties under the Agreement. (Section 7.04).

     The Agreement will provide that neither the Master Servicer nor any director, officer, employee or agent of the Master Servicer will be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment. However, neither the Master Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The Agreement will further provide that the Master Servicer and any director, officer, employee or agent of the Master Servicer is entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Home Equity Loan or Home Equity Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement will provide that the Master Servicer will be under no obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer may, however, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer will be entitled to be reimbursed therefor from amounts otherwise distributable to holders of the residual certificates on any subsequent Distribution Date. The Master Servicer's right to such indemnity or reimbursement shall survive any resignation or termination of the Master Servicer with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). (Section 7.03).

     Any corporation into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer shall be the successor of the Master Servicer under the Agreement, without the execution or filing of any paper or any further act on the part of any of the parties thereto, anything herein to the contrary notwithstanding. (Section 7.02).

     The Master Servicer will not be obligated as part of its servicing responsibilities to make any advances with respect to the Home Equity Loans.

EVENTS OF DEFAULT

     Events of Default under the Agreement (each, an 'Event of Default') will consist of (i) any failure by the Master Servicer to deposit in the Certificate Account any deposit required to be made under the Agreement, which failure continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer or the Trustee by holders of any Class of Certificates affected thereby, evidencing, as to such Class, Percentage Interests aggregating not less than 51%; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which materially affects the rights of holders of any Class of Certificates or residual certificates and continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer or the Trustee by holders of any Class of Certificates affected thereby, evidencing, as to such Class, Percentage Interests aggregating not less than 51%; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations; and (iv) realized losses on the Home Equity Loans exceeding certain levels more fully described in the Agreement. (Section 8.01).

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default remains unremedied, either the Trustee or holders of any Class of Certificates affected thereby, evidencing, as to such Class, Percentage Interests aggregating not less than

51%, may terminate all of the rights and obligations of the Master Servicer under the Agreement covering such Trust Fund and in and to the Home Equity Loans, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under such Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution that is then servicing a Home Equity Loan portfolio with all licenses and permits required by applicable law and a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation the Master Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). (Sections 8.01 and 8.02).

     No holder of a Certificate has any right under the Agreement to institute any proceeding with respect to such Agreement unless such holder previously has given to the Trustee written notice of default and unless holders of any Class of Certificates affected thereby, evidencing, as to such Class, Percentage Interests aggregating not less than 51%, have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder, have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. (Section 11.03). However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. (Section 9.02).

AMENDMENT

     The Master Servicer, the Depositor and the Trustee may from time to time amend the Agreement with the consent of any Servicer LOC Issuer (if its rights are materially and adversely affected) but without the consent of any holders of the Certificates, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions therein, or to add any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or, as evidenced by a letter from each Rating Agency, result in a downgrading of the rating of any rated Class of Certificates. The Agreement may also be amended from time to time by the Master Servicer, the Depositor and the Trustee, with the consent of any Servicer LOC Issuer and the holders of any Class of Certificates affected thereby, evidencing, as to such Class, Percentage Interests aggregating not less than 51%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of holders of the Certificates; provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments of Home Equity Loans or distributions which are required to be made on any Certificate without the consent of the holder of such Certificate, or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding. (Section 11.01).

TERMINATION; RETIREMENT OF THE CERTIFICATES

     The obligations of the Master Servicer and the Trustee pursuant to the Agreement generally will terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to the Agreement following the earlier of (i) the repurchase by the Master Servicer, or the sale by the Trustee, of the Trust Percentage of each Home Equity Loan, and all property acquired in respect of the Trust Percentage of any Home Equity Loan, remaining in the Trust Fund and (ii) the final payment or other liquidation of the Trust Balance of the last Home Equity Loan subject thereto or the disposition of all property acquired upon foreclosure of any such Home Equity Loan. In no event, however, will the Trust Fund created by the Agreement continue in perpetuity. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. (Section 10.01). Notwithstanding the foregoing, the Trustee will sell the assets remaining in the Trust Fund on the May 2037 Distribution Date and the Trust Fund will terminate.

     On any Distribution Date upon which the Pool Balance immediately prior to such Distribution Date is 10% or less of the Cut-Off Date Pool Balance, the Master Servicer will have the option to purchase from the Trust Fund all remaining Home Equity Loans held by the Trust Fund at a price equal to the greatest of (x) the sum of (A) the aggregate of the Trust Balances of the Home Equity Loans as of the first day of the Collection Period immediately preceding such final Distribution Date, and (B) one month's interest at the applicable Net Loan Rate on the Trust Balance of each Home Equity Loan (including any
Foreclosed Home Equity Loans); (y) the aggregate fair market value (as determined by the Master Servicer) of all the assets of the Trust Fund and (z) the sum of (i) the Class A Certificate Balance together with any related Unpaid Class A Interest Shortfall and interest accrued thereon during the related Accrual Period at the Class A Pass-Through Rate, (ii) the Class M Certificate Balance together with any Unpaid Class M Interest Shortfall and interest accrued thereon at the Class M Pass-Through Rate and (iii) the Class B Certificate Balance together with any Unpaid Class B Interest Shortfall and interest accrued thereon at the Class B Pass-Through Rate. Such purchase price (not to exceed the sum of the Class A, Class M and Class B Certificate Balances together with interest thereon at the applicable Pass-Through Rates), will be distributed to the Certificateholders, thereby effecting early retirement of the Certificates (Section 10.01).

     The termination of the Trust Fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC. (Section 10.02).

THE TRUSTEE

     The Trustee, The Chase Manhattan Bank, a New York banking corporation, may have normal banking relationships with the Depositor, the Master Servicer, the Originators and their affiliates.

     The Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor Trustee. The Master Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes legally unable to act or insolvent. Upon such removal, the Master Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. (Section 9.07).

     The Master Servicer is obligated to pay to the Trustee reasonable compensation for its services and to reimburse the Trustee for all reasonable expenses, disbursements and advances. In addition, the Master Servicer is obligated to indemnify the Trustee from, and to hold it harmless against, all losses, liabilities, damages, claims and expenses arising in connection with its performance of the Agreement other than those resulting from the Trustee's negligence or bad faith. (Section 9.05).

REGISTRATION OF CERTIFICATES

     Beneficial Owners may hold their Offered Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     The Offered Certificates will initially be registered in the name of Cede & Co., the nominee of DTC ('Cede'). Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedel and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, individually the 'Depositary' and collectively the 'Depositaries').

     Transfers between Participants (as hereinafter defined) will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Offered Certificates, see 'Global Clearance, Settlement and Tax Documentation Procedures' in Annex I hereto.

     Beneficial Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Certificates may do so only through Participants or indirect participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Beneficial Owners will receive all distributions of principal of, and interest on, Offered Certificates from the Trustee through DTC and Participants. Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below.

     Unless and until Definitive Certificates are issued, it is anticipated that the only 'Certificateholder' of the Offered Certificates will be Cede. Beneficial Owners therefore will not be Certificateholders as that term is used in the Agreement and will only be permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

     While  the  Offered   Certificates  are  outstanding   (except  under   the
circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interests.

     Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ('Participants') and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriters), banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('indirect participants').

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ('Cedel Participants') and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters (and the Underwriters), securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the 'Euroclear Operator'), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers (including the Underwriters) and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Offered Certificates held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Federal Income Tax Consequences' herein and in the Prospectus. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Offered Certificates will be issued in registered, certificated form to Beneficial Owners, or their nominees, rather than to DTC (such Offered Certificates being referred to herein as 'Definitive Certificates'), only if (i) DTC or the Master Servicer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Offered Certificates and the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its sole option, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, DTC, at the direction of Participants acting on behalf of Beneficial Owners having a majority in Percentage Interests of the Offered Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Beneficial Owners is no longer in the best interests of Beneficial Owners. Upon issuance of Definitive Certificates to Beneficial Owners, such Offered Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

     DTC has advised the Master Servicer and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC has advised the Master Servicer that DTC will take such action with respect to any Percentage Interests of the Offered Certificates only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Offered Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of indirect participants and certain banks, the ability of Beneficial Owners to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Offered Certificates, may be limited due to the lack of a definitive certificate for such Offered Certificates.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

                        FEDERAL INCOME TAX CONSEQUENCES

     An election will be made to treat the assets of the Trust Fund as a REMIC for federal income tax purposes. The Class A Certificates, the Class M Certificates and the Class B Certificates will be regular interests in the Trust Fund and the Class R Certificates will be residual interests in the Trust Fund.

     The Class A, Class M and Class B Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is a CPR of 30%. No representation is made that the Mortgage Loans will, in fact, prepay at this or any other rate.

     See 'Federal Income Tax Consequences' in the Prospectus.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), imposes certain restrictions on employee benefit plans that are subject to ERISA ('Plans') and on persons who are fiduciaries with respect to such Plans. See 'ERISA Considerations' in the Prospectus.

CLASS A CERTIFICATES

     The U.S. Department of Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated an administrative exemption (Prohibited Transaction Exemption 90-29, Exemption Application No. D 8012, Fed. Reg. 21459 (1990)) (the 'Exemption') from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption apply to mortgage loans such as the Trust Balances in the Trust Fund. The Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the Class A Certificates are the following:

          (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinate to the rights and interests evidenced by other certificates of the Trust Fund;

          (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's, Moody's, Duff & Phelps Inc. or Fitch;

          (4) The Trustee is not an affiliate of any member of the Restricted Group (as defined below);

          (5) The sum of all payments made to the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Company pursuant to the sale of the Class A Certificates to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Master Servicer represents not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

          (6) The Plan investing in the Class A Certificates is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the 'Securities Act of 1933').

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Class A Certificates in connection with the initial issuance, at least fifty (50) percent of the Class A Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Class A Certificates does not exceed twenty-five (25) percent of all of the Class A Certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Depositor, the Underwriters, the Trustee, the Master Servicer, any obligor with respect to Home Equity Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the 'Restricted Group').

     The Depositor believes that the Exemption will apply to the acquisition and holding by Plans of the Class A Certificates sold by the Underwriters and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Home Equity Loans included in the Trust Fund constitutes more than five percent of the aggregate unamortized Trust Balances.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

     Any Plan fiduciary who proposes to cause a Plan to purchase Class A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code, of the Plan's acquisition and ownership of Class A Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A Certificates unless it is clear that the assets of the Trust Fund will not be plan assets or unless it is clear that the Exemption or some other prohibited transaction class exemption will apply and exempt all potential prohibited transactions.

THE CLASS M AND CLASS B CERTIFICATES

     Because the Class M and Class B Certificates are subordinate interest, the Exemption is not available. Accordingly, the Class M and Class B Certificates are not eligible for purchase by Plans and no beneficial interests therein may be sold or otherwise transferred to a Plan unless exemptive relief for a transaction involving insurance company general accounts is provided in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) as more fully described in the Prospectus under the heading 'ERISA Considerations.'

     The Agreement and each Class M and Class B Certificate will provide that in accepting and holding such Certificate, the Beneficial Owner of such Class M or Class B Certificate will be deemed to have represented and warranted that it is not (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provision of Title 1 of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be applied by the Depositor to the purchase price of the Trust Balances and expenses connected with pooling the Trust Balances and issuing the Certificates.

                                  UNDERWRITING

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc., Salomon Brothers Inc and UBS Securities LLC (the 'Underwriters') have each severally agreed, on the terms and conditions of the Underwriting Agreement and a Terms Agreement (together, the 'Underwriting Agreement') relating to the Offered Certificates, to purchase the principal amount of the Offered Certificates set forth opposite its name below:

                                                        Principal        Principal       Principal
                                                        Amount of        Amount of       Amount of
                                                         Class A          Class M         Class B
                   Underwriters                        Certificates     Certificates    Certificates
---------------------------------------------------    ------------     -----------     -----------
Merrill Lynch, Pierce, Fenner & Smith
              Incorporated.........................    $185,799,500     $ 8,078,250     $ 8,078,250
J.P. Morgan Securities Inc.........................    $185,799,500     $ 8,078,250     $ 8,078,250
Salomon Brothers Inc...............................    $185,799,500     $ 8,078,250     $ 8,078,250
UBS Securities LLC.................................    $185,799,500     $ 8,078,250     $ 8,078,250
                                                       ------------     -----------     -----------
     Total.........................................    $743,198,000     $32,313,000     $32,313,000
                                                       ------------     -----------     -----------
                                                       ------------     -----------     -----------

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Offered Certificates offered hereby if any Offered Certificates are purchased. Such obligation of the Underwriters is subject to certain conditions precedent set forth in the Underwriting Agreement. The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates of each Class to the public at the respective public offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of 0.150% of the Class A Certificate denominations, 0.156% of the Class M Certificate denominations and 0.162% of the Class B Certificate denominations and that the Underwriters may allow and such dealers may reallow a discount not in excess of 0.100% of the Class A Certificate denominations, 0.125% of the Class M Certificate denominations and 0.125% of the Class B Certificate denominations to certain other dealers. After the initial public offering, the public offering prices and such concessions and discounts to dealers may be changed by the Underwriters.

     The Underwriters have advised the Depositor that, pursuant to Regulation M under the Securities Act of 1933, certain persons participating in this offering may engage in transactions, including stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the Certificates of any Class at levels above those that might otherwise prevail in the open market. A 'stabilizing bid' is a bid for or the purchase of the Certificates of any Class on behalf of the Underwriters for the purpose of fixing or maintaining the price of such Certificates. A 'syndicate covering transaction' is the bid for or the purchase of such Certificates of any Class on behalf of the Underwriters to reduce a short position incurred by the Underwriters in connection with this offering. A 'penalty bid' is an arrangement permitting one of the Underwriters to reclaim the selling concession otherwise accruing to another Underwriter or syndicate member in connection with this offering if the Certificates of any Class originally sold by such other Underwriter or syndicate member are purchased by the reclaiming Underwriter in a syndicate covering transaction and has therefore not been effectively placed by such other Underwriter or syndicate member.

     Stabilizing bids and syndicate covering transactions may have the effect of causing the price of the Certificates of any Class to be higher than it might be in the absence thereof, and the imposition of penalty bids might also have an effect on the price of any Certificate to the extent that it discouraged resale of such Certificate. Neither the Depositor nor the Underwriters makes any representation or prediction as to the direction or magnitude of any such effect on the prices for the Certificates. Neither the Depositor nor the Underwriters makes any representation that the Underwriters will engage in any such transactions or that, once commenced, any such transactions will not be discontinued without notice.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriters may be required to make in respect thereof.

     All of the Trust Balances evidenced by the Certificates will have been acquired by the Depositor in certain privately negotiated transactions with the Originators.

     The Underwriters have represented and agreed that (i) they have not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Offered Certificates to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995; (ii) they have complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by them in relation to the Offered Certificates in, from or otherwise involving the United Kingdom; and
(iii) they have only issued or passed on and will only issue or pass on in the United Kingdom any document received by them in connection with the issue of the Offered Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995, or is a person to whom such document may otherwise lawfully be issued or passed on.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Underwriters by Brown & Wood LLP, New York, New York. The material federal income tax consequences of the Certificates and certain other legal matters will be passed upon for the Depositor by Dechert Price & Rhoads, New York, New York.

                              CERTIFICATE RATINGS

     It is a condition to the issuance of the Certificates that the Class A Certificates be rated AAA by Standard & Poor's, Aaa by Moody's and AAA by Fitch, that the Class M Certificates be rated at least AA by Standard & Poor's, Aa2 by Moody's and AA by Fitch, and that the Class B Certificates be rated at least A by Standard & Poor's, A2 by Moody's and A+ by Fitch. A rating is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that a rating will remain for any given period of time or that such rating will not be lowered or withdrawn by any of the Rating Agencies if in its judgment circumstances so warrant.

     There can be no assurance as to whether any rating agency other than the Rating Agencies will rate the Class A, Class M or Class B Certificates or, if one does, what rating would be assigned by any such other rating agency.

                            INDEX OF PRINCIPAL TERMS

DEFINITION                                                                                          PAGE
-----------------------------------------------------------------------------------------   ---------------------
Accrual Period...........................................................................                     S-5
Additional Balances......................................................................                     S-3
Adjustment Date..........................................................................                    S-23
Advance..................................................................................                    S-23
Agreement................................................................................                S-2, S-3
Amortization basis.......................................................................                    S-23
Available Funds..........................................................................               S-5, S-41
Available Servicer LOC Amount............................................................                    S-39
Beneficial Owners........................................................................                    S-15
Business day.............................................................................                    S-40
CAP......................................................................................                    S-22
Cede.....................................................................................                    S-52
Cedel....................................................................................                    S-15
Cedel Participants.......................................................................                    S-54
Certificate Account......................................................................                    S-38
Certificate Principal Balance............................................................                     S-2
Certificateholder........................................................................                    S-53
Certificateholders.......................................................................                     S-2
Certificates.............................................................................                     S-1
Class A Certificate Balance..............................................................               S-6, S-41
Class A Certificates.....................................................................                S-1, S-3
Class A Pass-Through Rate................................................................         S-6, S-39, S-41
Class A Principal Distribution Amount....................................................               S-8, S-43
Class B Certificate Balance..............................................................               S-7, S-42
Class B Certificates.....................................................................                S-1, S-3
Class B Pass-Through Rate................................................................         S-6, S-40, S-41
Class B Principal Distribution Amount....................................................               S-9, S-43
Class M Certificate Balance..............................................................               S-7, S-42
Class M Certificates.....................................................................                S-1, S-3
Class M Pass-Through Rate................................................................         S-6, S-40, S-41
Class M Principal Distribution Amount....................................................               S-9, S-41
Class R Certificates.....................................................................                S-1, S-3
Code.....................................................................................                    S-16
Collection Period........................................................................                     S-4
Combined Loan-to-Value Ratio.............................................................                    S-26
Cooperative..............................................................................                    S-54
CPR......................................................................................                    S-30
Credit Limit.............................................................................              S-14, S-22
Cut-Off Date.............................................................................                     S-3
Cut-Off Date Pool Balance................................................................                    S-10
Cut-Off Date Trust Balance...............................................................                     S-3
Cycle Date...............................................................................                     S-4
Defective Home Equity Loan...............................................................                    S-43
Definitive Certificates..................................................................                    S-55
Depositary...............................................................................                    S-52
Depositor................................................................................                     S-3
Determination Date.......................................................................                    S-39
Distribution Date........................................................................                S-2, S-5
DTC......................................................................................                    S-15
Eligible Substitute Home Equity Loan.....................................................                    S-36
ERISA....................................................................................              S-15, S-56
Euroclear................................................................................                    S-15
Euroclear Operator.......................................................................                    S-54
Euroclear Participants...................................................................                    S-54

DEFINITION                                                                                          PAGE
-----------------------------------------------------------------------------------------   ---------------------
Event of Default.........................................................................                    S-50
Exemptions...............................................................................              S-15, S-56
Extra Principal Distribution Amount......................................................               S-9, S-44
Fitch....................................................................................                    S-15
Foreclosed Home Equity Loan..............................................................                    S-49
Home Equity Loan Collections.............................................................                    S-38
Home Equity Loan Payment Record..........................................................                    S-38
Home Equity Loans........................................................................                S-1, S-3
Indirect participants....................................................................                    S-54
LIBOR....................................................................................         S-6, S-40, S-41
LIBOR Determination Date.................................................................                    S-40
Liquidated Home Equity Loan..............................................................                    S-11
Liquidated Loan Loss Amount..............................................................              S-10, S-44
Loan Agreement...........................................................................              S-24, S-26
Loan Balance.............................................................................                     S-4
Loan Rate................................................................................              S-10, S-13
Margin...................................................................................                    S-23
Master Servicer..........................................................................                     S-2
Monthly Excess Cashflow Amount...........................................................              S-13, S-46
Monthly Excess Interest Amount...........................................................              S-12, S-45
Moody's..................................................................................                    S-15
Mortgage Files...........................................................................                    S-35
Mortgaged Properties.....................................................................                     S-1
Net Liquidation Proceeds.................................................................                    S-49
Net Loan Rate............................................................................         S-6, S-10, S-41
Offered Certificates.....................................................................                S-1, S-3
Originators..............................................................................                S-2, S-5
Overcollateralization Amount.............................................................               S-9, S-43
Overcollateralization Deficiency.........................................................               S-9, S-44
Overcollateralization Release Amount.....................................................   S-9, S-12, S-43, S-46
Overdue Trust Percentage.................................................................                     S-4
Participants.............................................................................                    S-54
Penalty bid..............................................................................                    S-58
Percentage Interest......................................................................                    S-42
Plan.....................................................................................              S-15, S-56
Pool.....................................................................................                     S-1
Pool Balance.............................................................................               S-9, S-43
Prime....................................................................................                    S-13
Principal Collected Amount...............................................................               S-8, S-43
Principal Distribution Amount............................................................               S-8, S-43
Principal Factor.........................................................................                    S-47
Purchase Price...........................................................................                    S-36
Record Date..............................................................................                     S-5
Reference Banks..........................................................................                    S-40
Reference Rate...........................................................................                    S-13
Regular interests........................................................................                     S-2
REMIC....................................................................................               S-2, S-16
Reserve Interest Rate....................................................................                    S-40
Residual interests.......................................................................                     S-2
Restricted Group.........................................................................                    S-56
Review Date..............................................................................                    S-23
Rules....................................................................................                    S-53
Securities Act of 1933...................................................................                    S-56
Senior Enhancement Percentage............................................................              S-10, S-44
Servicer Letter of Credit................................................................                    S-39

DEFINITION                                                                                          PAGE
-----------------------------------------------------------------------------------------   ---------------------
Servicer LOC Issuer......................................................................                    S-39
Servicing Fee............................................................................                     S-5
Servicing Fee Rate.......................................................................                    S-13
SMMEA....................................................................................                    S-15
Stabilizing bid..........................................................................                    S-58
Standard & Poor's........................................................................                    S-15
Stepdown Date............................................................................               S-8, S-43
Subordinate Certificates.................................................................                     S-3
Substitution Adjustment Amount...........................................................                    S-36
Syndicate covering transaction...........................................................                    S-58
Targeted Overcollateralization Amount....................................................              S-10, S-44
Telerate Page 3750.......................................................................                    S-40
Terms and Conditions.....................................................................                    S-54
Three-Month LIBOR........................................................................                    S-13
Total U.S. Real Estate Portfolio.........................................................                    S-25
Trigger Event............................................................................               S-8, S-43
Trust Balance............................................................................                     S-3
Trust Fund...............................................................................                     S-1
Trust Insurance Proceeds.................................................................                     S-4
Trust Interest...........................................................................                    S-41
Trust Liquidation Proceeds...............................................................                    S-49
Trust Percentage.........................................................................                     S-4
Trust Principal Payments.................................................................                     S-4
U.S. Servicing Portfolio.................................................................                    S-25
Underwriters.............................................................................                    S-57
Underwriting Agreement...................................................................                    S-57

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Beneficial Home Equity Loan Asset Backed Certificates (the 'Global Securities') will be available only in book entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ('DTC'), Cedel or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior home equity loan asset backed certificate issues.

     Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior home equity loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior home equity loan asset backed certificates issues in same-day funds.

     Trading between Cedel and/or Euroclear Participants. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear A-1 Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of (i) the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedel or Euroclear has extended a line of credit to them, Cedel Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedel or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of (i) the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form
     4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Beneficial Owner or its agent.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The Beneficial Owners of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term 'U.S. Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                           ASSET BACKED CERTIFICATES
                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                       BENEFICIAL MORTGAGE SERVICES, INC.
                                   DEPOSITOR

----------------------------------------------------------

     The Asset Backed Certificates (the 'Certificates') and Asset Backed Notes (the 'Notes' and, together with the Certificates, the 'Securities') offered hereby and by Supplements to this Prospectus (the 'Offered Securities') will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the 'Trust Fund') consisting of one or more segregated pools (each, a 'Pool') of various types of single family and/or multifamily mortgage loans (or certain balances thereof) (collectively, the 'Mortgage Loans'), unsecured home improvement installment sales contracts and installment loans ('Unsecured Home Improvement Loans'), mortgage participations ('Mortgage Participations'), mortgage pass-through certificates or mortgage-backed securities evidencing interests therein or secured thereby (the 'MBS'), manufactured housing installment sale contracts or installment loan agreements ('Contracts'), certain direct obligations of the United States, agencies thereof or agencies created thereby (the 'Government Securities'), or a combination of Mortgage Loans, Unsecured Home Improvement Loans, Mortgage Participations, MBS, Contracts and/or Government Securities (with respect to any series, collectively, 'Assets'). The Mortgage Loans, Mortgage Participations and MBS are collectively referred to herein as the 'Mortgage Assets.' If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an indenture and will represent indebtedness of the Trust Fund. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, 'Credit Support'), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, 'Cash Flow Agreements'). See 'Description of the Trust Funds,' 'Description of the Securities' and 'Description of Credit Support.' All defined terms used herein are indexed in the Index of Principal Terms commencing on page 110.

                                                  (cover continued on next page)

                            ------------------------

THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION  OR ANY  STATE SECURITIES  COMMISSION, NOR  HAS  THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
       PASSED  UPON THE ACCURACY  OR ADEQUACY OF  THIS PROSPECTUS OR THE
        RELATED  PROSPECTUS  SUPPLEMENT.  ANY  REPRESENTATION  TO  THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

     Prior to issuance there will have been no market for the Securities of any series and there can be no assurance that a secondary market for any Offered Securities will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Securities of any series unless accompanied by the Prospectus Supplement for such series.

     Offers of the Offered Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under 'Plan of Distribution' herein and in the related Prospectus Supplement.

                            ------------------------

                  The date of this Prospectus is May 7, 1997.

(cover continued from previous page)

     Each series of Securities will consist of one or more classes of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Securities in respect of certain distributions on the Securities;
(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series; (vi) provide for distributions of principal as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Securities. See 'Description of the Securities.'

     Principal and interest with respect to Securities will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of any series will be made only from the assets of the related Trust Fund.

     The Securities of each series will not represent an obligation of or interest in the Depositor, any Master Servicer, any Sub-Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Securities nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

     The yield on each class of Securities of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption 'Yield Considerations' herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a 'real estate mortgage investment conduit' for federal income tax purposes. See also 'Federal Income Tax Consequences' herein.

                            ------------------------

PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION 'RISK FACTORS' HEREIN AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION 'RISK FACTORS' IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED SECURITY.

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to the Offered Securities of each series will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities, the payment provisions with respect to each such class and the pass-through rate or interest rate or method of determining the pass-through rate or interest rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Assets and any Credit Support and Cash Flow Agreements (with respect to the Securities of any series, the 'Trust Assets'); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates;
(vi) whether one or more REMIC elections, will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Securities; (viii) information as to any Master Servicer, any Sub-Servicer and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (x) whether such Securities will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Securities. This Prospectus and the Prospectus Supplement relating to each series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Chicago Regional Office, Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus
Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Securities or an offer of the Offered Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus and any Prospectus Supplement hereto at any time does not imply that information herein is correct as of any time subsequent to its date.

     A Master Servicer or the Trustee will be required to mail to holders of Offered Securities of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Securities are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ('Cede'), as nominee of The Depository Trust Company ('DTC') and registered holder of the Offered Securities, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Securities (the 'Securityholders') upon request to their respective DTC participants. See 'Description of the Securities -- Reports to Securityholders' and 'Description of the Agreements -- Evidence as to Compliance.' The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), the rules and regulations of the Commission thereunder, as interpreted by the staff of the Commission thereunder. Periodic reports with respect to a Trust will not be filed with the Commission following completion of the reporting period required by Rule 15d-1 under the Exchange Act.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Securities evidencing interests therein. Upon request, the Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Securities, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Beneficial Mortgage Corporation, One Christina Centre, 301 North Walnut Street, Wilmington, Delaware 19801,
Attention: Scott A. Siebels, Esq. or by telephone at (302) 425-2500. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
Prospectus Supplement..........................     2
Available Information..........................     3
Incorporation of Certain Information by
  Reference....................................     3
Summary of Prospectus..........................     5
Risk Factors...................................    13
Description of the Trust Funds.................    19
Use of Proceeds................................    26
Yield Considerations...........................    26
The Depositor..................................    30
The Master Servicer............................    31
Description of the Securities..................    32
Description of the Agreements..................    38

                                                  PAGE
                                                  ----
Description of Credit Support..................    57
Certain Legal Aspects of Mortgage Loans........    60
Certain Legal Aspects of the Contracts.........    70
Federal Income Tax Consequences................    73
State Tax Considerations.......................   104
ERISA Considerations...........................   104
Legal Investment...............................   106
Plan of Distribution...........................   108
Legal Matters..................................   109
Financial Information..........................   109
Rating.........................................   109
Index of Principal Terms.......................   110

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates.....................  Asset-Backed Certificates (the 'Certificates') and Asset Backed Notes
                                              (the   'Notes'   and,   together   with   the   Certificates,   the
                                              'Securities'), issuable in series.
Depositor.................................  Beneficial   Mortgage  Services,  Inc.,   an  indirect  wholly  owned
                                              subsidiary of  Beneficial  Corporation (the  'Depositor').  Neither
                                              Beneficial  Corporation nor  any of  its affiliates,  including the
                                              Depositor,  will  insure  or  guarantee  the  Certificates  or  the
                                              Mortgage Loans or be otherwise obligated in respect thereof.
Master Servicer...........................  Unless  otherwise  set forth  in  the related  Prospectus Supplement,
                                              Beneficial Mortgage  Corporation will  act as  the master  servicer
                                              (the   'Master  Servicer')  for  each  series  of  Securities.  See
                                              'Description of  the  Agreements' and  '  -- Collection  and  Other
                                              Servicing Procedures.'
Trustee...................................  The  trustee (the 'Trustee') for each  series of Certificates will be named in the related Prospectus Supplement. See 'Description of the
                                              Agreements -- The Trustee.'
The Trust Assets..........................  Each series  of  Certificates will  represent  in the  aggregate  the entire  beneficial ownership interest in a  Trust Fund. If a series
                                              of  Securities   includes   Notes,  such   Notes   will   represent
                                              indebtedness  of the Trust  Fund and will be  secured by a security interest in the Assets of the Trust Fund. A Trust Fund will consist primarily of  any of  the following  assets (the  Mortgage  Assets,
                                              Unsecured   Home  Improvement   Loans,  Contracts   and  Government
                                              Securities may  be  referred  to collectively  or  individually  as
                                              'Assets'):
     (a) Mortgage Assets..................  The  Mortgage Assets  with respect to  a series  of Certificates will consist of a  pool of  single family and/or  multifamily loans  (or certain  balances  thereof) (collectively,  the  'Mortgage Loans'), mortgage participations  ('Mortgage  Participations')  or  mortgage
                                              pass-through   certificates  or  other  mortgage-backed  securities
                                              evidencing interests in or secured by Mortgage Loans (collectively,
                                              the  'MBS')   or  a   combination  of   Mortgage  Loans,   Mortgage
                                              Participations  and/or MBS. In the event the Assets with respect to a series  of Certificates  include Mortgage  Participations  and/or
                                              MBS,  then such  Mortgage Participations and/or  MBS, together with any Unsecured  Home  Improvement Loans  and  Government  Securities
                                              included  in such pool  of Assets, will represent  less than 10% of the aggregate amount  of such  pool of Assets.  The Mortgage  Loans will  not be guaranteed or  insured by the Depositor  or any of its
                                              affiliates  or,  unless  otherwise   provided  in  the   Prospectus
                                              Supplement,  by any governmental agency or instrumentality or other person. The Mortgage Loans will  be secured by first and/or  junior liens on (i) one- to four-family residential properties or security interests  in  shares  issued by  cooperative  housing corporations
                                              ('Single Family  Properties')  and/or (ii)  residential  properties
                                              consisting   of  five  or  more  dwelling  units,  including  mixed
                                              residential and commercial  structures ('Multifamily  Properties').
                                              The Mortgage Loans may include (i) closed-end and/or revolving home equity  loans  or certain  balances  thereof ('Home  Equity Loans')
                                              and/or  (ii)  home  improvement  installment  sales  contracts  and installment  loan  agreements ('Home  Improvement  Contracts'). The
                                              Mortgaged Properties may be located in any one of the fifty  states
                                              or   the  District  of  Columbia.  All  Mortgage  Loans  will  have individual principal  balances  at  origination of  not  less  than
                                              $1,000  and original terms  to maturity of not  more than 40 years.
                                              All Mortgage Assets will have been originated or purchased,  either directly  or indirectly, by the Depositor  on or before the date of initial issuance of the related series of Certificates. The related
                                              Prospectus  Supplement  will  indicate  if  any  such  persons  are affiliates of the Depositor.
                                            Each  Mortgage Loan may provide for accrual of interest thereon at an interest rate (a 'Mortgage  Rate') that is fixed  over its term  or that  adjusts from time to  time, or that may  be converted from an adjustable to  a  fixed  Mortgage  Rate, or  from  a  fixed  to  an adjustable  Mortgage  Rate, from  time to  time at  the mortgagor's election, in  each  case as  described  in the  related  Prospectus
                                              Supplement.  Adjustable Mortgage Rates  on the Mortgage  Loans in a
                                              Trust Fund may be based on one or more indices. Each Mortgage  Loan may  provide  for  scheduled payments  to  maturity,  payments that adjust from time  to time  to accommodate changes  in the  Mortgage
                                              Rate  or  to  reflect the  occurrence  of certain  events,  and may provide for negative amortization  or accelerated amortization,  in each  case as described in  the related Prospectus Supplement. Each
                                              Mortgage Loan may be fully amortizing or require a balloon  payment due  on its stated maturity date, in  each case as described in the related Prospectus  Supplement.  Each  Mortgage  Loan  may  contain prohibitions  on prepayment  or require payment  of a  premium or a yield maintenance penalty in connection with a prepayment, in  each case  as  described  in  the  related  Prospectus  Supplement.  The
                                              Mortgage Loans may provide for  payments of principal, interest  or both,  on due dates that occur monthly, quarterly, semi-annually or at such other interval  as is specified  in the related  Prospectus
                                              Supplement. See 'Description of the Trust Funds -- Assets.'
     (b) Unsecured Home Improvement
         Loans............................  The  Assets with respect to a series  of Securities may consist of or include home improvement installment sales contracts or installment loans that are unsecured  ('Unsecured Home Improvement Loans').  In the event the Assets with respect to a series of Securities include
                                              Unsecured   Home  Improvement  Loans,   then  such  Unsecured  Home
                                              Improvement Loans, together with any Mortgage Participations,  MBS,
                                              Unsecured Home Improvement Loans and Government Securities included in  such  pool  of Assets,  will  represent  less than  10%  of the aggregate amount  of  such  pool  of  Assets.  The  Unsecured  Home
                                              Improvement Loans may have any of the features described under '(a)
                                              Mortgage  Assets' above, except that they  will not be secured by a lien on  or other  security interest  in any  property. Unless  the context  otherwise  requires,  references  in  this  Prospectus  to
                                              Mortgage  Loans,  Whole  Loans  and  related  terms  shall  include
                                              Unsecured  Home Improvement Loans  and related terms  to the extent relevant (e.g.,  a  reference to  a  Mortgaged Property  or  hazard
                                              insurance   does  not  relate  to  an  Unsecured  Home  Improvement
                                              Contract).
     (c) Contracts........................  The Contracts with respect to a series of Securities will consist  of manufactured  housing  installment sale  contracts  and installment loan agreements secured  by a security  interest in a  new or  used structure,  transportable  in  one  or more  sections,  built  on a permanent chasis and designed to be

                                              used as a dwelling with or without a permanent foundation (each,  a
                                              'Manufactured  Home'), and, to the extent, if any, indicated in the related Prospectus Supplement, by real property. The Contracts will not be  insured  or guaranteed  by  the  Depositor or  any  of  its affiliates.  If so specified in  the related Prospectus Supplement,
                                              Contracts may be insured or guaranteed by a governmental agency  or instrumentality  or any other person. The Manufactured Homes may be located in  any  of the  fifty  states or  any  other  jurisdiction specified  in the related Prospectus Supplement. All Contracts will have been originated or  purchased, either directly or  indirectly, by  the Depositor on or before the  date of initial issuance of the related series of Certificates.  The related Prospectus  Supplement will  indicate if any such persons are affiliates of the Depositor.
                                              Each Contract may provide for an annual percentage rate thereon  (a
                                              'Contract  Rate') that  is fixed over  its term or  that adjusts as described in  the  related  Prospectus Supplement.  The  manner  of
                                              determining   scheduled  payments  due  on  the  Contract  will  be
                                              described in the Prospectus  Supplement. The Prospectus  Supplement
                                              will  describe the  minimum principal  balance of  the Contracts at origination and  the  maximum  original term  to  maturity  of  the
                                              Contracts.
     (d) Government Securities............  If  so provided in the related  Prospectus Supplement, the Trust Fund may include,  in  addition  to Mortgage  Assets  and/or  Contracts, certain  direct obligations of the  United States, agencies thereof or agencies  created  thereby including  FHLMC  Certificates,  FNMA
                                              Certificates,  GNMA Certificates  and U.S.  Treasury Securities (as
                                              each is defined herein)(collectively, 'Government Securities'). See
                                              'Description of the Trust Funds  -- Government Securities'. In  the
                                              event  a  Trust  Fund  includes  Government  Securities,  then such
                                              Government Securities together  with any Mortgaged  Participations,
                                              MBS  and Unsecured  Home Improvement  Loans included  in such Trust
                                              Fund, will  represent less  than  10% of  the aggregate  amount  of
                                              Assets of such Trust Fund.
     (e) Collection Accounts..............  Each  Trust Fund  will include one  or more  accounts established and maintained on behalf of the  Securityholders into which the  person or persons designated in the related Prospectus Supplement will, to the  extent  described herein  and  in such  Prospectus Supplement, deposit all payments and collections  received with respect to  the
                                              Assets  and other assets in the Trust  Fund. Such an account may be maintained  as  an  interest  bearing  or  a  non-interest  bearing account,  and funds held therein may be held as cash or invested in certain short-term, investment grade  obligations, in each case  as described in the related Prospectus Supplement. See 'Description of the Agreements -- Collection Account and Related Accounts.'
     (f) Credit Support...................  If  so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust  Fund may  be  provided to  one  or more  classes  of
                                              Securities  of the related  series in the  form of subordination of one or more other classes of Securities of such series, which other classes may include one or  more classes of Offered Securities,  or by  one or more other types of  credit support, such as a letter of credit, insurance policy, guarantee,  reserve fund or another  type of credit support, or a combination thereof (any such coverage with respect  to the  Securities of  any series,  'Credit Support'). The amount and  types of  coverage, the  identification of  the  entity
                                              providing    the    coverage    (if    applicable)    and   related

                                              information with respect to  each type of  Credit Support, if  any, will  be described  in the  Prospectus Supplement  for a  series of
                                              Securities. The Prospectus Supplement for any series of  Securities evidencing  an  interest in  a Trust  Fund  that includes  MBS will describe any similar forms of  credit support that are provided  by or  with respect  to, or  are included  as part  of the  trust fund evidenced by  or  providing  security  for,  such  MBS.  See  'Risk
                                              Factors  -- Limitations  on Credit Support  in any  Trust Fund' and
                                              'Description of Credit Support.'
     (g) Cash Flow Agreements.............  If so provided in the  related Prospectus Supplement, the Trust  Fund may  include  guaranteed  investment  contracts  pursuant  to which moneys held in the funds  and accounts established for the  related series  will be  invested at a  specified rate. The  Trust Fund may also include  certain  other  agreements,  such  as  interest  rate
                                              exchange   agreements,  interest  rate  cap  or  floor  agreements,
                                              currency exchange  agreements  or similar  agreements  provided  to reduce  the  effects of  interest  rate or  currency  exchange rate fluctuations on the Assets or on one or more classes of Securities.
                                              (Currency exchange agreements might be  included in the Trust  Fund if  some  or all  of the  Mortgage Assets  (such as  Mortgage Loans secured by Mortgaged Properties located outside the United  States)
                                              were  denominated in  a non-United States  currency.) The principal terms of any such guaranteed investment contract or other agreement
                                              (any such agreement, a  'Cash Flow Agreement'), including,  without limitation, provisions relating to the timing, manner and amount of payments  thereunder  and  provisions relating  to  the termination thereof, will be  described in  the Prospectus  Supplement for  the related series. In addition, the related Prospectus Supplement will provide  certain information with respect  to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any  series of  Securities evidencing an interest in a Trust Fund that includes
                                              MBS will describe  any cash  flow agreements that  are included  as part  of the trust fund evidenced by or providing security for such
                                              MBS. See 'Description of the Trust Funds -- Cash Flow Agreements.'
     (h) Pre-Funding Account..............  To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell  at a predetermined price, and the Trust Fund for the related series of
                                              Securities   will  be   obligated  to  purchase   (subject  to  the
                                              satisfaction of  certain  conditions described  in  the  applicable
                                              Agreement),  additional Assets (the  'Subsequent Assets') from time to time  (as  frequently as  daily)  within the  number  of  months specified  in the Prospectus Supplement  after the issuance of such
                                              series  of  Securities  having   an  aggregate  principal   balance
                                              approximately  equal to  the amount  on deposit  in the Pre-Funding
                                              Account   (as    defined    in   'Description    of    the    Trust
                                              Funds  -- Pre-Funding Account') (the  'Pre-Funded Amount') for such series on date of such issuance.
Description of Securities.................  Each series of Certificates will evidence an interest in the  related
                                              Trust  Fund and will be issued  pursuant to a pooling and servicing agreement or a  trust agreement. Pooling  and servicing  agreements and trust agreements are referred to herein as the 'Agreements.' If a  series of Securities  includes Notes, such  Notes will represent indebtedness of the  related Trust Fund  and will be  secured by  a security  interest in the Assets of  the Trust Fund (or a specified group thereof) pursuant to an indenture.

                                            Each series  of Securities  will include  one or  more classes.  Each
                                              class   of  Securities   (other  than   certain  Stripped  Interest
                                              Securities, as defined below) will  have a stated principal  amount
                                              (a  'Security Balance')  and except for  certain Stripped Principal
                                              Securities, as defined below, will accrue interest thereon based on a fixed,  variable or  adjustable  interest rate  (in the  case  of
                                              Certificates,   a  'Pass-Through  Rate').  The  related  Prospectus
                                              Supplement will  specify  the Security  Balance,  if any,  and  the
                                              Pass-Through Rate or interest rate for each class of Securities or, in  the  case  of a  variable  or adjustable  Pass-Through  Rate or interest rate, the method for determining the Pass-Through Rate  or interest rate.
Distributions on Securities...............  Each  series of  Securities will  consist of  one or  more classes of
                                              Securities that may (i) provide for the accrual of interest thereon based on  fixed,  variable  or adjustable  rates;  (ii)  be  senior
                                              (collectively,  'Senior Securities')  or subordinate (collectively,
                                              'Subordinate  Securities')  to  one   or  more  other  classes   of
                                              Securities  in respect of certain  distributions on the Securities;
                                              (iii)   be    entitled    to    principal    distributions,    with
                                              disproportionately   low,  nominal  or  no  interest  distributions
                                              (collectively, 'Stripped Principal  Securities'); (iv) be  entitled to  interest distributions, with disproportionately low, nominal or
                                              no  principal  distributions   (collectively,  'Stripped   Interest
                                              Securities');  (v)  provide for  distributions of  accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one  or more other classes of  Securities of  such series (collectively,  'Accrual Securities'); (vi) provide
                                              for  distributions  of  principal  as  described  in  the   related
                                              Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of  the characteristics  described in  this paragraph,  including a
                                              Stripped Principal  Security  component  and  a  Stripped  Interest
                                              Security  component, to the extent of available funds, in each case as described in the related Prospectus Supplement. If so  specified in  the related Prospectus Supplement, distributions on one or more classes of a  series of  Securities may be  limited to  collections from  a designated  portion of  the Mortgage  Loans in  the related
                                              Mortgage Pool or Contracts in the related Contract Pool (each  such portion  of Mortgage Loans,  a 'Mortgage Loan  Group' and each such portion of the Contracts, a 'Contract Group'). See 'Description  of
                                              the Securities -- General.' Any such classes may include classes of
                                              Offered  Securities. With  respect to  Securities with  two or more components, references herein to Security Balance, notional  amount and  Pass-Through  Rate or  interest  rate refer  to  the principal balance, if any, notional amount, if any, and the Pass-Through Rate or interest rate, if any, for any such component.
                                            The Securities will not be guaranteed or insured by the Depositor  or
                                              any   of   its   affiliates,   by   any   governmental   agency  or
                                              instrumentality or by any  other person, unless otherwise  provided in  the related Prospectus Supplement.  See 'Risk Factors -- Assets
                                              included  in  Trust  Fund  to  be  Sole  Source  of  Payment'   and
                                              'Description of the Securities.'
     (a) Interest.........................  Interest  on each  class of  Offered Securities  (other than Stripped
                                              Principal Securities  and  certain  classes  of  Stripped  Interest
                                              Securities)   of  each   series  will  accrue   at  the  applicable
                                              Pass-Through Rate  or interest  rate  on the  outstanding  Security
                                              Balance  thereof  and  will be  distributed  to  Securityholders as provided in the related Prospectus

                                              Supplement. The specified  date on  which distributions  are to  be made  is  a  'Distribution  Date.'  Distributions  with  respect to interest on  Stripped  Interest  Securities may  be  made  on  each
                                              Distribution Date on the basis of a notional amount as described in the  related Prospectus Supplement.  Distributions of interest with respect to one or more classes of Securities may be reduced to  the
                                              extent   of  certain  delinquencies,  losses,  prepayment  interest shortfalls, and  other contingencies  described herein  and in  the related  Prospectus  Supplement.  See 'Risk  Factors  --  Impact of
                                              Prepayments on  Average  Life  of  Securities  and  Yield,'  'Yield
                                              Considerations' and 'Description of the Securities -- Distributions
                                              of Interest on the Securities.'
     (b) Principal........................  The  Securities  of  each  series initially  will  have  an aggregate
                                              Security Balance no greater than the outstanding principal  balance of  the  Assets as  of,  unless the  related  Prospectus Supplement provides otherwise, the close of business  on the first day of  the month  of formation of the related Trust Fund (the 'Cut-off Date'), after application of scheduled payments due on or before such date, whether or  not  received.  The  Security  Balance  of  a  Security outstanding  from time to  time represents the  maximum amount that the holder  thereof  is then  entitled  to receive  in  respect  of principal  from future cash flow on the assets in the related Trust
                                              Fund.  Unless  otherwise   provided  in   the  related   Prospectus
                                              Supplement,  distributions  of  principal  will  be  made  on  each
                                              Distribution Date to  the class or  classes of Securities  entitled thereto  until the Security  Balances of such  Securities have been reduced to  zero.  Distributions  of  principal  of  any  class  of
                                              Securities  will  be made  on a  pro  rata basis  among all  of the
                                              Securities of such class  or by random  selection, as described  in the  related Prospectus Supplement or  otherwise established by the related Trustee.  Stripped  Interest Securities  with  no  Security
                                              Balance will not receive distributions in respect of principal. See
                                              'Description of the Securities -- Distributions of Principal of the
                                              Securities.'
Termination...............................  If  so specified  in the related  Prospectus Supplement,  a series of
                                              Securities may be subject to optional early termination through the repurchase of the  Assets in the  related Trust Fund  by the  party specified  therein, under the  circumstances and in  the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class  or classes of Securities to a specified percentage or amount or on and after  a date  specified in  such Prospectus  Supplement, the party specified therein will solicit bids for the purchase of all of  the
                                              Assets of the Trust Fund, or of a sufficient portion of such Assets to retire such class or classes, or purchase such Assets at a price set  forth in the related Prospectus Supplement. In addition, if so provided in the related  Prospectus Supplement, certain classes  of
                                              Securities  may  be purchased  subject  to similar  conditions. See
                                              'Description of the Securities -- Termination.'
Registration of Securities................  If so  provided in  the related  Prospectus Supplement,  one or  more classes  of the Offered Securities will initially be represented by one or more certificates or notes, as applicable, registered in the name of Cede & Co., as the  nominee of DTC. No person acquiring  an interest  in Offered Securities  so registered will  be entitled to
                                              receive  a   definitive  certificate   or  note,   as   applicable,
                                              representing  such  person's  interest  except  in  the  event that definitive certificates or notes,  as applicable, are issued  under the  limited circumstances  described herein. See  'Risk Factors --

                                              Risk of  Holders  of  Uncertificated  Securities  exercising  their
                                              rights    only    through    DTC'   and    'Description    of   the
                                              Securities -- Book-Entry Registration and Definitive Securities.'
Tax Status of the Certificates............  The Certificates of each series will constitute, as specified in  the related  Prospectus  Supplement,  either  (i)  'regular  interests'
                                              ('REMIC Regular  Certificates')  and 'residual  interests'  ('REMIC
                                              Residual  Certificates') in a  Trust Fund treated  as a real estate mortgage investment conduit ('REMIC')  under Sections 860A  through
                                              860G of the Internal Revenue Code of 1986, as amended (the 'Code'),
                                              (ii)  interests  ('Grantor  Trust Certificates')  in  a  Trust Fund
                                              treated as a grantor trust under applicable provisions of the  Code or  (iii) an interest in a Trust  Fund treated as a partnership for purposes of federal and state income tax.
     (a) REMIC............................  REMIC  Regular  Certificates  generally  will  be  treated  as   debt
                                              obligations   of  the  applicable  REMIC  for  federal  income  tax
                                              purposes. Certain  REMIC Regular  Certificates may  be issued  with original  issue  discount  for  federal  income  tax  purposes. See
                                              'Federal  Income  Tax  Consequences'  herein  and  in  the  related
                                              Prospectus  Supplement.  The  Offered  Certificates  evidencing  an interest in a Trust Fund  containing Mortgage Loans (not  including
                                              Unsecured Home Improvement Loans, SBA Loans and SBA 504 Loans) will be treated as (i) assets described in section 7701(a)(19)(C) of the
                                              Code  and (ii) 'real  estate assets' within  the meaning of Section
                                              856(c)(5)(A) of  the Code,  in each  case to  the extent  described herein and in the Prospectus. See 'Federal Income Tax Consequences'
                                              herein and in the related Prospectus Supplement.
     (b) Grantor Trust....................  If the related Prospectus Supplement specifies that the related Trust
                                              Fund  will be a grantor trust, the Trust Fund will be classified as a grantor trust and not as an association taxable as a  corporation
                                              for   federal  income  tax  purposes,   and  therefore  holders  of
                                              Certificates will be treated  as the owners  of undivided pro  rata interests in the Assets held by the Trust Fund.
     (c) Partnership......................  If  so specified in  a Prospectus Supplement,  the related Trust Fund will be treated as a partnership for purposes of federal and  state income  tax,  and each  Certificateholder, by  the acceptance  of a
                                              Certificate of such Trust Fund, will agree to treat the Trust  Fund as  a partnership in which such  Certificateholder is a partner for
                                              federal   income    and    state    tax    purposes.    Alternative
                                              characterizations  of  such Trust  Fund  and such  Certificates are
                                              possible,  but  would   not  result  in   materially  adverse   tax
                                              consequences   to  Certificateholders.  Investors  are  advised  to
                                              consult their  tax  advisors  and to  review  'Federal  Income  Tax
                                              Consequences' herein and in the related Prospectus Supplement.
Tax Status of Notes.......................  Notes  of a  series will be  treated as indebtedness  for federal and state income  tax purposes  and the  Noteholder, in  accepting  the
                                              Note,  will agree to treat such  Note as indebtedness. See 'Federal
                                              Income Tax Consequences' herein and in such Prospectus  Supplement.
                                              Investors  are advised to consult their  tax advisors and to review
                                              'Federal  Income  Tax  Consequences'  herein  and  in  the  related
                                              Prospectus Supplement.
ERISA Considerations......................  A  fiduciary of an employee benefit plan and certain other retirement plans and arrangements,  including individual retirement  accounts,
                                              annuities,   Keogh  plans,  and  collective  investment  funds  and
                                              separate accounts  in  which  such plans,  accounts,  annuities  or arrangements are invested, that is

                                              subject  to the Employee Retirement Income Security Act of 1974, as
                                              amended ('ERISA'), or  Section 4975  of the  Code should  carefully review  with its legal advisors whether  the purchase or holding of
                                              Offered Securities  could  give  rise  to  a  transaction  that  is prohibited  or is not  otherwise permissible either  under ERISA or
                                              Section 4975 of the Code. See 'ERISA Considerations' herein and  in the  related Prospectus  Supplement. Certain  classes of Securities may not be  transferred unless  the Trustee and  the Depositor  are furnished with a letter of representations or an opinion of counsel to  the effect that such transfer will not result in a violation of the prohibited transaction  provisions of  ERISA and  the Code  and will  not subject the Trustee, the Depositor or the Master Servicer
                                              to   additional    obligations.    See    'Description    of    the
                                              Securities -- General' and 'ERISA Considerations.'
Legal Investment..........................  Each  Prospectus Supplement  will specify  which class  or classes of
                                              Offered  Securities,  if  any,  will  constitute  'mortgage-related
                                              securities'   for  purposes   of  the   Secondary  Mortgage  Market
                                              Enhancement Act of  1984 ('SMMEA').  Institutions whose  investment activities  are subject to legal investment laws and regulations or
                                              review  by  certain  regulatory  authorities  may  be  subject   to
                                              restrictions  on  investment  in  certain  classes  of  the Offered
                                              Securities. See 'Legal Investment' herein.
Rating....................................  At the date  of issuance, as  to each series,  each class of  Offered
                                              Securities  will be rated not lower than investment grade by one or more nationally  recognized statistical  rating agencies  (each,  a
                                              'Rating Agency'). See 'Rating' herein.

                                  RISK FACTORS

     Investors should consider, in connection with the purchase of Offered Securities, among other things, the following factors.

NO SECONDARY MARKET FOR THE SECURITIES

     At the time of issuance of a series of Securities, there will be no secondary market for any of the Securities. There can be no assurance that a secondary market for the Securities of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such series remain outstanding.

ASSETS INCLUDED IN TRUST FUND TO BE SOLE SOURCE OF PAYMENT; SECURITIES ARE NOT OBLIGATIONS OF DEPOSITOR, MASTER SERVICER OR ANY OF THEIR AFFILIATES

     The Securities will not represent an interest in or obligation of the Depositor, the Master Servicer or any of their affiliates. The only obligations with respect to the Securities or the Assets will be the obligations (if any) of the Warranting Party (as defined in 'Description of the Agreements --
Representations and Warranties; Repurchases') pursuant to certain limited representations and warranties made with respect to the Mortgage Loans or Contracts, the Master Servicer's and any Sub-Servicer's servicing obligations under the related Agreement and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible ARM Loan (as defined in 'Description of the Trust Funds -- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements') upon conversion to a fixed rate or a different index. Since certain representations and warranties with respect to the Mortgage Assets or Contracts may have been made and/or assigned in connection with transfers of such Mortgage Assets or Contracts prior to the related closing date, the rights of the Trustee and the Securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. None of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. If so specified in the related Prospectus Supplement, the Securities will not be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Sub-Servicer or any of their affiliates. If so specified in the related Prospectus Supplement, the underlying Assets may be guaranteed or insured by a governmental agency or instrumentality thereof. Proceeds of the assets included in the related Trust Fund for each series of Securities (including the Assets and any form of credit enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.

     Unless so specified in the related Prospectus Supplement, a series of Securities will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Collection Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Securities. If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Securities, and, thereafter, by the remaining classes of Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

IMPACT OF PREPAYMENTS ON AVERAGE LIFE OF SECURITIES AND YIELD ON SECURITIES

     Prepayments (including those caused by defaults) on the Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Securities than if payments on such Assets were made as scheduled. Thus, the prepayment experience on the Assets may affect the average life of each class of related Securities. The rate of principal payments on pools of mortgage loans or manufactured housing contracts varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Securities evidencing an interest in a Trust Fund containing Mortgage Assets could occur significantly earlier than expected. The relationship of prevailing interest rates and prepayment rates on Contracts will be discussed in the related Prospectus Supplement. In addition, certain prepayments may result in the collection of less interest than would otherwise be the case in the month of prepayment.

     A series of Securities may include one or more classes of Securities with priorities of payment and, as a result, yields on other classes of Securities, including classes of Offered Securities, of such series may be more sensitive to prepayments on Assets. A series of Securities may include one or more classes offered at a significant premium or discount. Yields on such classes of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Securities may include one or more classes of Securities, including classes of Offered Securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Securities and, as a result, yields on such Securities will be sensitive to (a) the provisions of such Accrual Securities relating to the timing of distributions of interest thereon and (b) if such Accrual Securities accrue interest at a variable or adjustable Pass-Through Rate or interest rate, changes in such rate. See 'Yield Considerations' herein and, if applicable, in the related Prospectus Supplement.

PREPAYMENT RISKS RELATING TO ANY PRE-FUNDING ACCOUNT; SUBSEQUENT ASSETS MAY BE ORIGINATED USING DIFFERENT UNDERWRITING GUIDELINES

     If all moneys originally deposited in any Pre-Funding Account are not used by the end of the time period specified in the related Prospectus Supplement, which shall not exceed one year, then any remaining moneys will be applied as prepayments of the related Securities and holders of Securities entitled to receive payments of principal will receive a prepayment of principal in an amount equal to the amount remaining in any such Pre-Funding Account. In addition, Subsequent Assets may be originated using underwriting guidelines different from those which were applied to the Assets included in the initial related Pool. Therefore, following the transfer of Subsequent Assets, the aggregate characteristics of the pool of Assets may vary from those of the initial related Pool.

RATINGS DO NOT ASSESS LIKELIHOOD OF PREPAYMENTS ON THE MORTGAGED ASSETS OR POSSIBILITY THAT PRE-PAYMENTS MAY AFFECT YIELD

     Any rating assigned by a Rating Agency to a class of Securities will reflect such Rating Agency's assessment solely of the likelihood that holders of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Securities. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Securities of the related series are entitled that is not covered by the applicable rating.

RISKS RELATING TO SECURITIES REPRESENTING INTERESTS IN MORTGAGE LOANS AND FLUCTUATIONS IN THE VALUES OF MORTGAGED PROPERTIES

     An investment in securities such as the Securities which generally represent interests in Mortgage Loans may be affected by, among other things, a decline in real estate values. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable Credit Support, if any, holders of Securities of the series evidencing interests in the related Mortgage Loans will bear all risk of loss resulting from default by mortgagors and a decrease in the value of any repossessed properties and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. Certain of the types of Mortgage Loans may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans provide for escalating or variable payments by the mortgagor under the Mortgage Loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances the mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase.

RISKS RELATING TO CERTAIN GEOGRAPHIC REGIONS WHERE MORTGAGE LOANS MAY BE CONCENTRATED

     Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. The Mortgage Loans underlying certain series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

RISKS RELATING TO CERTAIN TYPES OF MORTGAGE LOANS

     The rate of default on Mortgage Loans that are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value
Ratios (as defined in 'Description of the Trust Fund -- Mortgage Loans -- Loan-to-Value Ratios'), may be higher than for other types of Mortgage Loans. Additionally, a decline in the value of the Mortgaged Properties will increase the risk of loss particularly with respect to any related junior Mortgage Loans. See ' -- Junior Mortgage Loans.'

RISKS RELATING TO MORTGAGE LOANS SECURED BY MULTIFAMILY PROPERTIES

     Mortgage Loans secured by Multifamily Properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans secured by Single Family Properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property typically is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of Mortgage Loans secured by Multifamily Properties may be greater than for a pool of Mortgage Loans secured by Single Family Properties of comparable aggregate unpaid principal balance because the pool of Mortgage Loans secured by Multifamily Properties is likely to consist of a smaller number of higher balance loans.

MORTGAGED PROPERTIES SUBJECT TO UNINSURED RISKS

     Any Securities secured by an interest in Mortgaged Properties will have the benefit of certain hazard insurance which the Master Servicer is required to cause to be maintained; provided, however, that the standard form of fire and extended coverage policy typically does not cover any physical damage resulting from the following: war, revolution, governmental actions, floods or other water-related causes, earth movements (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. Accordingly, holders of the Securities of the series evidencing interests in the related Mortgage Loans will bear all risk of loss resulting from such uninsured risks.

RISKS RELATING TO SUBSTANTIAL PRINCIPAL PAYMENTS OR BALLOON PAYMENTS AT STATED MATURITY

     Certain of the Mortgage Loans (the 'Balloon Mortgage Loans') as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition of the mortgagor, the value of the Mortgaged Property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

RISKS RELATING TO MORTGAGE LOANS SECURED BY JUNIOR LIENS

     Certain of the Mortgage Loans may be secured by junior liens and the related first and other senior liens, if any (collectively, the 'senior liens'), may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the Mortgage Loan. In the event that a holder of the senior lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related senior lien. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the senior lien or purchase the Mortgaged Property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property were insufficient to satisfy both loans in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of the Certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

CONTRACTS AND MANUFACTURED HOMES SUBJECT TO NATIONAL, REGIONAL AND LOCAL ECONOMIC CONDITIONS AND DEPRECIATION IN VALUE

     An investment in Certificates evidencing an interest in a Trust Fund containing Contracts may be affected by, among other things, a downturn in national, regional or local economic conditions. The geographic location of the Manufactured Homes in any Contract Pool at origination of the related Contract will be set forth in the related Prospectus Supplement under 'The Contract Pool'. Regional and local economic conditions are often volatile and, historically, regional and local economic conditions, as well as national economic conditions, have affected the delinquency, loan loss and repossession experience of manufactured housing installment sales contracts and/or installment loan contracts (hereinafter generally referred to as 'contracts' or 'manufactured housing contracts'). Moreover, regardless of its location, manufactured housing generally depreciates in value. Thus, such Securityholders should expect that, as a general matter, the market value of any Manufactured Home will be lower than the outstanding principal balance of the related
Contract. Sufficiently high delinquencies and liquidation losses on the Contracts in a Contract Pool will have the effect of reducing, and could eliminate, the protection against loss afforded by any credit enhancement supporting any class of the related Securities. If such protection is eliminated with respect to a class of Securities, the holders of such Securities will bear all risk of loss on the related Contracts and will have to rely on the value of the related Manufactured Homes for recovery of the outstanding principal of and unpaid interest on any defaulted Contracts in the related Contract Pool. See 'Description of Credit Support.'

RISKS RELATING TO FAILURE BY MASTER SERVICER TO PERFECT SECURITY INTERESTS IN MANUFACTURED HOMES AND FAILURE TO COMPLY WITH FEDERAL AND STATE CONSUMER PROTECTION LAWS

     The Originator in respect of a Contract will represent that such Contract is secured by a security interest in a Manufactured Home. Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, the Master Servicer will not amend any certificates of title to change the lienholder specified therein from the Originator to the Trustee and will not deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Originator or a trustee in bankruptcy of the Originator. In addition, numerous federal and state consumer protection laws impose requirements on lending under installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as result of such lender's or seller's noncompliance. These laws would apply to the Trustee as assignee of the Contracts. The Originator will warrant that each Contract complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach of any such warranty that materially adversely affects any Contract would create an obligation of the Originator and the Depositor to repurchase such Contract unless such breach is cured. If the Credit Support is exhausted and recovery of amounts due on the Contracts is dependent on repossession and resale of Manufactured Homes securing Contracts that are in default, certain other factors may limit the ability of the Certificateholders to realize upon the Manufactured Home or may limit the amount realized to less than the amount due. See 'Certain Legal Aspects of the Contracts.'

RISKS RELATING TO UNSECURED STATUS OF UNSECURED HOME IMPROVEMENT LOANS

     The obligations of the borrower under any Unsecured Home Improvement Loan included in a Trust Fund will not be secured by an interest in the related real estate or any other property, and the

Trust Fund will be a general unsecured creditor as to such obligations. In the event of a default under an Unsecured Home Improvement Loan, the related Trust Fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on an Unsecured Home Improvement Loan, the obligations of the borrower under such Unsecured Home Improvement Loan may be discharged in their entirety, notwithstanding the fact that the portion of such borrower's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. A borrower on an Unsecured Home Improvement Loan may not demonstrate the same degree of concern over performance of the borrower's obligations under such Home Improvement Loan as if such obligations were secured by the real estate or other assets owned by such borrower.

LIMITATIONS ON CREDIT SUPPORT IN ANY TRUST FUND

     The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan or contract originator or other parties.

     A series of Securities may include one or more classes of Subordinate Securities (which may include Offered Securities), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Securities of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Securities having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Securities (each, a 'Covered Trust'), holders of Securities evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

     The amount of any applicable Credit Support supporting one or more classes of Offered Securities, including the subordination of one or more classes of Securities, will be determined on the basis of criteria established by each Rating Agency rating such classes of Securities based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Assets will not exceed such assumed levels. See ' -- Limited Nature of Ratings,' 'Description of the Securities' and 'Description of Credit Support.'

     Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Securities, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Securities by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable Credit Support provider, or as a result of losses on the related Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any Credit Support or to take any other action to maintain any rating of any series of Securities.

RISKS TO SUBORDINATE SECURITYHOLDERS RELATING TO SUBORDINATION OF THE SUBORDINATE SECURITIES; EFFECT OF LOSSES ON THE ASSETS ON YIELDS OF SUBORDINATE SECURITIES

     The rights of Subordinate Securityholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods (as defined below under 'Description of the Securities -- Available Distribution Amount'), and is reimbursed for certain unreimbursed liquidation expenses) and the Senior Securityholders to the extent described in the related Prospectus Supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Securities. See ' -- Allocation of Losses and Shortfalls.'

     The yields on the Subordinate Securities may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Securities may be lower than anticipated.

RISK OF TAXABLE INCOME AND TAX LIABILITIES TO HOLDERS OF REMIC RESIDUAL CERTIFICATES; LIMITS ON ABILITY TO DEDUCT SERVICING FEES AND OTHER EXPENSES; RESTRICTIONS ON TRANSFER

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in 'Federal Income Tax Consequences -- REMICs.' Accordingly, under certain circumstances, holders of Offered Securities that constitute REMIC Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Certificates, the taxable income arising in a given year on a REMIC Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued temporary regulations provide restrictions on the ability to mark-to-market certain 'negative value' REMIC residual interests. See 'Federal Income Tax Consequences -- REMICs.'

RISK OF HOLDERS OF UNCERTIFICATED SECURITIES EXERCISING THEIR RIGHTS ONLY THROUGH DTC

     If so provided in the Prospectus Supplement, one or more classes of the Securities will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Securityholders or their nominees. Because of this, unless and until Definitive Securities are issued, Securityholders will not be recognized by the Trustee as 'Securityholders' (as that term is to be used in the related Agreement). Hence, until such time, Securityholders will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See 'Description of the Securities -- Book-Entry Registration and Definitive Securities.'

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

     The primary assets of each Trust Fund (the 'Assets') will include (i) single family and/or multifamily mortgage loans (or certain balances thereof) (collectively, the 'Mortgage Loans'), including without limitation, Home Equity Loans and Home Improvement Contracts, (ii) unsecured home improvement loans ('Unsecured Home Improvement Loans'), (iii) mortgage participations ('Mortgage

Participations'), (iv) pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ('MBS'), (v) manufactured housing installment sale contracts and installment loan agreements (the 'Contracts'), (vi) direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities,
(b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed (the 'Government Securities') or (vii) a combination of Mortgage Loans, Unsecured Home Improvement Loans, Mortgage Participations, Contracts, MBS and Government Securities; provided, however, in the event a Trust Fund includes any Unsecured Home Improvement Loans, Mortgage Participations, MBS or Government Securities, then such Unsecured Home Improvement Loans, Mortgage Participations, MBS and Government Securities will represent less than 10% of the aggregate amount of the Assets of such Trust Fund. As used herein, 'Mortgage Loans' refers to both whole Mortgage Loans (or certain balances thereof) and Mortgage Loans underlying Mortgage Participations or MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as 'Underlying Mortgage Loans.' Mortgage Loans (or certain balances thereof) that are not Underlying Mortgage Loans are sometimes referred to as 'Whole Loans.' Any pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as 'Underlying MBS.' Mortgage Loans, Mortgage Participations and MBS are sometimes referred to herein as 'Mortgage Assets.' The Mortgage Assets will not be guaranteed or insured by Beneficial Mortgage Corporation (the 'Depositor') or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those originated by the Depositor or purchased, either directly or indirectly, from a prior holder thereof (an 'Originator'), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan or Contract or the issuer of such MBS.

     The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If so specified in the related Prospectus Supplement, however, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

MORTGAGE LOANS

GENERAL

     Each Mortgage Loan will be secured by (i) a lien on a Mortgaged Property consisting of a one- to four-family residential property (a 'Single Family Property' and the related Mortgage Loan a 'Single Family Mortgage Loan') or a residential property consisting of five or more dwelling units in multi-story structures (a 'Multifamily Property' and the related Mortgage Loan a 'Multifamily Mortgage Loan') or (ii) a security interest in shares issued by private cooperative housing corporations ('Cooperatives'). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use. Mortgaged Properties will be located in any one of the fifty states or the District of Columbia. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by Cooperatives. The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. Each Mortgage Loan will have been originated by the Depositor or a person other than the Depositor (the 'Originator'). The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the 'Mortgage Notes') secured by mortgages, deeds of trust or other security instruments (the 'Mortgages') creating a lien on the Mortgaged Properties.

LOAN-TO-VALUE RATIO

     The 'Loan-to-Value Ratio' of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the outstanding principal balance of the Mortgage Loan as of the date of origination to the Value of the related Mortgaged Property. The 'Value' of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. 'Refinance Loans' are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ('ARM Loans'), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance; provided, however, that not more than 5% of the Mortgage Loans included in a Pool will deviate from the characteristics of such Pool as set forth in the related Prospectus Supplement.

     The related Prospectus Supplement may specify whether the Mortgage Loans include (i) closed-end and/or revolving home equity loans or certain balances thereof ('Home Equity Loans'), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (ii) home improvement installment sales contracts or installment loan agreements (the 'Home Improvement Contracts') originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Except as otherwise described in the related Prospectus Supplement, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home
Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     All of the Mortgage Loans will (i) have individual principal balances at origination of not less than $1,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a 'Mortgage Rate') that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a 'Lock-out Period' and, the date of expiration thereof, a 'Lock-out Date') or require payment of a premium or a yield maintenance penalty (a 'Prepayment Premium') in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Securities will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated.

MORTGAGE PARTICIPATIONS

     Mortgage Participations will evidence an undivided participation interest in Underlying Mortgage Loans. To the extent available to the Depositor, the related Prospectus Supplement will contain information in respect of the Underlying Mortgage Loans substantially similar to the information described above in respect of Mortgage Loans. Such Prospectus Supplement will also specify the amount of the participation interest and describe the servicing provisions of the participation and servicing agreements.

UNSECURED HOME IMPROVEMENT LOANS

     The Unsecured Home Improvement Loans may consist of conventional unsecured home improvement loans and FHA insured unsecured home improvement loans. Except as otherwise set forth in the related Prospectus Supplement, the Unsecured Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate. Unless the context otherwise requires, references in this Prospectus to Mortgage Loans, Whole Loans and related terms shall include Unsecured Home Improvement Loans and related terms to the extent relevant (e.g., a reference to a Mortgaged Property or hazard insurance does not relate to an Unsecured Home Improvement Loan).

MBS

     Any MBS will have been issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an 'MBS Agreement'). A seller (the 'MBS Issuer') and/or servicer (the 'MBS Servicer') of the underlying Mortgage Loans (or Underlying MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the 'MBS Trustee'), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Securities described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Securities under 'Description of Credit Support' may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Underlying Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Securities evidencing interests in Mortgage Assets that include MBS will specify, to the extent available to the Depositor, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) the type of information in respect of the Underlying Mortgage Loans described under ' -- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements' above, and the type of information in respect of the Underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and (xiii) whether the MBS is in certificated form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

CONTRACTS

GENERAL

     Each Contract will be secured by a security interest in a new or used Manufactured Home. Such Prospectus Supplement will specify the states or other jurisdictions in which the Manufactured Homes are located as of the related Cut-off Date. The method of computing the 'Loan-to-Value Ratio' of a Contract will be described in the related Prospectus Supplement.

CONTRACT INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each Prospectus Supplement will contain certain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Contracts, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Contracts as of the applicable Cut-off Date, (ii) whether the Manufactured Homes were new or used as of the origination of the related Contracts, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Contracts, (iv) the earliest and latest origination date and maturity date of the Contracts, (v) the range of the Loan-to-Value Ratios at origination of the Contracts, (vi) the Contract Rates or range of Contract Rates and the weighted average Contract Rate borne by the Contracts, (vii) the state or states in which most of the Manufactured Homes are located at origination, (viii) information with respect to the prepayment provisions, if any, of the Contracts, (ix) with respect to Contracts with adjustable Contract Rates ('ARM Contracts'), the index, the frequency of the adjustment dates, and the maximum Contract Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Contract, and (x) information regarding the payment characteristics of the Contracts. If specific information respecting the Contracts is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance; provided, however, that not more than 5% of the Contracts included in a pool will deviate from the characteristics of such pool as set forth in the related Prospectus Supplement.

PAYMENT PROVISIONS OF THE CONTRACTS

     All of the Contracts will (i) have individual principal balances at origination of not less than $1,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly or at such other interval as is specified in the related Prospectus Supplement. Each Contract may provide for no accrual of interest or for accrual of interest thereon at an annual percentage rate (a 'Contract Rate') that is fixed over its term or that adjusts from time to time, or as otherwise specified in the related Prospectus Supplement. Each Contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Contract Rate as otherwise described in the related Prospectus Supplement.

GOVERNMENT SECURITIES

     The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities, (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States. With respect to any series of Securities, Government Securities shall include any one or combination of the following: (1) Federal Home Loan Mortgage Corporation ('FHLMC') mortgage participation certificates representing undivided interests in specified pools of fixed, variable or adjustable rate, first lien and fully amortizing, whole one- to four-family residential mortgage loans or participation interests in one- to four-family residential mortgage loans purchased by FHLMC, and with respect to which FHLMC guarantees the timely payment of interest at the applicable certificate rate and the ultimate collection of principal on the mortgage loans ('FHLMC Certificates'); (2) Federal National Mortgage Association ('FNMA') mortgage pass-through certificates representing undivided interests in specified pools of mortgage loans consisting of fixed, variable or adjustable rate, first lien and fully amortizing, one- to four-family residential mortgage loans, and with respect to which FNMA guarantees the timely payment of schedule principal and interest at the applicable certificate rate and the full collection of principal on the mortgage loans ('FNMA Certificates'); (3) Government National Mortgage Association ('GNMA') fully modified pass-through mortgage-backed certificates that are issued and serviced by a mortgage banking company or other financial institution approved by GNMA as seller-servicer of mortgage loans insured by the Federal Housing Administration ('FHA') or mortgage loans partially guaranteed by the Veterans Administration ('VA'), that evidence fractional undivided interests in pools of fixed-rate FHA loans and VA loans secured by mortgages which are level-pay, first lien and fully amortizing on single-family dwellings and with respect to which GNMA guarantees the full and timely payment of principal of and interest at the applicable certificate rate on each GNMA Certificate ('GNMA Certificates'); and (4) direct obligations issued by the United States of America ('U.S. Treasury Securities').

PRE-FUNDING ACCOUNT

     To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Assets (the 'Subsequent Assets') from time to time (as frequently as daily) within the time period specified in the related Prospectus Supplement after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the 'Pre-Funded Amount') for such series on the date of such issuance. The Prospectus Supplement for a series of Securities for which there is a Pre-Funding Account will set forth (i) the term and duration of such Pre-Funding Account, which in no event shall be longer than one year from the date the related Trust Fund was established, (ii) the percentage of the aggregate amount of Assets of such Trust Fund that will consist of Subsequent Assets, which in no event shall be more than 25%, (iii) that the Subsequent Assets will be originated pursuant to underwriting guidelines substantially similar to the other Assets included in the related Pool and (iv) all moneys on deposit in such Pre-Funding Account will be invested in one or more Permitted Investments (as defined in 'Collection Account and Related Accounts -- General') (See 'Risk Factors -- Pre-Funding Account').

ACCOUNTS

     Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See 'Description of the Agreements -- Collection Account and Related Accounts.'

CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series or by one or more of the following types of credit support: overcollateralization, a letter of credit, insurance policy, guarantee, reserve fund or any combination thereof (any such coverage with respect to the Securities of any series, 'Credit Support'). Each type of Credit Support to be provided for in a Prospectus Supplement for a series of Securities is described herein. See 'Description of Credit Support.' The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See 'Risk Factors -- Credit Support Limitations' and 'Description of Credit Support.'

CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Securities. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a 'Cash Flow Agreement'), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. The counterparty to any such Cash Flow Agreement will be identified in the Prospectus Supplement for the related series as well as any material risks for holders of the related Securities that are specific to such Cash Flow Agreement or the counterparty thereto. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See 'Risk Factors.'

PASS-THROUGH RATE AND INTEREST RATE

     Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the interest accrual period for such Distribution Date. As indicated above under ' -- Pass-Through Rate and Interest Rate,' if the interest accrual period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the interest accrual period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans and Contracts resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans and Contracts will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans and Contracts, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly smaller effect on the amount of the monthly payments on manufactured housing contracts than on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and certain of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

     If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     When a full prepayment is made on a Mortgage Loan or a Contract, the obligor is charged interest on the principal amount of the Mortgage Loan or Contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. The effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan or Contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan or Contract as of the due date in the month in which such partial prepayment is received.

     The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS -- MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans or Contracts comprising or underlying the

Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

     If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans or Contracts comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term 'prepayment' includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans or Contracts comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans or Contracts comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates or Contract Rates and maturities of the Mortgage Loans or Contracts comprising or underlying such Assets. See 'Description of the Trust Funds.'

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ('CPR') prepayment model or the Standard Prepayment Assumption ('SPA') prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans or Contracts underlying or comprising the Assets.

     The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans or Contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

TYPE OF MORTGAGE ASSET OR CONTRACT

     If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

     With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. With respect to certain Contracts, the Contract Rate may be 'stepped up' during its term or may otherwise vary or be adjusted. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan or Contract generally will be qualified on the basis of the Mortgage Rate or Contract Rate in effect at origination. The repayment of any such Mortgage Loan or Contract may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate or Contract Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ('Buydown Mortgage Loans') pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the 'Buydown Period'). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

     The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

DEFAULTS

     The rate of defaults on the Mortgage Loans or Contracts will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans and Contracts will be affected by the general economic condition of the region of the country in which the related Mortgage Properties or Manufactured Homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

FORECLOSURES

     The number of foreclosures or repossessions and the principal amount of the Mortgage Loans or Contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans or Contracts that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans or Contracts comprising or underlying the Assets and that of the related series of Securities.

REFINANCING

     At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan or Contract in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan or Contract. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans or Contracts, including defaulted Mortgage Loans or Contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans or Contracts.

DUE-ON-SALE CLAUSES

     Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include 'due-on-sale' clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See 'Certain Legal Aspects of Mortgage Loans -- Due-on-Sale Clauses' and 'Description of the Agreements -- Due-on-Sale Provisions.' If so specified in the related Prospectus Supplement, the Contracts will prohibit the sale or transfer of the related Manufactured Homes without the consent of the Master Servicer and permit the acceleration of the maturity of the Contracts by the Master Servicer upon any such sale or transfer that is not consented to. If specified in the related Prospectus Supplement, the Master Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession of the Manufactured Home. In the case of a transfer of a Manufactured Home after which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the 'due-on-sale' clause. See 'Certain Legal Aspects of the Contracts -- Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses.'

                                 THE DEPOSITOR

     Beneficial Mortgage Services, Inc., the Depositor, is an indirect wholly-owned subsidiary of Beneficial Corporation and was formed on February 6, 1997 under the laws of the State of Delaware. The Depositor was formed for the limited purpose of purchasing and selling mortgage loans, mortgage participations, mortgage pass-through certificates, certain other mortgage-backed securities, home improvement installment sale contracts and certain direct obligations of the United States, and issuing, or causing trusts or partnerships to issue securities collateralized by, or evidencing an ownership interest in, such assets. The principal executive offices of the Depositor are located at One Christina Centre, 301 North Walnut Street, Wilmington, Delaware 19801. Its telephone number is (302) 425-2500.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.

                              THE MASTER SERVICER

     Beneficial Mortgage Corporation, the Master Servicer, is an indirect wholly-owned subsidiary of Beneficial Corporation. Unless otherwise set forth in the related Prospectus Supplement, the Master Servicer will service the Assets for each series of Securities.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an 'Indenture'). Each series of Securities will consist of one or more classes of Securities that may
(i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, 'Senior Securities') or subordinate (collectively, 'Subordinate Securities') to one or more other classes of Securities in respect of certain distributions on the Securities;
(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, 'Stripped Principal Securities'); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, 'Stripped Interest Securities'); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, 'Accrual Securities'); (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Whole Loans in the related Mortgage Pool (each such portion of Whole Loans, a 'Mortgage Loan Group') or a designated portion of Contracts in the related Contract Pool (each such portion of Contracts, a 'Contract Group'). Any such classes may include classes of Offered Securities.

     Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ('Definitive Securities') or in book-entry form ('Book-Entry Securities'), as provided in the related Prospectus Supplement. See 'Risk Factors -- Book-Entry Registration' and 'Description of the Securities -- Book-Entry Registration and Definitive Securities.' Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See 'Risk Factors -- No Market for the Securities' and ' -- Assets included in Trust Fund to be Sole Source of Payment.'

DISTRIBUTIONS

     Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the 'Record Date'), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the 'Determination Date'). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the 'Available Distribution Amount' for each Distribution Date equals the sum of the following amounts:

          (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

             (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a 'Due Period' with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

             (b) unless the  related Prospectus  Supplement provides  otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

             (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Originator, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

          (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

          (iii) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

          (iv) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

     As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

     Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the 'Pass-Through Rate' in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate and the basis for calculating interest on the Securities.

     Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), 'Accrued Security Interest' will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans or Contracts comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See 'Risk Factors -- Impact of Prepayments on Average Life of Securities and Yield' and 'Yield Considerations.'

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

     The Securities of each series, other than certain classes of Stripped Interest Securities, will have a 'Security Balance' which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under ' -- General' above. To such extent, the descriptions set forth under ' -- Distributions of Interest on the Securities' and ' -- Distributions of Principal of the Securities' above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

     If so provided in the related Prospectus Supplement, Prepayment Premiums that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See 'Description of Credit Support' for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

REPORTS TO SECURITYHOLDERS

     Unless  otherwise  provided  in   the  Prospectus  Supplement,  with   each
distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

          (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

          (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

          (iii)   the  amount  of  such  distribution  allocable  to  Prepayment
     Premiums;

          (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

          (v) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

          (vi) the number and aggregate principal balance of Whole Loans or Contracts in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

          (vii) with respect to any Whole Loan or Contract liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Securityholders;

          (viii) with respect to each Mortgaged Property for which the Trustee has acquired beneficial ownership through foreclosure (any such Mortgaged Property, an 'REO Property') relating to a Whole Loan or Contract and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan or Contract and (b) the date of acquisition;

          (ix) with respect to each REO Property relating to a Whole Loan or Contract and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan or Contract immediately following such Distribution Date (calculated as if such Mortgage Loan or Contract were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses;

          (x) with respect to any such REO Property sold during the related Due Period (a) the aggregate amount of sale proceeds, (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan or Contract and (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

          (xi) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

          (xii) the aggregate amount of principal prepayments made during the related Due Period;

          (xiii) the amount deposited in the reserve fund, if any, on such Distribution Date;

          (xiv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

          (xv) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

          (xvi) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

          (xvii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

          (xviii) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

          (xix) the aggregate amount of payments by the obligors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii), (xii), (xvi) and
(xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the

Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See 'Description of the Securities -- Book-Entry Registration and Definitive Securities.'

TERMINATION

     The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan or Contract subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ('DTC').

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the Uniform Commercial Code ('UCC') and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ('Participants') and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants').

     Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ('Security Owners') will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ('Cede'), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. Unless otherwise provided in the related Prospectus Supplement, the only 'Securityholder' (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

     Securities initially issued in book-entry form will be issued in fully registered, certificated form to Security Owners or their nominees ('Definitive Securities'), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

     REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates or Grantor Trust Certificates will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a 'Pooling and Servicing Agreement') among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement may be referred to herein as the 'Agreement'. Notwithstanding the foregoing, if the Assets of the Trust Fund for such a series consists only of Government Securities or MBS, such Assets will be conveyed to the Trust Fund and administered pursuant to a trust agreement between the Depositor and the Trustee (a 'Trust Agreement'), which may also be referred to herein as the 'Agreement.'

     Certificates That Are Partnership Interests for Tax Purposes and Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a 'Servicing Agreement') between the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the 'Agreement.'

     A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the 'Indenture') between the related Trust Fund and an indenture trustee (the 'Indenture Trustee') named in the related Prospectus Supplement.

     Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of MBS or Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

     General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups or Contract Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group or the Contracts in the corresponding Contract Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans or Contracts directly without a Sub-Servicer. The obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations, shall be deemed to also be references to any servicer servicing Whole Loans or Contracts directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

     The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term 'Security' refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Beneficial Mortgage Services, Inc., One Christina Centre, 301 North Walnut Street, Wilmington, Delaware 19801, Attention: Scott A. Siebels, Corporate Secretary.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest (as defined in 'Retained Interests; Servicing Compensation and Payment of Expenses'). The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related

Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; (ii) in respect of each Contract included in the related Trust Fund, including without limitation the Contract number, the outstanding principal amount and the Contract Rate; and (iii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, if so specified in the related Prospectus Supplement, the Master Servicer (which may also be the Originator) will maintain custody of certain loan documents, which will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. The right of the Master Servicer (or of any Originator acting on behalf of the Master Servicer) to maintain possession of the documents enumerated above shall continue so long as (x) the Master Servicer (or such Originator) remains an affiliate of Beneficial Corporation and the long-term unsecured debt of Beneficial Corporation is assigned ratings of at least A- by Standard & Poor's Ratings Services and Fitch Investors Service Inc. and A3 by Moody's Investors Service, Inc. or (y) the Master Depositor has not been removed as Master Servicer following the occurrence of an Event of Default. The Master Servicer shall notify in writing the Trustee if the long-term unsecured debt of Beneficial Corporation does not satisfy either of such ratings. At such time, unless otherwise specified in the related Prospectus Supplement, the Master Servicer at its own expense shall (or shall cause the related Originator to) deliver the related loan documents to the Trustee to be held by the Trustee in trust, for the use and benefit of all present and future holders of the Securities, and the Trustee shall retain possession thereof except to the extent the Master Servicer or Subservicers require any loan documents for normal servicing.

     While the Whole Loan documents will not be reviewed by the Trustee or the Master Servicer, if the Master Servicer finds that any such document is missing or defective in any material respect, shall immediately notify the Depositor and the relevant Originator. If the Originator cannot cure the omission or defect within a specified number of days after receipt of such notice, then, if so specified in the related Prospectus Supplement, the Depositor and the relevant Originator will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price (as defined in 'Representations and Warranties; Repurchases') or substitute for such Mortgage Loan. There can be no assurance that an Originator will fulfill this repurchase or substitution obligation, and the Master Servicer will not be obligated to repurchase or substitute for such Mortgage Loan if the Originator defaults on its obligation. If so specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Originator and the Depositor may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

     If so specified in the related Prospectus Supplement, the documents with respect to Home Equity Loans, Home Improvement Contracts and Unsecured Home Improvement Loans will not be delivered to the Trustee (or a custodian), but will be retained by the Master Servicer, which may also be the Originator. In addition, assignments of the related Mortgages to the Trustee will generally not be recorded.

     With respect to each Contract, if so specified in the related Prospectus Supplement, the Master Servicer (which may also be the Originator) will maintain custody of the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Trustee in the Contracts, the Depositor will cause UCC-1 financing statements to be executed by the related Originator identifying the Depositor as secured party and by the Depositor identifying the Trustee as the secured party and, in each case, identifying all Contracts as collateral. If so specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment from the Company to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Trustee in the Contracts could be defeated. See 'Certain Legal Aspects of the Contracts.'

     While the Contract documents will not be reviewed by the Trustee or the Master Servicer, if the Master Servicer finds that any such document is missing or defective in any material respect, the Master Servicer shall immediately notify the Depositor and the relevant Originator. If the Originator cannot cure the omission or defect within a specified number of days after receipt of such notice, then if so specified in the related Prospectus Supplement, the Depositor and the relevant Originator will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Contract from the Trustee at the Purchase Price (as defined in 'Representations and Warranties; Repurchases') or substitute for such Contract. There can be no assurance that an Originator will fulfill this repurchase or substitution obligation, and the Master Servicer will not be obligated to repurchase or substitute for such Contract if the Originator defaults on its obligation. If so specified in the related Prospectus Supplement, this repurchase or substitution obligation shall constitute the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Originator and the Depositor may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

     With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a 'clearing corporation' within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan or Contract, make (with respect to each Whole Loan or Contract originated by the Depositor) or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the 'Warranting Party') covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan or Contract on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) in the case of a Whole Loan, the existence of title insurance insuring the lien priority of the Whole Loan and, in the case of a Contract, that the Contract creates a valid first security interest in or lien on the related Manufactured Home; (iii) the authority of the Warranting Party to sell the Whole Loan or Contract; (iv) the payment status of the Whole Loan or Contract; (v) in the case of a Whole Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property or Manufactured Home.

     Any Warranting Party shall be either the Depositor or an Originator or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

     Representations and warranties made in respect of a Whole Loan or Contract may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan or Contract. If so specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan or Contract as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

     Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Whole Loan or Contract that materially and adversely affects the value of such Whole Loan or Contract or the interests therein of the Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Whole Loan or Contract from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan or Contract, if so specified in the related Prospectus Supplement, the 'Purchase Price' will be equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate or Contract Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Whole Loan or Contract as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan or Contract from the Trust Fund and substitute in its place one or more other Whole Loans or Contracts, as applicable, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Whole Loan or Contract as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. If so specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

     Neither the Depositor nor the Master Servicer (except to the extent that either is the Warranting Party) will be obligated to purchase or substitute for a Whole Loan or Contract if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans or Contracts.

     Unless otherwise provided in the related Prospectus Supplement the Warranting Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering (i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

     A  Master  Servicer  will  make  certain  representations  and   warranties
regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (as defined below under 'Description of the Agreements -- Events of Default under the Agreements')(if so specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See 'Events of Default' and 'Rights Upon Event of Default.'

COLLECTION ACCOUNT AND RELATED ACCOUNTS

GENERAL

     The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the 'Collection Account'), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ('FDIC') (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series. The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ('Permitted Investments'). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Collection
Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

DEPOSITS

     A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

          (i) all payments on account of principal, including principal prepayments, on the Assets;

          (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

          (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage
     Note) (collectively, 'Insurance Proceeds') and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ('Liquidation Proceeds'), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under 'Description of Credit Support';

          (v) any amounts paid under any Cash Flow Agreement, as described under 'Description of the Trust Funds -- Cash Flow Agreements';

          (vi) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Originator or any other specified person as described under 'Assignment of Assets; Repurchases' and 'Representations and Warranties; Repurchases,' all proceeds of any defaulted Mortgage Loan purchased as described under 'Realization Upon Defaulted Whole Loans,' and all proceeds of any Asset purchased as described under 'Description of the Securities -- Termination' (also, 'Liquidation Proceeds');

          (vii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans or Contracts in the Trust Fund as described under 'Description of the Agreements -- Retained Interest; Servicing Compensation and Payment of Expenses';

          (viii) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Mortgage Assets;

          (ix) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under 'Hazard Insurance Policies' (as defined in 'Retained Interest; Servicing Compensation and Payment of Expenses');

          (x) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

          (xi) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

WITHDRAWALS

     A Master Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

          (i) to make distributions to the Securityholders on each Distribution Date;

          (ii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans or Contracts and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans or Contracts and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans or Contracts and properties;

          (iii) to reimburse a Master Servicer for any servicing expenses described in clause (ii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clause
     (ii), such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any, remain outstanding, and otherwise any outstanding class of Securities, of the related series;

          (iv) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the servicing expenses described in clause (ii) above while such remain outstanding and unreimbursed;

          (v) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under 'Certain Matters Regarding a Master Servicer and the Depositor';

          (vi) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

          (vii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under 'Certain Matters Regarding the Trustee';

          (viii) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

          (ix) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

          (x) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

          (xi) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under 'Federal Income Tax Consequences -- REMICS -- Prohibited Transactions Tax and Other Taxes';

          (xii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

          (xiii) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

          (xiv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

          (xv) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by 'Assignment of Assets; Repurchase' and 'Representations and Warranties; Repurchases' or otherwise;

          (xvi)  to  make  any  other  withdrawals  permitted  by  the   related
     Agreement; and

          (xvii)   to  clear  and  terminate   the  Collection  Account  at  the
     termination of the Trust Fund.

OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under ' -- Deposits' above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under ' -- Withdrawals' above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans or manufactured housing contracts comparable to the Contracts and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under 'Description of Credit Support,' (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the 'Servicing Standard'). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Whole Loan or Contract.

     Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties or Manufactured Homes under certain circumstances; and maintaining accounting records relating to the Whole Loans or Contracts. The Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans or Contracts under any applicable instrument of Credit Support. See 'Description of Credit Support.'

     The Master Servicer may agree to modify, waive or amend any term of any Whole Loan or Contract in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or Contract or (ii) in its judgment, materially impair the security for the Whole Loan or Contract or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan or Contract if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan or Contract has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan or Contract on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan or Contract.

     In the case of Multifamily Loans, a Mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the Mortgage Loan debt, or may reflect the diversion of that income from the servicing of the Mortgage Loan debt. In addition, a Mortgagor under a Multifamily Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Multifamily Property and take such other actions as are consistent with the related Agreement. A significant period of time may elapse before the Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular Multifamily Loan, the Multifamily Property, the Mortgagor, the presence of an acceptable party to assume the Multifamily Loan and the laws of the jurisdiction in which the Multifamily Property is located.

SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Whole Loans or Contracts to third-party servicers (each, a 'Sub-Servicer'), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a 'Sub-Servicing Agreement') must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans or Contracts. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See 'Retained Interest; Servicing Compensation and Payment of Expenses.'

REALIZATION UPON DEFAULTED WHOLE LOANS

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan or Contract which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property or Manufactured Home and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     Any Agreement relating to a Trust Fund that includes Whole Loans or Contracts may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan or Contract as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under 'Representations and Warranties; Repurchases.'

     If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan or Contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Whole Loan or Contract. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan or Contract as described below. Any bid in an amount at least equal to the Purchase Price described under 'Representations and Warranties; Repurchases' will in all cases be deemed fair.

     The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise and may at any time repossess and realize upon any Manufactured Home, if such action is consistent with the Servicing Standard and a default on such Whole Loan or Contract has occurred or, in the Master Servicer's judgment, is imminent.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless
(i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

     The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See 'Certain Legal Aspects of Mortgage Loans -- Foreclosure.'

     If recovery on a defaulted Whole Loan or Contract under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan or Contract. If the proceeds of any liquidation of the property securing the defaulted Whole Loan or Contract are less than the outstanding principal balance of the defaulted Whole Loan or Contract plus interest accrued thereon at the Mortgage Rate or Contract Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan or Contract, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan or Contract and unreimbursed servicing expenses incurred with respect to the Whole Loan or Contract.

     If any property securing a defaulted Whole Loan or Contract is damaged the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan or Contract after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans or Contracts, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans or Contracts.

     If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan or Contract, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan or Contract and unreimbursed servicing expenses incurred with respect to the Whole Loan or Contract. See 'Hazard Insurance Policies' and 'Description of Credit Support.'

HAZARD INSURANCE POLICIES

WHOLE LOANS

     Each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, insects, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Each Agreement for a Trust Fund comprised of Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

     Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

CONTRACTS

     Except as otherwise specified in the related Prospectus Supplement, the terms of the Agreement for a Trust Fund comprised of Contracts will require the Master Servicer to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each such hazard insurance policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Master Servicer shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the Master Servicer shall contain a standard loss payee clause in favor of the Master Servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its hazard insurance policy or policies, the Master Servicer shall pay such premiums out of its own funds, and may add separately such premium to the obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

     The Master Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the obligor to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the obligor's interest in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies. The Master Servicer shall pay the premium for such blanket policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     If so specified in the related Prospectus Supplement, the related Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

     The Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale, transfer or conveyance of the related Mortgaged Property. If so specified in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See 'Certain Legal Aspects of Mortgage Loans -- Due-on-Sale Clauses.' The Contracts may also contain such clauses. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will permit such transfer so long as the transferee satisfies the Master Servicer's then applicable underwriting standards. The purpose of such transfers is often to avoid a default by the transferring obligor. See 'Certain Legal Aspects of the Contracts -- Transfers of Manufactured Homes; Enforceability of `Due-on-Sale' Clauses.'

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A 'Retained Interest' in an Asset represents a specified portion of the interest payable thereon. The

Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

     The Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans or Contracts may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

     The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans or Contracts and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans or Contracts in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to Assets which include Whole Loans or Contracts will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ('FHLMC') or such other program used by the Master Servicer, the servicing by or on behalf of the Master Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other program, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC or such other program used by such Sub-Servicer (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     If so specified in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer, if any, or a servicer for substantially all the Whole Loans or Contracts under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be the Depositor or an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans or Contracts, if applicable.

     The related Agreement will specify the circumstances under which the Master Servicer may resign from its obligations and duties thereunder. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans or Contract or Contracts (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

     Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

     Events of Default with respect to Whole Loans and Contracts under the related Agreement will be specified in the related Prospectus Supplement and will include (i) any failure by the Master Servicer to deposit in the Collection Account and the related accounts any deposit required to be made under the Agreement, which failure continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer or the Trustee by holders of any Securities affected thereby, evidencing, as to such series of Securities not less than 51% of the

Voting Rights; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which materially affects the rights of holders of any Securities and continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer or the Trustee by holders of any series of Securities affected thereby, evidencing, as to such series of Securities not less than 51% of the Voting Rights; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Master Servicer and certain actions by the Master Servicer indicating its insolvency or inability to pay its obligations; and (iv) realized losses on the Assets exceeding certain levels more fully described in the Agreement.

     The manner of determining the 'Voting Rights' of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, the Trustee shall terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     The related Prospectus Supplement will specify the percentage of the holders of Securities affected by any Event of Default entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause
(i) under 'Events of Default under the Agreement' may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No Securityholders will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days (or such other number of days specified in the related Prospectus Supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement, (i) to cure any ambiguity or mistake, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that, in the case of clause (iii), such amendment will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Securities covered by the Agreement. If so specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Securities affected thereby evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans or Contracts which are required to be distributed on any Security without the consent of the holder of such Security or (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

THE TRUSTEE

     The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates. Each Agreement will specify the conditions under which the Trustee can resign.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

     If so specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, of the Securityholders during the continuance of an Event of Default,
(ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

     Events of Default. If so specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes will include: (i) a default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty
(60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that series.

     If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

     If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,
(b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

     In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

     Discharge Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of

Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

     Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

     The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

     The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of Securities, Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

     Unless otherwise provided in the related Prospectus Supplement for a series of Securities Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a 'Covered Trust'), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See 'Risk Factors -- Credit Support Limitations.'

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

     If so provided in the Prospectus Supplement for a series of Securities, the Whole Loans or Contracts in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the 'L/C Bank'). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments. If so specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. If so provided in the related Prospectus Supplement, the Reserve Fund, if any, for a series will not be a part of the Trust Fund.

     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Securities, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See 'Description of the Trust Funds -- Assets.'

GENERAL

     All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged
Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as 'mortgages.' Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -- a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, 'mortgagor' includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

     The Mortgages that encumber Multifamily Properties may contain an assignment of rents and leases, pursuant to which the Mortgagor assigns to the lender the Mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the Mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Depositor or the Originator will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

     If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ('Cooperative Loans') secured by security interests in shares issued by a cooperative housing corporation (a 'Cooperative') and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperatives's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See 'Foreclosure -- Cooperative Loans' below.

FORECLOSURE

GENERAL

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

NON-JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a 'due-on-sale' clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their 'equity of redemption.' The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than two years. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

COOPERATIVE LOANS

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a foreclosure sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in a building so converted.

JUNIOR MORTGAGES

     Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See ' -- Foreclosure' herein.

     Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     In the case of income-producing Multifamily Properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

     Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an 'owner' or 'operator' of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Certificates might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

     Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, 'due-on-sale' clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a 'due-on-sale' clause, notwithstanding the fact that a transfer of the property may have occurred.
These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a 'due-on-sale' clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if such loans are paid prior to maturity. With respect to Mortgaged Properties that are owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirement of such loans.

SUBORDINATE FINANCING

     Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ('Title VIII'). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ('RICO') statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the 'Crime Control Act'), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties 'known to have an alleged interest in the property,' including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, 'reasonably without cause to believe' that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Contracts. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Contracts may be originated.

GENERAL

     As a result of the assignment of the Contracts to the Trustee, the Trustee will succeed collectively to all of the rights (including the right to receive payment on the Contracts) of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

     The Contracts generally are 'chattel paper' as defined in the Uniform Commercial Code (the 'UCC') in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Master Servicer will transfer physical possession of the Contracts to the Trustee or its custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Master Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. The Contracts will not be stamped or marked otherwise to reflect their assignment from the Company to the Trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in Contracts could be defeated.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

     The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Originator may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Originator fails, due to clerical error, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Originator may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a 'fixture filing' under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Originator and transferred to the Depositor. With respect to a Series of Certificates and if so described in the related Prospectus Supplement, the Master Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Warranting Party will represent that as of the date of the sale to the Depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

     The Depositor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the Certificateholders. Neither the Depositor nor the Trustee will amend the certificates of title (or file UCC-3 statements) to identify the Trustee as the new secured party, and neither the Depositor nor the Master Servicer will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Originator (or other originator of the Contracts) will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to Master Servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title (or the filing of a UCC-3 statement), such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Originator (or such other originator of the Contracts) or a trustee in bankruptcy of the Originator (or such other originator).

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Originator (or other originator of the Contracts) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Master Servicer must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Originator (or other originator) would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the Master Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing contract sells a manufactured home, the Master Servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the Master Servicer is obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority even over a perfected security interest. The Warranting Party will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

     The Master Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the
Manufactured Homes securing such Defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Under the terms of the federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), an Obligor who enters military service after the origination of such Obligor's Contract (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by the subordination of a Class of Subordinated Certificates, could result in losses to the holders of a Series of Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Contract during the Obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the Manufactured Home in a timely fashion.

CONSUMER PROTECTION LAWS

     The so-called 'Holder-in-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF 'DUE-ON-SALE' CLAUSES

     The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Master Servicer and permit the acceleration of the maturity of the Contracts by the Master Servicer upon any such sale or transfer that is not consented to. If so specified in the related Prospectus Supplement, the Master Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a Manufactured Home after which the Master Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the 'due-on-sale' clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of 'due-on-sale' clauses applicable to the Manufactured Homes. Consequently, in some states the Master Servicer may be prohibited from enforcing a 'due-on-sale' clause in respect of certain Manufactured Homes.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ('Title V'), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related Originator will represent that all of the Contracts comply with applicable usury law.

                        FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the opinion of Dechert Price & Rhoads, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the 'REMIC Regulations'), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

     Unless otherwise stated or unless the context otherwise requires, in the following discussion a reference to the term 'Mortgage Loan' or 'Mortgage Asset' will also be deemed to include a reference to a 'Contract'.

GENERAL

     The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Securities as a REMIC under the Code. The Prospectus Supplement for each Series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

     If neither a REMIC election nor a partnership election is made, Dechert Price & Rhoads will file with the Commission on a Form 8-K current report prior to the issuance of the related Series of Securities and deliver to the Depositor its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor  Trust Certificateholder  will be  required to  report on  its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ('OID'), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master

Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the 'coupon stripping' rules of the Code discussed below.

     As to each Series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans (not including Contracts or Unsecured Home Improvement Loans), Dechert Price & Rhoads, or such other counsel specified in the related Prospectus Supplement, will file with the Commission on a Form 8-K current report prior to the issuance of the related Series of Securities and deliver to the Depositor an opinion stating that:

          (i) a Grantor Trust Certificate owned by a 'domestic building and loan association' within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent 'loans . . . secured by an interest in real property which is . . . residential property' within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

          (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent 'real estate assets' within the meaning of Code Section 856(c)(5)(A), and interest income on the Mortgage Assets will be considered 'interest on obligations secured by mortgages on real property' within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

          (iii) a Grantor Trust Certificate owned by a REMIC will represent 'obligation[s] . . . which [are] principally secured by an interest in real property' within the meaning of Code Section 860G(a)(3).

     Under Code Section 7701(a)(19)(C)(v), 'loans secured by an interest in real property' include loans secured by mobile homes not used on a transient basis. The Treasury regulations under Code Section 856 state that the local law definitions are not controlling in determining the meaning of the term 'real property' for purposes of Code Section 856, and the Internal Revenue Service ('IRS') has ruled that obligations secured by permanently installed mobile home units qualify as 'real estate assets' under this provision. Entities affected by the foregoing Code provisions that are considering the purchase of Certificates evidencing interests in Trust Fund comprised of Contracts should consult their tax advisors regarding such provisions.

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute 'stripped bonds' or 'stripped coupons' as those terms are defined in Section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

     Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust

Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to OID (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the 'OID Regulations'), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See ' -- Multiple Classes of Grantor Trust Certificates -- Accrual of Original Issue Discount' below.

     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a 'market discount.' Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See ' -- Taxation of Owners of REMIC Regular Certificates -- Premium' herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

1. Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the 'Stripped Bond Certificates'), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the 'Stripped Coupon Certificates').

     Servicing fees in excess of reasonable servicing fees ('excess servicing fees') will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See ' -- Non-REMIC Certificates' and 'Multiple Classes of Grantor Trust Certificates -- Stripped Bonds and Stripped Coupons' herein.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See ' -- Non-REMIC Certificates' and ' -- Single Class of Grantor Trust Certificates -- Original Issue Discount' herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Asset underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these

Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates should be considered to represent 'real estate assets' within the meaning of Code Section 856(c)(5)(A) and 'loans . . . secured by, an interest in real property which is . . . residential real property' within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent 'interest on obligations secured by mortgages on real property' within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust
Certificates will be 'obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property' within the meaning of Code Section 860G(a)(3).

2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM
Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of 'teaser' rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ('ARM Loans') likely will be computed as described below under ' -- Accrual of Original Issue Discount.' The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the '1986 Act'). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issued date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under ' -- Accrual of Original Issue Discount,' will utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates

(the 'Prepayment Assumption'), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the 'Legislative History') provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the 'daily portions,' as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the state redemption price at maturity received during such accrual period, and (ii) subtracting from that total the 'adjusted issue price' of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e., points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a 'teaser' rate) would still need to be accrued.

3. Grantor Trust Certificates Representing Interests in ARM Loans

     The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ('Stripped ARM Obligations') to holders in a manner it believes is consistent with the rules described above under the heading ' -- Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans' and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ('Deferred Interest') to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a 'capital asset' within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     Grantor Trust Certificates will be 'evidences of indebtedness' within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D. NON-U.S. PERSONS

     Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Assets of where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

     As used herein, a 'U.S. Person' means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof or an estate, the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

REMICS

     THE DISCUSSION UNDER THIS HEADING 'REMICS' DOES NOT APPLY TO ANY TRUST FUND CONTAINING UNSECURED HOME IMPROVEMENT LOANS.

     The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. In the event that the Trust Fund intends to make such an election, Dechert Price & Rhoads, special counsel to the Depositor, or such other counsel specified in the related Prospectus Supplement, will file with the Commission on a Form 8-K current report prior to the issuance of the related Series of Securities and deliver to the Depositor its opinion that the Trust Fund meets the qualifications of a REMIC. This opinion will be based on the assumptions that the terms of the Trust Agreement and related documents will be complied with, and that the Trust Fund will make a timely REMIC election and will continue to comply with all of the rules applicable to REMICs. Counsel's opinion will also be based upon its conclusions that the assets of the Trust Fund enable the Trust Fund to qualify as a REMIC, and that the Certificates issued by the Trust Fund qualify as Regular Interests or a Residual Interest in the REMIC.

     Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however ' -- Taxation of Owners of REMIC Residual Certificates' and ' -- Prohibited Transactions' below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under 'Taxation of Owners of REMIC Residual Certificates,' the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the 'REMIC Certificates') may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a 'domestic building and loan association' will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code
Section 856(c)(5)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered 'interest on obligations secured by mortgages on real property' within the meaning of Code Section 856(c)(3)(B). Under Code Section 7701(a)(19)(C)(v), 'loans secured by an interest in real property' include loans secured by mobile homes not used on a transient basis. The Treasury regulations under Code Section 856 state that the local law definitions are not controlling in determining the meaning of the term 'real property' for purposes of Section 856, and the IRS has ruled that obligations secured by permanently installed mobile home units qualify as 'real estate assets' under this provision. Entities affected by the foregoing Code provisions that are considering the purchase of Certificates evidencing interests in a Trust Fund comprised of Contracts should consult their tax advisors regarding such provisions. If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing

Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Assets held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.

     In some instances the Mortgage Assets may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in ' -- Non-REMIC Certificates -- Single Class of Grantor Trust Certificates' above. REMIC Certificates held by a real estate investment trust will not constitute 'Government Securities' within the meaning of Code Section 856(c)(5)(A), and REMIC Certificates held by a regulated investment company will not constitute 'Government Securities' within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute 'evidences of indebtedness' within the meaning of Code Section 582(c)(1).

     A 'qualified mortgage' for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are 'single family residences' under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

     Tiered REMIC Structures. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the 'Subsidiary REMIC' and the 'Master REMIC') for federal income tax purposes. In connection with the issuance of any such Series of Certificates, Dechert Price & Rhoads, counsel to the Depositor, will file with the Commission on a Form 8-K current report prior to the issuance of the related Series of Securities and deliver to the Depositor its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) 'real estate assets' within the meaning of Section 856(c)(5)(A) of the Code; (ii) 'loans secured by an interest in real property' under Section 7701(a)(19)(C) of the Code; and
(iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, regular interests in REMICS ('REMIC Regular Certificates') will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the 'stated redemption price at maturity' of a REMIC Regular Certificate and its 'issue price.' Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the '1986 Act'). Holders of REMIC Regular Certificates (the 'REMIC Regular Certificateholders') should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its 'stated redemption price at maturity' over its 'issue price.' The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the 'Closing Date'), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute 'qualified stated interest.' Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the 'Super-Premium Certificates'). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain proposed contingent payment rules contained in regulations issued on December 15, 1994, with respect to original issue discount, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under ' -- Accrued Interest Certificates'), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under ' -- Taxation of Owners of REMIC Regular Certificates -- Premium' would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under ' -- REMIC Regular Certificates -- Premium' should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the 'daily portions,' as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ('an accrual period') that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a 'qualified floating rate,' an 'objective rate,' a combination of a single fixed rate and one or more 'qualified floating rates,' one 'qualified inverse floating rate,' or a combination of 'qualified floating rates' that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under ' -- Original Issue Discount and Premium' by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See ' -- REMIC Regular Certificates -- Premium' herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, 'market discount' equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in ' -- REMIC Regular Certificates -- Treatment of Realized Losses' below.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under ' -- Market Discount' above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a 'capital asset' (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

     The Certificates will be 'evidences of indebtedness' within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Certain of the REMIC Regular Certificates ('Payment Lag Certificates') may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ('pre-issuance accrued interest') and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a 'single-class REMIC,' a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are 'pass-through interest holders.' Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular

Certificates. See 'Pass-Through of Non-Interest Expenses of the REMIC' under 'Taxation of Owners of REMIC Residual Certificates' below.

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the 'REMIC Residual Certificateholder') and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

     Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See ' -- Prohibited Transactions and Other Taxes' below. Instead, each original holder of a residual interest in a REMIC ('REMIC Residual Certificate') will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be 'portfolio income' for purposes of the taxation of taxpayers subject to the limitations on the deductibility of 'passive losses.' As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, 'phantom income'). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See ' -- Sale or Exchange of REMIC Residual Certificates' below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Non-Interest Expenses of the REMIC,' other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See ' -- Sale or Exchange of REMIC Residual Certificates' below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see ' -- Allocation of the Income of the REMIC to the REMIC Residual Certificates' above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS recently finalized regulations (the 'Mark-to-Market Regulations') which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a 'negative value' residual interest and did not have the same economic effect as a 'negative value' residual interest.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other 'miscellaneous itemized deductions' of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the 'Applicable Amount') will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term 'pass-through interest holder' generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an 'excess inclusion') for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;
(ii) will be treated as 'unrelated business taxable income' within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see ' -- Tax-Exempt Investors' below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See ' -- Non-U.S. Persons' below. The exception for thrift institutions is available only to the institution holding the REMIC Residual Certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

     With respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the 'daily accruals' (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the 'adjusted issue price' (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the 'Federal long-term rate' in effect at the time the REMIC Residual Certificate is issued. For this purpose, the 'adjusted issue price' of a REMIC

Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The 'federal long-term rate' is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ('thrift institutions') to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC Residual Certificates that have 'significant value' within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the 'wash sale' rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be 'evidences of indebtedness' within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a 'taxable mortgage pool' (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the 'wash sale' rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

C. PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from 'prohibited transactions' (the 'Prohibited Transactions Tax'). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the 'Contributions Tax'). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

     In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on 'net income from foreclosure property,' determined by reference to the rules applicable to real estate investment trusts. 'Net income from foreclosure property' generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Depositor's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Master Servicer, Trustee or Originator, as the case may be, out of its own funds or (ii) the Depositor's obligation to repurchase a Mortgage Loan, such tax will be borne by the Depositor. In the event that such Master Servicer, Trustee or Originator, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

D. LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

E. ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

F. TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its 'unrelated business taxable income' within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See ' -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions' above.

G. RESIDUAL CERTIFICATE PAYMENTS -- NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see ' -- Taxation of Owners of REMIC Regular Certificates -- Non-U.S. Persons' above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as 'portfolio interest,' subject to the conditions described in ' -- Taxation of Owners of REMIC Regular Certificates' above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See ' -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions' above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See ' -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions' above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see ' -- Tax-Related Restrictions on Transfers of REMIC Residual Certificates' below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by 'disqualified organizations' (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a 'disqualified organization.' The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated 'excess inclusions' with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A 'disqualified organization' means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on 'unrelated business taxable income' and
(C) a rural electric or telephone cooperative.

     A tax is imposed on a 'pass-through entity' (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a 'pass-through entity' means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a 'U.S. Person,' as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a 'tax avoidance potential' to a 'foreign person' will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

     Dechert Price & Rhoads, special counsel to the Depositor, or such other counsel specified in the related Prospectus Supplement, will file with the Commission on a Form 8-K current report prior to the issuance of the related Series of Securities and deliver to the Depositor its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust
Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation and the Trust Fund will not be treated as a taxable mortgage pool taxable as a corporation. As is more fully described below, in the event of a partnership election, holders of notes will be treated as holding debt of the partnership. For tax purposes, holders of Certificates will be treated as partners of the partnership. (See 'Tax Consequences to Holders of the Certificates').

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

A. TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, give its opinion to the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for 'qualified stated interest' under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a 'Short-Term Note') may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a 'foreign person') generally will be considered 'portfolio interest,' and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a '10 percent shareholder' of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a 'controlled foreign corporation' with respect to which the Trust Fund or the Depositor is a 'related person' within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be 'unrelated business taxable income,' income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

B. TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the
Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute 'unrelated business taxable income' generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

     If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust Fund as a new partnership. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the
Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income.

Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered 'portfolio interest.' As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a 'backup' withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

RECENT LEGISLATION

     During 1996, President Clinton signed into law the 'Small Business Job Protection Act of 1996' (the 'Act'). The Act creates a new type of entity for federal income tax purposes called a 'financial asset securitization investment trust' or 'FASIT.' Beginning in September 1997, the Act generally enables certain arrangements similar to a Trust Fund that is treated as a partnership to elect to be treated as a FASIT. Under the Act, a FASIT generally would avoid federal income taxation and could issue securities substantially similar to the Certificates and Notes, and those securities would be treated as debt for federal income tax purposes. If so provided in the related Prospectus Supplement, the Agreement, the Trust Agreement and/or the Indenture will set forth certain conditions which, if satisfied, will enable all or a portion of the Trust Fund to qualify as a FASIT and to permit a FASIT election to be made with respect thereto. However, the Depositor may, but is not obligated to, cause a FASIT election and there can be no assurance that the Depositor will or will not cause any permissible FASIT election to be made with respect to a Trust Fund or the related Agreement, Trust Agreement and/or the Indenture in connection with any election. Furthermore, any such election will be made only if an opinion of federal tax counsel or special federal tax counsel is rendered that such election will not have material adverse federal income consequences to any holder of a Note or Certificate.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in 'Federal Income Tax Considerations,' potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), imposes certain restrictions on employee benefit plans subject to ERISA ('Plans') and on persons who are parties in interest or disqualified persons ('parties in interest') with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

     The United States Department of Labor ('Labor') has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an 'equity investment' will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Loans or Contracts and any other assets held by the Trust Fund. In such an event, the Depositor, the Master Servicer, the Trustee, any insurer of the Assets and other persons, in providing services with respect to the assets of the Trust Fund, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, 'benefit plan investors' in the aggregate, own at least 25% of the value of any class of equity interest. 'Benefit plan investors' are defined as Plans as well as employee benefit plans not subject to ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

     An exception to the regulations applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be 'equity interest' under the final regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of any exemptive relief, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single family residential first mortgage loans, such Plan fiduciary should consider the availability of any exemptive relief or Prohibited Transaction Class Exemption 83-1 ('PTCE 83-1') for certain transactions involving mortgage pool investment trusts. The Prospectus Supplement with respect to a series of Securities may contain additional information regarding any exemptive relief or PTCE 83-1 with respect to the Securities offered thereby. PTCE 83-1 is not applicable to manufactured housing contract pool investment trusts or multifamily mortgage pool investment trusts.

     Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be 'plan assets' for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995).

                                LEGAL INVESTMENT

     Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute 'mortgage related securities' ('SMMEA Securities') for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in 'mortgage related securities,' or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with 'mortgage related securities' without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ('NCUA') Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation 'Investment and Deposit Activities' (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

     Institutions where investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of

Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ('FDIC'), the Office of Thrift Supervision ('OTS'), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the 'Policy Statement') setting forth guidelines for and significant restrictions on investments in 'high-risk mortgage securities.' The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

     The predecessor to the OTS issued a bulletin, entitled, 'Mortgage Derivative Products and Mortgage Swaps,' which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain 'high-risk' mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise 'troubled' institutions. According to the bulletin, such 'high-risk' mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

     In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the 'Model Law') which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

     If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute 'mortgage related securities' under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

     Except as to the status of SMMEA Securities identified in the Prospectus Supplement for a series as 'mortgage related securities' under SMMEA, the Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, 'prudent investor' provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not 'interest bearing' or 'income paying.'

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the

Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

     The Depositor may offer the Offered Securities (i) to or through one or more underwriters, (ii) to or through dealers, (iii) through agents or (iv) directly or through its affiliates to purchasers. The Prospectus Supplement will describe the method of distribution of the Offered Securities.

     The distribution of Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.

     If underwriters are used in the offering of Offered Securities, the names of the managing underwriter or underwriters and any other underwriters, and the terms of the transaction, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement relating to such offering. Only underwriters named in a Prospectus Supplement will be deemed to be underwriters in connection with the Offered Securities described therein. Firms not so named will have no direct or indirect participation in the underwriting of such Offered Securities, although such a firm may participate in the distribution of such Offered Securities under circumstances entitling it to a dealer's commission. It is anticipated that any underwriting agreement pertaining to any Offered Securities will (1) entitle the underwriters to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the 'Securities Act'), or to contribution for payments which the underwriters may be required to make in respect thereof, (2) provide that the obligations of the underwriters will be subject to certain conditions precedent, and (3) provide that the underwriters generally will be obligated to purchase all Offered Securities if any are purchased.

     The Depositor also may sell Offered Securities to a dealer as principal. In such event, the dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Offered Securities also may be offered through agents designated by the Depositor from time to time. Any such agent will be named, and the terms of any such agency will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in such Prospectus Supplement, any such agent will act on a best efforts basis for the period of its appointment and any such agent may utilize dealers or selling groups in connection with the resale of Notes purchased by such agent as principal.

     Dealers and agents named in a Prospectus Supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the Offered Securities described therein and, under agreements which may be entered into with the Depositor, may be entitled to indemnification by the Depositor against certain civil liabilities, including liabilities under the Securities Act, or to contribution for payments which they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, the Depositor in the ordinary course of business.

     Each underwriter, dealer and agent participating in the distribution of any Offered Securities that are to be issued as bearer securities will agree that it will not offer, sell or deliver, directly or indirectly, bearer securities in the United States or to United States persons (other than qualifying financial institutions) in connection with the original issuance of such Offered Securities.

     As used herein, 'United States' means the United States of America (including the states and the District of Columbia), its territories, possessions and other areas subject to its jurisdiction, and 'United States person' means an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source.

     Offers to purchase Offered Securities may be solicited directly by the Depositor or through its affiliates and sales thereof may be made by the Depositor directly to institutional investors or others. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

     If so indicated in a Prospectus Supplement, the Depositor will authorize underwriters or other agents of the Depositor to solicit offers by certain institutions to purchase the Offered Securities from the Company pursuant to contracts providing for payment and delivery at a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and others, but in all cases such institutions must be approved by the Depositor. The obligations of any purchaser under any such contract will not be subject to any conditions except that (1) the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (2) if the Offered Securities are also being sold to underwriters, the Depositor shall have sold to such underwriters the Offered Securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

     The anticipated date of delivery of Offered Securities will be as set forth in the Prospectus Supplement relating to the offering of such Securities.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert Price & Rhoads, New York, New York, or such other counsel specified in the related Prospectus Supplement.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS

                                                                                                PAGE(S) ON WHICH
                                                                                                TERM IS DEFINED
TERMS                                                                                          IN THE PROSPECTUS
--------------------------------------------------------------------------------------------   ------------------
Accrual Period..............................................................................                   85
Accrual Securities..........................................................................                9, 32
Accrued Security Interest...................................................................                   34
Act.........................................................................................                  104
Adjusted issue price........................................................................               80, 93
Agreement...................................................................................                   38
Agreements..................................................................................                    8
Applicable Amount...........................................................................                   93
ARM Contracts...............................................................................                   23
ARM Loans...................................................................................               21, 79
Assets......................................................................................             1, 5, 19
Available Distribution Amount...............................................................                   33
Backup......................................................................................                  104
Balloon Mortgage Loans......................................................................                   16
Benefit plan investors......................................................................                  105
Book-Entry Securities.......................................................................                   32
Buydown Mortgage Loans......................................................................                   29
Buydown Period..............................................................................                   29
Cash Flow Agreement.........................................................................                8, 25
Cash Flow Agreements........................................................................                    1
Cede........................................................................................                    3
Certificates................................................................................                 1, 5
Closing Date................................................................................                   84
Code........................................................................................               11, 13
Collection Account..........................................................................                   43
Commission..................................................................................                    3
Contract....................................................................................           17, 20, 74
Contract Group..............................................................................                9, 32
Contract Rate...............................................................................                7, 24
Contracts...................................................................................               17, 20
Contributions Tax...........................................................................                   95
Cooperative.................................................................................               20, 61
Cooperative Loans...........................................................................                   61
Covered Trust...............................................................................               18, 57
CPR.........................................................................................                   28
Credit Support..............................................................................             1, 7, 25
Crime Control Act...........................................................................                   70
Cut-off Date................................................................................                   10
Deferred Interest...........................................................................                   81
Definitive Securities.......................................................................               32, 38
Depositor...................................................................................                5, 20
Determination Date..........................................................................                   32
Distribution Date...........................................................................                   10
DTC.........................................................................................                3, 37
Due-on-sale.................................................................................       30, 63, 67, 73
ERISA.......................................................................................              12, 104
Excess servicing fees.......................................................................                   78
Exchange Act................................................................................                    3
FASIT.......................................................................................                  104
FDIC........................................................................................              43, 107

                                                                                                PAGE(S) ON WHICH
                                                                                                TERM IS DEFINED
TERMS                                                                                          IN THE PROSPECTUS
--------------------------------------------------------------------------------------------   ------------------
FHA.........................................................................................                   24
FHLMC.......................................................................................                   24
FHLMC Certificates..........................................................................                   24
FNMA........................................................................................                   24
FNMA Certificates...........................................................................                   24
GNMA........................................................................................                   24
GNMA Certificates...........................................................................                   24
Government Securities.......................................................................         1, 7, 20, 83
Grantor Trust Certificates..................................................................                   11
Hazard Insurance Policies...................................................................                   48
Holder-in-Due-Course........................................................................                   73
Home Equity Loans...........................................................................                6, 21
Home Improvement Contracts..................................................................                5, 21
Indenture...................................................................................               32, 39
Indenture Trustee...........................................................................                   39
Indirect Participants.......................................................................                   37
Insurance Proceeds..........................................................................                   43
IRS.........................................................................................                   75
Labor.......................................................................................                  105
L/C Bank....................................................................................                   58
Legislative History.........................................................................                   80
Liquidation Proceeds........................................................................                   43
Loan-to-Value Ratio.........................................................................                   21
Lock-out Date...............................................................................                   22
Lock-out Period.............................................................................                   22
Manufactured Home...........................................................................                    7
Manufactured housing contracts..............................................................                   17
Mark-to-Market Regulations..................................................................                   92
Master REMIC................................................................................                   83
Master Servicer.............................................................................                    5
MBS.........................................................................................             1, 5, 20
MBS Agreement...............................................................................                   22
MBS Issuer..................................................................................                   22
MBS Servicer................................................................................                   22
MBS Trustee.................................................................................                   22
Model Law...................................................................................                  107
Mortgage Asset..............................................................................                   74
Mortgage Assets.............................................................................             1, 8, 20
Mortgage Derivative Products and Mortgage Swaps.............................................                  107
Mortgage Loan...............................................................................                   74
Mortgage Loan Group.........................................................................                9, 32
Mortgage Loans..............................................................................         1, 5, 19, 20
Mortgage Notes..............................................................................                   20
Mortgage Participations.....................................................................             1, 5, 19
Mortgage Rate...............................................................................                6, 22
Mortgages...................................................................................               20, 60
Mortgagor...................................................................................                   60
Multifamily Mortgage Loan...................................................................                   20
Multifamily Property........................................................................                5, 20
NCUA........................................................................................                  106
Notes.......................................................................................                 1, 5

                                                                                                PAGE(S) ON WHICH
                                                                                                TERM IS DEFINED
TERMS                                                                                          IN THE PROSPECTUS
--------------------------------------------------------------------------------------------   ------------------
Objective rate..............................................................................                   86
Offered Securities..........................................................................                    1
OID.........................................................................................                   74
OID Regulations.............................................................................                   76
Operator....................................................................................                   67
Originator..................................................................................                   20
OTS.........................................................................................                  107
Owner.......................................................................................                   67
Pass-Through Rate...........................................................................                9, 33
Payment Lag Certificates....................................................................                   89
Permitted Investments.......................................................................                   43
Plans.......................................................................................                  104
Policy Statement............................................................................                  107
Pool........................................................................................                    1
Pooling and Servicing Agreement.............................................................                   38
Pre-Funded Amount...........................................................................                8, 25
Prepayment..................................................................................                   28
Prepayment Assumption.......................................................................                   80
Prepayment Premium..........................................................................                   22
Prohibited Transactions Tax.................................................................                   95
PTCE 83-1...................................................................................                  106
Purchase Price..............................................................................                   42
Rating......................................................................................                   12
Rating Agency...............................................................................                   12
Record Date.................................................................................                   32
Refinance Loans.............................................................................                   21
Relief Act..................................................................................               69, 72
REMIC.......................................................................................                   11
REMIC Certificates..........................................................................                   82
REMIC Regular Certificateholders............................................................                   84
REMIC Regular Certificates..................................................................               11, 83
REMIC Regulations...........................................................................                   74
REMIC Residual Certificate..................................................................                   91
REMIC Residual Certificateholder............................................................                   90
REMIC Residual Certificates.................................................................                   11
REMICs......................................................................................                   82
REO Property................................................................................                   36
Retained Interest...........................................................................                   50
RICO........................................................................................                   69
Risk Factors................................................................................                    2
Securities..................................................................................                 1, 5
Securities Act..............................................................................                  108
Security....................................................................................                   39
Security Balance............................................................................                9, 34
Security Owners.............................................................................                   38
Securityholder..............................................................................                   38
Securityholders.............................................................................                3, 19
Senior Lien.................................................................................                   16
Senior Securities...........................................................................                9, 32
Servicing Agreement.........................................................................                   39
Servicing Standard..........................................................................                   46

                                                                                                PAGE(S) ON WHICH
                                                                                                TERM IS DEFINED
TERMS                                                                                          IN THE PROSPECTUS
--------------------------------------------------------------------------------------------   ------------------
Short-Term Note.............................................................................                   99
Single Family Mortgage Loan.................................................................                   20
Single Family Property......................................................................                5, 20
Single-class REMIC..........................................................................                   89
Small Business Job Protection Act of 1996...................................................                  104
SMMEA.......................................................................................              12, 106
SMMEA Securities............................................................................                  106
SPA.........................................................................................                   28
Stripped ARM Obligations....................................................................                   80
Stripped Bond Certificates..................................................................                   78
Stripped Coupon Certificates................................................................                   78
Stripped Interest Securities................................................................                9, 32
Stripped Principal Securities...............................................................                9, 32
Sub-Servicer................................................................................                   46
Sub-Servicing Agreement.....................................................................                   46
Subordinate Securities......................................................................                9, 32
Subsequent Assets...........................................................................                8, 24
Subsidiary REMIC............................................................................                   83
Super-Premium Certificates..................................................................                   85
Title V.....................................................................................               68, 73
Title VIII..................................................................................                   69
Trust Agreement.............................................................................                   38
Trust Assets................................................................................                    2
Trust Fund..................................................................................                    1
Trustee.....................................................................................                    5
U.S. Person.................................................................................               81, 97
U.S. Treasury Securities....................................................................                   24
UCC.........................................................................................               37, 70
Underlying MBS..............................................................................                   20
Underlying Mortgage Loans...................................................................                   20
Unrelated business taxable income...........................................................      93, 96, 97, 101
Unsecured Home Improvement Loans............................................................             1, 6, 19
VA..........................................................................................                   24
Value.......................................................................................                   22
Voting Rights...............................................................................                   53
Warranting Party............................................................................                   41
Whole Loans.................................................................................                   20
Withdrawals.................................................................................                   44
1986 Act....................................................................................               79, 84

_____________________________________      _____________________________________

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE OFFERED CERTIFICATES, NOR AN OFFER OF THE OFFERED CERTIFICATES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                            ------------------------
                               TABLE OF CONTENTS

                                                                                                                                PAGE
                                                                                                                                ----
                                                       PROSPECTUS SUPPLEMENT
Prospectus Supplement Summary................................................................................................    S-3
Risk Factors.................................................................................................................   S-17
Allocations of Payments on the Home Equity Loans Between the Trust Fund and the Originators..................................   S-21
The Depositor................................................................................................................   S-21
The Master Servicer..........................................................................................................   S-21
The Originators..............................................................................................................   S-21
Use of Proceeds..............................................................................................................   S-22
The Home Equity Lending Program..............................................................................................   S-22
The Home Equity Loan Pool....................................................................................................   S-26
Maturity and Prepayment Considerations.......................................................................................   S-30
Description of the Certificates..............................................................................................   S-34
Federal Income Tax Consequences..............................................................................................   S-55
ERISA Considerations.........................................................................................................   S-56
Use of Proceeds..............................................................................................................   S-57
Underwriting.................................................................................................................   S-57
Legal Matters................................................................................................................   S-58
Certificate Ratings..........................................................................................................   S-59
Index of Principal Terms.....................................................................................................   S-60
Annex I: Global Clearance, Settlement and Tax Documentation Procedures.......................................................    A-1

                                                             PROSPECTUS
Prospectus Supplement........................................................................................................      2
Available Information........................................................................................................      3
Incorporation of Certain Information by Reference............................................................................      3
Summary of Prospectus........................................................................................................      5
Risk Factors.................................................................................................................     13
Description of the Trust Funds...............................................................................................     19
Use of Proceeds..............................................................................................................     26
Yield Considerations.........................................................................................................     26
The Depositor................................................................................................................     30
The Master Servicer..........................................................................................................     31
Description of the Securities................................................................................................     32
Description of the Agreements................................................................................................     38
Description of Credit Support................................................................................................     57
Certain Legal Aspects of Mortgage Loans......................................................................................     60
Certain Legal Aspects of the Contracts.......................................................................................     70
Federal Income Tax Consequences..............................................................................................     73
State Tax Considerations.....................................................................................................    104
ERISA Considerations.........................................................................................................    104
Legal Investment.............................................................................................................    106
Plan of Distribution.........................................................................................................    108
Legal Matters................................................................................................................    109
Financial Information........................................................................................................    109
Rating.......................................................................................................................    109
Index of Principal Terms.....................................................................................................    110

                                     [Logo]

                       BENEFICIAL HOME EQUITY LOAN ASSET
                       BACKED CERTIFICATES, SERIES 1997-1

$743,198,000  CLASS A  CERTIFICATES
 $32,313,000  CLASS M  CERTIFICATES
 $32,313,000  CLASS B  CERTIFICATES

                      BENEFICIAL MORTGAGE SERVICES, INC.,
                                   DEPOSITOR

                        BENEFICIAL MORTGAGE CORPORATION,
                                MASTER SERVICER

                          ---------------------------
                             PROSPECTUS SUPPLEMENT
                          ---------------------------

                              MERRILL LYNCH & CO.
                               J.P. MORGAN & CO.
                              SALOMON BROTHERS INC
                                 UBS SECURITIES

                                  MAY 13, 1997

_____________________________________      _____________________________________